UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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The Hartford Financial Services Group, Inc.
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NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Date and Time
Wednesday, May 19, 2021
12:30 p.m. EDT

Access*
Our Annual Meeting can be accessed virtually at: www.virtualshareholdermeeting.com/HIG2021

Voting Items
Shareholders will vote of the following items of business:
			VOTING
				By internet www.proxyvote.com

				By toll-free telephone 1-800-690-6903

				By mail Follow the instructions on your proxy card
	Board Recommendation	Page Reference		At the Annual Meeting Follow the instructions on the virtual meeting site
1. Elect a Board of Directors for the coming year;	FOR	13

2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;	FOR	33
IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING:
You are entitled to participate (i.e., submit questions and/or vote) in the Annual Meeting if you were a shareholder of record at the close of business on March 22, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.
To participate, you will need the 16-digit control number provided on your proxy card, voting instruction form or notice. Shareholders may also vote or submit questions in advance of the meeting at www.proxyvote.com using their 16-digit control number.
If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
If you have difficulty accessing the Annual Meeting, please call the number on the registration page of the virtual meeting site. Technicians will be available to assist you.

3. Consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement; and	FOR	35
4. Act upon any other business that may properly come before the Annual Meeting or any adjournment thereof.
Record Date
You may vote if you were a shareholder of record at the close of business on March 22, 2021.
The Hartford’s proxy materials are available via the internet at
http://ir.thehartford.com** and www.proxyvote.com, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts.
We hope that you will participate in the Annual Meeting, either by attending and voting at the virtual meeting or by voting through other means. For instructions on voting, please refer to page 72 under “How do I vote my shares?”
We urge you to review the proxy statement carefully and exercise your right to vote.
Dated: March 29, 2021
By order of the Board of Directors

Donald C. Hunt
Corporate Secretary
* In light of the ongoing COVID-19 pandemic, to support the health and well-being of our shareholders, employees, partners and communities, the Annual Meeting will be held in a virtual meeting format via audio webcast only, and will not be held at a physical location.
**References in this proxy statement to our website address are provided only as a convenience and do not constitute, and should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this this proxy statement.

2021 Proxy Statement	1

LETTER FROM OUR CHAIRMAN & CEO AND LEAD DIRECTOR

Dear fellow shareholders:

The year 2020, and all it brought, will not soon be forgotten. In last year’s letter to shareholders, we reported that the company was in the midst of transitioning our workforce to nearly all-remote status because of the global pandemic. That unusual work environment persists, with the health, safety and well-being of employees remaining paramount. At the same time, our dedication to The Hartford’s core purpose – underwriting human achievement – has remained steadfast through the personal toll of hardship and loss, market uncertainty, and the detours from normal life and work we have experienced during the last 12 months. Most of all, the past year proved that, together, the team at The Hartford can overcome some of the greatest challenges we have seen in 100 years. And working in our respective communities, across the United States and around the globe, we can positively impact all our stakeholders.
The Hartford’s business fundamentals withstood the disruption of 2020 as we pursued our objective of creating long-term shareholder value. The pillars of our business remain solid and our balance sheet is strong. The Small Commercial segment is more robust than ever, with our next-generation Spectrum product leading the way. The Navigators acquisition has proven ideally timed to allow Middle & Large Commercial and Global Specialty to unlock synergies; those lines are emerging from re-underwriting their books of business, and pivoting to growth and margin expansion in an exceptional pricing environment. Group Benefits, with integration work from the Aetna acquisition now complete, is also well positioned to sustain its performance post-pandemic and succeed in the marketplace. Plans to implement new products and technology in Personal Lines also continue apace. Our Hartford Next transformation initiative is expected to provide $500 million in expense savings across the enterprise by the end of 2022. In light of overall economic uncertainty going into the pandemic, we prudently decided to suspend share repurchase activity in favor of added liquidity and capital accumulation. Now that the economic landscape is stabilizing, we are acting to return capital to our shareholders, marked by the Board’s authorization of a $1.5 billion share repurchase program in December and an 8% increase in our common stock dividend in February. In sum, we believe The Hartford is poised to emerge from 2020 stronger than ever.
But the past year was not only about the business. In particular, the racial reckoning of 2020 deepened our dedication to the American promise of equity. We have redoubled our existing internal commitment to racial equity with concrete steps and transparent goals. For starters, today we disclosed EEO-1 data, reflecting the diversity of our workforce, and will set benchmarks for diverse representation across our senior leadership ranks. Through our Compensation and Management Development Committee, we have built diversity criteria into our long-term incentive metrics going forward. We intend to lead through action on this vital front, internally and in the industry.
The Hartford’s environmental sustainability mission also continued in 2020, with the Board’s guidance and oversight. Our TCFD report articulates our public commitment to manage and mitigate the impacts of climate change. Additionally, we intend to publish our first SASB report later this year. Our environmental goals are clear and we are on track to meet them. Across the company, we are working to address the risks and opportunities presented by climate change in our risk management programs, strategic business decisions and investment portfolio allocations. And, we have committed to enterprise benchmarks on reductions in greenhouse gas emissions, water and energy use, and increased deployment of electric vehicles.
Our efforts across these and other critical issues continue to gain notice in the industry and beyond. In 2020, The Hartford was recognized as the highest-ranked insurance company on Forbes’ list of Most “Just” Companies. We also received a perfect score on the Human Rights Campaign Foundation’s Corporate Equality Index, we were named to Bloomberg’s Gender Equality Index, and Forbes designated our company as one of America’s Best Employers for Diversity. Additionally, The Military Times named us a Military Friendly Employer. We are honored by the recognition of our core values, and inspired to do more.
The Hartford’s deep, experienced, and active Board met the unforeseen challenges of 2020 with enhanced engagement. As Chair and Lead Director, our direct collaboration was closer than ever. The Hartford’s leadership team provided weekly Board updates addressing the market, regulatory, underwriting and operational impacts of COVID-19 on our business through the first wave of the pandemic, and the Board increased its regular meeting cadence in that same time period to stay current. The Board’s committees also focused on the challenges at hand. Our Finance, Investment and Risk Management Committee intently focused on the pandemic’s potential consequences for the company’s risk profile, as well as the impact of ongoing market volatility on our investments. Similarly, the Audit Committee continued to monitor the pandemic’s operational and financial impacts. Meanwhile, the Nominating and Corporate Governance Committee’s ongoing work to optimize Board composition – by maximizing business

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leadership and corporate governance experience, substantive insurance and audit expertise, and ensuring diverse perspectives and views – resulted in Donna James’ recent election to the Board. We are confident her addition will strengthen us further.
Finally, The Hartford expanded its shareholder outreach program to foster deeper dialogue on sustainability, compensation, and governance innovations and issues. In a year as volatile as 2020, the program proved especially crucial to understanding shareholder priorities, and key takeaways are reflected in the enhanced disclosures in this proxy statement. We continue to depend on and value this annual touchpoint with shareholders, which informs our priorities as a Board. Due to ongoing public health risks, The Hartford will again conduct our annual meeting virtually, offering the same transparency and participatory access for shareholders that was provided for the 2020 virtual meeting.
Acting together, The Hartford’s senior leadership and Board met the challenges of 2020, with employees delivering on our purpose and inspiring us at every turn. Throughout the past year, we all have stayed true to our objective of keeping The Hartford’s engine running at full strength – relying on hard work, strong ethics and effective governance to inform our actions. We thank you for your ongoing support of The Hartford in this endeavor.
Sincerely,

Christopher J. Swift	Trevor Fetter
Chairman and Chief Executive Officer	Lead Director

2021 Proxy Statement	3

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PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information you should consider and you should read the entire proxy statement carefully before voting.

NAVIGATING THE CHALLENGES AND OPPORTUNITIES OF 2020

The COVID-19 pandemic and the increased focus on racial inequity in the U.S. greatly affected our employees, customers, communities and shareholders. In the face of these challenges, the company took the following actions to support all of our stakeholders:
Ensuring Business Resiliency and Employee Health, Safety & Well-being
•Previous technology investments enabled approximately 95% of in-office staff to immediately go remote
•Provided additional benefits and support services to employees (e.g., free COVID testing, telehealth visits, weekly self-care guidance and remote work transition support)
•Implemented appropriate safety measures (e.g., masks, distancing protocols, contact tracing and enhanced cleaning)
•Increased focus on mental health
Offering Customer Support
•Instituted a moratorium on cancellation of policies for non-payment of premium through May 31, 2020 and waived late fees
•Provided billing accommodations, including offering installment payment plans and deferred installment billing
•Facilitated mid-term endorsements to commercial policies to adjust for changes in risk, reflecting reductions in payroll, revenue, sales and miles driven
•Provided personal auto insurance customers a 15% refund on April, May and June premiums
•Provided leniency in enforcement of certain policy provisions (e.g., claim notice requirements and vacancy provisions)
Giving to Communities
•Donated $1 million to national and local organizations focused on the pandemic
•Donated $1.5 million to aid in the recovery efforts to support U.S. small businesses – 50% of funding benefited diverse-owned businesses
•Matched hospitals across the country with local restaurants to sponsor meals for their front-line workers
•Supported more than 2,500 of our small business customers across the country by making multiple holiday shopping guides and an internal shopping directory available to our 18,500 employees
•Live-streamed fire safety and prevention education to more than 51,000 students, educators and parents in 750 cities and towns across the country as part of The Hartford’s first-ever National Junior Fire Marshal Day
•Provided adaptive fitness kits to 750 individuals with physical disabilities to enable exercise and physical activity at home
Reinforcing our Support for Racial Equity
•Utilized established courageous conversation framework and brand messaging to show support for our Black colleagues, educate all employees, and demonstrate our commitment to fighting bias and racism
•Reaffirmed our ongoing support of vital Black institutions including the National Museum of African American History and Culture
•Intensified CEO leadership internally through all-employee panel discussions and externally through the CEO Action for Diversity & Inclusion, the CEO Action for Racial Equity, and the Corporate Call to Action convened by the Connecticut State Treasurer
•Fast tracked elements of our diversity and inclusion strategy, including adopting diversity and inclusion goals for each business and functional area, with progress considered as part of the leadership performance and compensation assessment processes
•Released EEO-1 data at the end of the first quarter of 2021

2021 Proxy Statement	5

PROXY SUMMARY
BOARD AND GOVERNANCE HIGHLIGHTS

ITEM 1 ELECTION OF DIRECTORS
Each director nominee has an established record of accomplishment in areas relevant to overseeing our businesses and possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.

✓	The Board recommends a vote "FOR" each director nominee

Director Nominee, Current Age and Present or Most Recent Experience	Independent	Director since	Current Committees(1)	Other Current Public Company Boards
Robert B. Allardice III, 74 Former regional CEO, Deutsche Bank Americas	✓	2008	• Audit • FIRMCo*	• Ellington Residential Mortgage REIT
Larry D. De Shon, 61 Former President, CEO and COO, Avis Budget Group	✓	2020	• Audit • FIRMCo • NCG
Carlos Dominguez, 62 Vice Chairman and Lead Evangelist, Sprinklr	✓	2018	• Comp • FIRMCo • NCG	• PROS Holdings
Trevor Fetter,(2) 61 Senior Lecturer, Harvard Business School	✓	2007	• Comp • FIRMCo
Donna James, 63 President and CEO, Lardon & Associates	✓	2021	• FIRMCo	• Boston Scientific • L Brands
Kathryn A. Mikells, 55 Chief Financial Officer Diageo plc	✓	2010	• Audit* • FIRMCo	• Diageo plc
Michael G. Morris, 74 Former Chairman, President and CEO, American Electric Power Company	✓	2004	• Audit • FIRMCo • NCG*	• Alcoa • L Brands
Teresa W. Roseborough, 62 Executive Vice President, General Counsel and Corporate Secretary, The Home Depot	✓	2015	• Comp • FIRMCo • NCG
Virginia P. Ruesterholz, 59 Former Executive Vice President, Verizon Communications	✓	2013	• Comp* • FIRMCo • NCG	• Bed Bath & Beyond
Christopher J. Swift, 60 Chairman and CEO, The Hartford		2014	• FIRMCo	• Citizens Financial Group
Matthew E. Winter, 64 Former President, The Allstate Corporation	✓	2020	• FIRMCo • Comp	• ADT • H&R Block
Greig Woodring, 69 Former President and CEO, Reinsurance Group of America	✓	2017	• Audit • FIRMCo
* Denotes committee chair.
(1)Full committee names are as follows: Audit – Audit Committee; Comp – Compensation and Management Development Committee; FIRMCo – Finance, Investment and Risk Management Committee; NCG – Nominating and Corporate Governance Committee.
(2)Mr. Fetter serves as the Lead Director. For more details on the Lead Director’s role, see page 14.

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PROXY SUMMARY
CURRENT BOARD COMPOSITION
GOVERNANCE BEST PRACTICES
The Board and management regularly review best practices in corporate governance and modify our governance policies and practices as warranted. Our current best practices are highlighted below.

Independent Oversight	✓	All directors are independent, other than the CEO
	✓	Independent key committees (Audit, Compensation, Nominating)
	✓	Empowered and engaged independent Lead Director
Engaged Board /Shareholder Rights	✓	All directors elected annually
	✓	Majority vote standard (with plurality carve-out for contested elections)
	✓	Proxy access right with market terms
	✓	Director resignation policy
	✓	Over-boarding policy limits total public company boards, including The Hartford, to five for non-CEOs and two for sitting CEOs
	✓	Rigorous Board and committee self-evaluation conducted annually; third-party Board and individual director evaluations conducted triennially
	✓	Meaningful Board education and training on recent and emerging governance and industry trends
	✓	Annual shareholder engagement program focused on sustainability, compensation and governance issues
Good Governance	✓	Board diversity of experience, tenure, age, gender, race and ethnicity
	✓	Mandatory retirement age of 75
	✓	Diversity policy or "Rooney Rule" commitment to ensure diverse candidates are included in the pool from which board and external CEO candidates are selected
	✓	Annual review of CEO succession plan by the independent directors with the CEO
	✓	Annual Board review of senior management long-term and emergency succession plans
	✓	Stock-ownership guidelines of 6x salary for CEO and 4x salary for other named executive officers
	✓	Annual Nominating Committee review of The Hartford's political and lobbying policies and expenditures
Commitment to Sustainability	✓	Board oversight of sustainability matters; Nominating Committee oversight of sustainability governance framework
	✓	Sustainability Highlight Report published, tying enterprise commitments to tangible goals and reporting progress; first TCFD report published in 2020; SASB report for 2020 expected to be published in 2021
	✓	Sustainability Governance Committee comprised of senior management charged with overseeing a comprehensive sustainability strategy and ensuring the full Board is briefed at least annually

2021 Proxy Statement	7

PROXY SUMMARY

SUSTAINABILITY PRACTICES
We believe that having a positive impact on the world is the right thing to do and a business imperative. Fostering and safeguarding human achievement has been our business for over two hundred years, and sustainability considerations are integral to our strategy. We recognize that people want to work for, invest in, and buy from an organization that shares their values. Our sustainability efforts address environmental, social and governance ("ESG") impacts as highlighted in four key areas:

ENVIRONMENT	SOCIAL	GOVERNANCE

As an insurance company, we understand the risks that environmental challenges present to people and communities. As stewards of the environment, we are committed to mitigating climate change and reducing our carbon footprint incrementally each year.

We help individuals and communities prevail by building safe, strong and successful neighborhoods through targeted philanthropic investments, by partnering with like-minded national and local organizations, and by harnessing the power of our more than 18,500 employees to engage in their communities.

We are committed to building an inclusive and engaging culture where people are respected for who they are, recognized for how they contribute and celebrated for growth and exceptional performance. We value the diversity of our employees' skills and life experiences and invest deeply in their development so they can deliver on our strategy and propel our company forward.
We believe that doing the right thing every day is core to our character, and we are proud of our reputation for being a company that places ethics and integrity above all else.
To learn more, please access our Sustainability Highlight Report, which presents our sustainability goals and provides data on our sustainability practices and achievements, and our Global Reporting Initiative (GRI) Standards Response, which offers greater detail on our sustainability activities at: https://www.thehartford.com/about-us/corporate-sustainability.
AUDIT HIGHLIGHTS

ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good corporate governance, the Board is asking shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.
✓ The Board recommends a vote "FOR" this item

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PROXY SUMMARY
COMPENSATION HIGHLIGHTS

ITEM 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board is asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Our executive compensation program is designed to promote long-term shareholder value creation and support our strategy by (1) encouraging profitable growth consistent with prudent risk management while maintaining a commitment to the company’s ethics and values, (2) providing market-competitive compensation opportunities designed to attract and retain talent needed for long-term success, and (3) appropriately aligning pay with short- and long-term performance.

✓	The Board recommends a vote "FOR" this item
STRATEGIC PRIORITIES
The Hartford’s strategy focuses on realizing the full potential of our product capabilities and underwriting expertise, becoming an easier company to do business with, and attracting, retaining and developing the talent needed for long-term success. The company endeavors to expand its insurance product offerings and distribution and capitalize on the strength of its brand. The company is also working to increase efficiencies through investments in technology.

In 2020, we were focused on increasing shareholder value through a number of initiatives and investments:
•Integrating the acquisition of The Navigators Group, Inc. ("Navigators Group") successfully, and maximizing our combined potential by deepening our distribution relationships, capitalizing on a broader product portfolio and meeting a wider array of customer needs.
•Increasing the speed and ease of our interactions and business processes through data, digital technology and voice of customer, including expanded use of robotics and continued enhancements to underwriting and quoting platforms.
•Continuing investment in new products and business models such as Spectrum, our next-generation package offering for small businesses, which offers customers tailored coverage recommendations as well as the ability to customize their own coverage, including real-time quote pricing. We are investing to maintain market leadership in small commercial as existing competitors and new entrants increase their focus on this business. Through a planned roll out of new automobile and homeowners insurance products for AARP members, we are investing in our Personal Lines segment to return that business to top line growth.
•Improving the employee experience by investing in our workforce and striving to attract, retain and develop the best talent in the industry, enhance our industry-leading position in diversity and inclusion, and sustain our ethical culture. We see the benefits of this commitment in our sustained top-decile employee engagement scores.
•Becoming more cost efficient and competitive along with enhancing the experience we provide to agents and customers through an operational transformation and cost reduction plan we commenced in July 2020 called Hartford Next. Relative to 2019, we expect to achieve a reduction in annual insurance operating costs and other expenses of approximately $500 million by 2022, reducing the Property & Casualty ("P&C") expense ratio by 2.0 to 2.5 points, the Group Benefits expense ratio by 1.5 to 2.0 points and the claims expense ratio by approximately 0.5 points.
2020 FINANCIAL RESULTS
Like all companies, we faced unprecedented challenges in 2020, but through extraordinary team efforts, we persevered and delivered strong results. Full year 2020 net income available to common stockholders and core earnings* were $1.7 billion ($4.76 per diluted share) and $2.1 billion ($5.78 per diluted share), respectively. Net income and core earnings return on equity ("ROE")*† were 10.0% and 12.7%, respectively.
* Denotes a non-GAAP financial measure. For definitions and reconciliations to the most directly comparable GAAP measure, see Appendix A.
† Net income ROE represents net income available to common stockholders ROE.

2021 Proxy Statement	9

PROXY SUMMARY
Highlighted below are year-over-year comparisons of our net income available to common stockholders and core earnings performance and our net income ROE and core earnings ROE results for each of the past three years. Core earnings is the primary determinant of our annual incentive plan ("AIP") funding, as described on page 42, and average annual core earnings ROE over a three-year performance period is the metric used for 50% of performance shares granted to Senior Executives, as described on page 45 (in each case, as adjusted for compensation purposes).

TOTAL SHAREHOLDER RETURNS
The following chart shows The Hartford's total shareholder return ("TSR") relative to  the S&P 500, S&P 500 Insurance Composite and S&P P&C indices and our 2020 Corporate Peer Group (provided on page 52).
Includes reinvestment of dividends.
COMPONENTS OF COMPENSATION AND PAY MIX
NEO compensation is heavily weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from target amounts based on company and individual performance. Each NEO has a target total compensation opportunity that is reviewed annually by the Compensation Committee (in the case of the CEO, by the independent directors) to ensure alignment with our compensation objectives and market practice.

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PROXY SUMMARY

Compensation Component	Description
Base Salary	• Fixed level of cash compensation based on market data, internal pay equity, experience, responsibility, expertise and performance.
Annual Incentive Plan	• Variable cash award based primarily on annual company operating performance against a predetermined financial target and achievement of individual performance goals aligned with the company's strategic priorities.
Long-Term Incentive Plan
• Variable awards granted based on individual performance, potential and market data.
• Designed to drive long-term performance, align senior executive interests with shareholders, and foster retention.
• Award mix (50% performance shares and 50% stock options) reflects stock price performance, peer-relative shareholder returns (stock price and dividends) and operating performance.

Approximately 91% of CEO target annual compensation and approximately 84% of other NEO target annual compensation are variable based on performance, including stock price performance:

Target Pay Mix — CEO
Salary 9%	Annual Incentive 24%	Long-Term Incentive 67%

Variable with Performance: 91%

Target Pay Mix — Other NEOs
Salary 16%	Annual Incentive 30%	Long-Term Incentive 54%

Variable with Performance: 84%
2020 COMPENSATION DECISIONS

2020 Compensation Decisions	Rationale
The Compensation Committee updated the payout curves for 2020 AIP and 2020-2022 performance share awards.
As a result of shareholder feedback received in 2019, the Compensation Committee made the following changes for 2020 awards:
• Updated the AIP curve for 2020 awards to expand the range from +/- 15% to +/-20% of target, requiring greater outperformance to achieve above target awards. (page 42)
• Updated the TSR payout curve for performance share awards granted in 2020 to target the 55th percentile. (pages 45-46)

The Compensation Committee approved an AIP funding level of 80% of target.	Performance against the pre-established Compensation Core Earnings target produced a formulaic AIP funding level of 80% of target. The Compensation Committee undertook its qualitative review of performance and concluded that the formulaic AIP funding level appropriately reflected 2020 performance. Accordingly, no adjustments were made. (page 43)
The Compensation Committee certified a 2018-2020 performance share award payout at 75% of target.	The company's average annual Compensation Core ROE during the performance period was 12.8%, resulting in a payout of 151% of target for the ROE component (50% of the award). Because the company's TSR during the performance period was below threshold, there was no payout for the TSR component (50% of the award). (page 46)
The Compensation Committee (and, in the case of the CEO, the independent directors) approved the following compensation for each active NEO:

	Base Salary		AIP Award		LTI Award		Total Compensation
NEO	2020	Change from 2019	2020	Change from 2019	2020	Change from 2019	2020	Change from 2019
Christopher Swift	$1,150,000	0%	$2,400,000	(45.9)%	$8,500,000	3.0%	$12,050,000	(12.9)%
Beth Costello	$725,000	0%	$1,000,000	(45.9)%	$1,850,000	4.2%	$3,575,000	(17.8)%
Douglas Elliot	$950,000	0%	$1,520,000	(45.9)%	$5,310,000	3.1%	$7,780,000	(12.7)%
William Bloom	$625,000	0%	$800,000	(46.7)%	$1,300,000	4.0%	$2,725,000	(19.3)%
David Robinson	$600,000	NA*	$580,000	NA*	$1,300,000	NA*	$2,480,000	NA*
*Mr. Robinson was not previously an NEO.

2021 Proxy Statement	11

PROXY SUMMARY
This table provides a concise picture of compensation decisions made in 2020, and highlights changes from 2019. In each case, Total 2020 Compensation was lower than 2019 compensation due to the lower AIP awards for 2020. Another view of 2020 compensation for the NEOs is available in the Summary Compensation Table on page 55.
COMPENSATION BEST PRACTICES
Our current compensation best practices include the following:

WHAT WE DO
✓	Compensation heavily weighted toward variable pay
✓	Senior Executives generally receive the same benefits as other full-time employees
✓	Double-trigger requirement for cash severance and equity vesting upon a change of control*
✓	Cash severance upon a change of control limited to 2x base salary + bonus
✓	Independent compensation consultant
✓	Risk mitigation in plan design and annual review of compensation plans, policies and practices
✓	Claw-back provisions in compensation and severance plans
✓	Prohibition on hedging, monetization, derivative and similar transactions with company securities
✓	Prohibition on Senior Executives pledging company securities
✓	Stock ownership guidelines for directors and Senior Executives
✓	Periodic review of compensation peer groups
✓	Competitive burn rate and dilution for equity program
* Double-trigger vesting for equity awards applies if the awards are assumed or replaced with substantially equivalent awards.

WHAT WE DON'T DO
✗	No Senior Executive tax gross-ups for perquisites or excise taxes on severance payments
✗	No individual employment agreements
✗	No granting of stock options with an exercise price less than the fair market value of our common stock on the date of grant
✗	No re-pricing of stock options
✗	No buy-outs of underwater stock options
✗	No reload provisions in any stock option grant
✗	No payment of dividends or dividend equivalents on equity awards until vesting

SAY-ON-PAY RESULTS
At our 2020 annual meeting, we received 96% support on Say-on-Pay. The Compensation Committee considered the vote to be an endorsement of The Hartford’s executive compensation programs and policies, and recent program changes. They took this strong level of support into account in their ongoing review of those programs and policies. Management also discussed the vote, along with aspects of its executive compensation, diversity and inclusion and corporate governance practices, during our annual shareholder outreach program to gain a deeper understanding of shareholders’ perspectives. Feedback regarding the compensation program was generally positive, with many shareholders expressing support for the Compensation Committee's changes to the payout curves for 2020 AIP and 2020-2022 performance share awards. For further discussion of our shareholder outreach program, see pages 20-21.

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BOARD AND GOVERNANCE MATTERS

ITEM 1 ELECTION OF DIRECTORS
The Nominating Committee believes the director nominees possess qualifications, skills and experience that are consistent with the standards for the selection of nominees for election to the Board set forth in our Corporate Governance Guidelines described on pages 16-17 and have demonstrated the ability to effectively oversee The Hartford’s corporate, investment and business operations. Biographical information for each director nominee is described beginning on page 27, including the principal occupation and other public company directorships (if any) held in the past five years and a description of the specific experience and expertise that qualifies each nominee to serve as a director of The Hartford.
✓ The Board recommends a vote "FOR" each director nominee
GOVERNANCE PRACTICES AND FRAMEWORK
At The Hartford, we aspire to be an exceptional company celebrated for financial performance, character, and customer value. We believe good governance practices and responsible corporate behavior are central to this vision and contribute to our long-term performance. Accordingly, the Board and management regularly consider best practices in corporate governance and shareholder feedback and modify our governance policies and practices as warranted. Our current best practices include:

Independent Oversight	✓	All directors are independent, other than the CEO
	✓	Independent key committees (Audit, Compensation, Nominating)
	✓	Empowered and engaged independent Lead Director
Engaged Board /Shareholder Rights	✓	All directors elected annually
	✓	Majority vote standard (with plurality carve-out for contested elections)
	✓	Proxy access right with market terms
	✓	Director resignation policy
	✓	Over-boarding policy limits total public company boards, including The Hartford, to five for non-CEOs and two for sitting CEOs
	✓	Rigorous Board and committee self-evaluation conducted annually; third-party Board and individual director evaluations conducted triennially
	✓	Meaningful Board education and training on recent and emerging governance and industry trends
	✓	Annual shareholder engagement program focused on sustainability, compensation and governance issues
Good Governance	✓	Board diversity of experience, tenure, age, gender, race and ethnicity
	✓	Mandatory retirement age of 75
	✓	Diversity policy or "Rooney Rule" commitment to ensure diverse candidates are included in the pool from which board and external CEO candidates are selected
	✓	Annual review of CEO succession plan by the independent directors with the CEO
	✓	Annual Board review of senior management long-term and emergency succession plans
	✓	Stock-ownership guidelines of 6x salary for CEO and 4x salary for other named executive officers
	✓	Annual Nominating Committee review of The Hartford's political and lobbying policies and expenditures
Commitment to Sustainability	✓	Board oversight of sustainability matters; Nominating Committee oversight of sustainability governance framework
	✓	Sustainability Highlight Report published, tying enterprise commitments to tangible goals and reporting progress; first TCFD report published in 2020; SASB report for 2020 expected to be published in 2021
	✓	Sustainability Governance Committee comprised of senior management charged with overseeing a comprehensive sustainability strategy and ensuring the full Board is briefed at least annually

2021 Proxy Statement	13

BOARD AND GOVERNANCE MATTERS
The fundamental responsibility of our directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of The Hartford and its shareholders. The Board fulfills this responsibility within the general governance framework provided by the following documents:
•Articles of Incorporation
•By-laws
•Corporate Governance Guidelines (compliant with the listing standards of the New York Stock Exchange ("NYSE") and including guidelines for determining director independence and qualifications)
•Charters of the Board’s four standing committees (the Audit Committee; the Compensation and Management Development Committee ("Compensation Committee"); the Finance, Investment and Risk Management Committee ("FIRMCo"); and the Nominating and Corporate Governance Committee ("Nominating Committee"))
•Code of Ethics and Business Conduct
•Code of Ethics and Business Conduct for Members of the Board of Directors
Copies of these documents are available on our investor relations website at http://ir.thehartford.com or upon request sent to our Corporate Secretary (see page 73 for details).
DIRECTOR INDEPENDENCE
The Board annually reviews director independence under applicable law, the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, per our Corporate Governance Guidelines, in order to identify potential conflicts of interest and to monitor and preserve the independence, any director who wishes to become a director of another for-profit entity must obtain the pre-approval of the Nominating Committee.
The Board has affirmatively determined that all directors other than Mr. Swift are independent.
BOARD LEADERSHIP STRUCTURE

Board Chair	Independent Lead Director
The roles of CEO and Chairman of the Board (“Chairman”) are held by Christopher Swift. Mr. Swift has served as CEO since July 1, 2014, and was appointed Chairman on January 5, 2015. In late 2014, before Mr. Swift assumed the role of Chairman, the Board deliberated extensively on our board leadership structure, seeking feedback from shareholders and considering corporate governance analysis. The Board concluded then, and continues to believe, that our historical approach of combining the roles of CEO and Chairman while maintaining strong, independent board leadership is the optimal leadership structure for the Board to carry out its oversight of our strategy, business operations and risk management.
The Board believes other elements of our corporate governance structure ensure independent directors can perform their role as fiduciaries in the Board’s oversight of management and our business, and minimize any potential conflicts that may result from combining the roles of CEO and Chairman. For example:
• All directors other than Mr. Swift are independent;
• An empowered and engaged Lead Director provides independent Board leadership and oversight; and
• At each regularly scheduled Board meeting, the non-management directors meet in executive session without the CEO and Chairman present (six such meetings in 2020).
As part of its evaluation process, the Board has committed to undertaking an annual review of its leadership structure to ensure it continues to serve the best interests of shareholders and positions the company for future success.

Whenever the CEO and Chairman roles are combined, our Corporate Governance Guidelines require the independent directors to elect an independent Lead Director. Trevor Fetter was elected our Lead Director in May 2017. The responsibilities and authority of the Lead Director include the following:
• Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
• Serving as a liaison between the CEO and Chairman and the non-management directors;
• Regularly conferring with the Chairman on matters of importance that may require action or oversight by the Board, ensuring the Board focuses on key issues and tasks facing The Hartford;
• Approving information sent to the Board and meeting agendas for the Board;
• Approving the Board meeting schedules to help ensure that there is sufficient time for discussion of all agenda items;
• Maintaining the authority to call meetings of the independent non-management directors;
• Approving meeting agendas and information for the independent non-management sessions and briefing, as appropriate, the Chairman on any issues arising out of these sessions;
• If requested by shareholders, ensuring that they are available, when appropriate, for consultation and direct communication; and
• Leading the Board’s evaluation process and discussion on board refreshment and director tenure.
The Board believes that these duties and responsibilities provide for strong independent Board leadership and oversight.

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ANNUAL BOARD EVALUATION PROCESS
The Nominating Committee oversees the Board's multi-step evaluation process to ensure an ongoing, rigorous assessment of the Board’s effectiveness, composition and priorities and to inform the Board's succession planning. In addition to the full Board evaluation process, the standing committees of the Board undertake separate self-assessments on an annual basis.
As part of a multi-year effort to enhance the evaluation process, the Board has adopted the following changes:
•2016 - Adopted individual director interviews led by the Lead Director and a mid-year review of progress against formal Board goals;
•2018 - Adopted third-party facilitated evaluations every three years, commencing in 2019, to promote more candid conversations, provide a neutral perspective, and help the Board benchmark its corporate governance practices; and
•2020 - Adopted individual director evaluations every three years, commencing in 2022, as part of the third-party facilitated Board evaluation.
In each case, the Board sought and considered shareholder feedback on the merits of these changes prior to adoption.

Board Evaluation and Development of Goals (May)	The Lead Director, or third-party evaluator, leads a Board evaluation discussion in an executive session guided by the Board’s self-assessment questionnaire and key themes identified through one-on-one discussions. The Board identifies successes and areas for improvement from the prior Board year and establishes formal goals for the year ahead.
Annual Corporate Governance Review / Shareholder Engagement Program (October to December)	The Nominating Committee performs an annual review of The Hartford's corporate governance policies and practices in light of best practices, recent developments and trends. In addition, the Nominating Committee reviews feedback on governance issues provided by shareholders during our annual shareholder engagement program.
Interim Review of Goals (December)	The Lead Director leads an interim review of progress made against the goals established during the Board evaluation discussion in May.
Board Self-Assessment Questionnaires (February)
The governance review and shareholder feedback inform the development of written questionnaires that the Board and its standing committees use to help guide self-assessment. The Board’s questionnaire covers a wide range of topics, including the Board’s:
• Fulfillment of its responsibilities under the Corporate Governance Guidelines;
• Effectiveness in overseeing our business plan, strategy and risk management;
• Leadership structure and composition, including mix of experience, skills, diversity and tenure;
• Relationship with management; and
• Processes to support the Board’s oversight function.

One-on-One Discussions (February to May)	The Lead Director, or third-party evaluator, meets individually with each independent director on Board effectiveness, dynamics and areas for improvement. Beginning in 2022, third-party led discussions will also include directors' evaluations of their peers.
When the Lead Director led the Board evaluation session in May 2020, there was agreement that the Board is effectively overseeing the strategy and risks of the company, and that the Board made several improvements as a result of its 2019-2020 goals, including the appointment of two new directors with CEO or President experience, successful oversight of management succession planning, and more Board time devoted to discussions and questions rather than presentation of pre-read materials. At the same time, the Board identified opportunities for continued improvement and heightened focus in the 2020-2021 Board year as the company continues to navigate the COVID-19 crisis, including continued focus on management succession plans (which led to the internal promotion of a new President of HIMCO and the combination of the Claims and Operations organizations — two of The Hartford's largest customer-facing teams — under common leadership); heightened oversight of the implementation of new Personal Lines products and technology; and continued oversight of the Navigators Group integration.

2021 Proxy Statement	15

BOARD AND GOVERNANCE MATTERS
BOARD COMPOSITION AND REFRESHMENT
DIRECTOR SUCCESSION PLANNING
The Nominating Committee is responsible for identifying and recommending to the Board candidates for Board membership. Throughout the year, the Nominating Committee considers the Board’s composition, skills and attributes to determine whether they are aligned with our long-term strategy and major risks, and each July devotes a session to board succession planning over a longer-term (generally three-year) period. The succession planning process is informed by the results of the Board and committee evaluation processes, as well as anticipated needs in light of The Hartford’s retirement policy (described below). To assist the Nominating Committee in identifying prospective Board nominees when undertaking a search, the company retains an outside search firm. The Nominating Committee also considers candidates suggested by its members, other Board members, management and shareholders.
The Nominating Committee evaluates candidates against the standards and qualifications set forth in our Corporate Governance Guidelines as well as other relevant factors, including the candidate's potential contribution to the diversity of the Board. In 2018 the Board amended our Corporate Governance Guidelines to ensure that diverse candidates are included in the pool from which board candidates are selected.
The Nominating Committee's most recent director search culminated in the election of Donna James, who brings extensive insurance industry experience gained during a 25-year career as a senior executive at Nationwide Insurance, as well as significant corporate governance experience by virtue of her service on several major public company boards. Ms. James’ election made her the fourth female member, and third member of color, of the current Board. She joined the Board in February 2021.

The graphic below illustrates our typical succession planning process, which begins with an assessment the Board's current skills and attributes, and then identifies skills or attributes that are needed, or may be needed in the future, in light of the company's strategy.
Overview of Director Search Process

Development of Candidate Specification	Screening of Candidates	Meeting With Candidates	Decision and Nomination
•Develop skills matrix to identify desired skills and attributes, including diversity •Target areas of expertise aligned with our strategy	•Select outside search firms to lead process and/or consider internal or shareholder recommendations •Screen candidates for each specification identified	•Top candidates are interviewed by Nominating Committee members, other directors, and management •Finalist candidates undergo background and conflicts checks	•Nominating Committee recommendation of candidates and committee assignments to full Board •Board consideration and adoption of recommendation
DIRECTOR ONBOARDING AND ENGAGEMENT
All directors are expected to invest the time and energy required to gain an in-depth understanding of our business and strategy. In 2019, we enhanced our onboarding program for new directors with the goal of reducing the learning curve for new members and enabling them to provide meaningful contributions to the oversight of the company as early in their tenures as possible. Our enhanced onboarding program consists of two phases. Phase one is designed to provide a solid foundation on our businesses, financial performance, strategy, risk and governance. New directors devote numerous briefing sessions with senior management to review key functional areas of the company and their committee assignment responsibilities. Phase two is an opportunity for new directors to continue learning about the business at their discretion after they have been on the Board for six to twelve months.  Directors are afforded time to familiarize themselves with the company so they can identify areas for additional education and development. In addition, we have formalized our board mentorship program to help integrate members with experienced directors. New directors are also encouraged to attend all committee meetings during their first year to help accelerate their understanding of the company and the Board.
Our Board members also participate in company activities and engage directly with our employees at a variety of events throughout the year, including typically an annual dinner with employees working on key strategic business priorities or engaged with our employee resource groups ("ERGs"). Although the pandemic prevented in-person involvement in 2020, directors participated in virtual town hall meetings and ERG events.
DIRECTOR TENURE
The Nominating Committee strives for a Board that includes a mix of varying perspectives and breadth of experience. Newer directors bring fresh ideas and perspectives, while longer tenured directors bring extensive knowledge of our complex operations.

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BOARD AND GOVERNANCE MATTERS
As part of its annual evaluation process, the Board assesses its overall composition, including director tenure, and does not believe the independence of any director nominee is compromised solely due to Board tenure. Previously, the Board had a tenure policy that provided an independent director may not stand for reelection after serving as a director for 15 years. In 2020, after discussion with shareholders during our annual shareholder engagement program, the Board eliminated this policy in conjunction with its adoption of individual director evaluations (described above). The Board believes that its rigorous self-evaluation process, combined with its mandatory retirement policy at age 75, are effective in promoting Board renewal, as demonstrated by the addition of seven new directors since 2015, none of whom were added as a result of the tenure policy.
DIRECTOR DIVERSITY
The Board believes a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board and contributes positively to robust discussion at meetings. The Nominating Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to race, gender, ethnicity and the range of perspectives the directors bring to their Board work. As part of its consideration of prospective nominees, the Board and the Nominating Committee monitor whether the directors as a group meet The Hartford’s criteria for the composition of the Board, including diversity considerations. As part of our continuing efforts to bring diverse perspectives to the Board:
•Since 2010, the Board has appointed five women and three people of color as directors;
•The Board's Audit and Compensation Committees are both chaired by women;
•In 2018, the Board amended our Corporate Governance Guidelines to ensure that diverse candidates are included in the pool from which board candidates are selected; and
•In 2021, Donna James joined the Board, increasing the current representation on the Board to four female directors and three directors of color.
CURRENT BOARD COMPOSITION
SHAREHOLDER PROPOSED NOMINEES
The Nominating Committee will consider director candidates recommended by shareholders using the same criteria described above. Shareholders may also directly nominate someone at an annual meeting. Nominations for director candidates are closed for 2021. To nominate a candidate at our 2022 Annual Meeting, notice must be received by our Corporate Secretary at the address below by February 18, 2022 and must include the information specified in our By-laws, including, but not limited to, the name of the candidate, together with a brief biography, an indication of the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of our Common Stock.
Pursuant to our proxy access By-law, a shareholder, or group of up to 20 shareholders, may nominate a director and have the nominee included in our proxy statement. The shareholder, or group collectively, must have held at least 3% of our Common Stock for three years in order to make a nomination, and may nominate as many as two directors, or a number of directors equal to 20% of the board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our By-laws. Notice of proxy access director nominees for inclusion in our 2022 proxy statement must be received by our Corporate Secretary at the address below no earlier than October 30, 2021 and no later than November 29, 2021.
In each case, submissions must be delivered or mailed to Donald C. Hunt, Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

2021 Proxy Statement	17

BOARD AND GOVERNANCE MATTERS
COMMITTEES OF THE BOARD
The Board has four standing committees: the Audit Committee; the Compensation Committee; FIRMCo; and the Nominating Committee. The Board has determined that all of the members of the Audit Committee, the Compensation Committee and the Nominating Committee qualify as “independent” under applicable law, the listing standards of the NYSE and our Corporate Governance Guidelines. The current members of the Board, the committees on which they serve and the primary functions of each committee are identified below.

AUDIT COMMITTEE
CURRENT MEMBERS:* R. Allardice L. De Shon K. Mikells (Chair) M. Morris G. Woodring MEETINGS IN 2020: 9
“The Audit Committee assessed the financial and operational impacts of the COVID-19 pandemic on the company, including its ability to maintain operations in a remote work environment and its exposure to insured losses arising from the pandemic. The Committee also continued to assess processes and controls over managing the risk of cyber-attacks and conducted deep reviews of the risk and control environment for several lines of business and functional areas."
Kathryn Mikells, Committee Chair since 2019
ROLES AND RESPONSIBILITIES
• Oversees the integrity of the company's financial statements.
• Oversees accounting, financial reporting and disclosure processes and the adequacy of management’s systems of internal control over financial reporting.
• Oversees the company's relationship with, and performance of, the independent registered public accounting firm, including its qualifications and independence.
• Oversees the performance of the internal audit function.
• Oversees operational risk, business resiliency and cybersecurity.
• Oversees the company's compliance with legal and regulatory requirements and our Code of Ethics and Business Conduct.
• Discusses with management policies with respect to risk assessment and risk management.

* The Board has determined that all members are “financially literate” within the meaning of the listing standards of the NYSE and “audit committee financial experts” within the meaning of the SEC’s regulations.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
CURRENT MEMBERS: C. Dominguez T. Fetter T. Roseborough V. Ruesterholz (Chair) M. Winter MEETINGS IN 2020: 6
“In 2020, the Committee focused substantial attention on understanding the impact of the COVID-19 pandemic and widespread social unrest on our employees, customers and businesses. In addition, the Committee monitored the responsive actions taken by the company to sustain full operations, build on our inclusive culture and expand our Diversity and Inclusion programs. In that context, the Committee carefully reviewed our compensation programs, including 2020 annual incentive funding, and introduced a Diversity and Inclusion measure in the 2021 long-term incentive program.”
Virginia Ruesterholz, Committee Chair since 2016
ROLES AND RESPONSIBILITIES
• Oversees executive compensation and assists in defining an executive total compensation policy.
• Works with management to develop a clear relationship between pay levels, performance and returns to shareholders, and to align compensation structure with objectives.
• Has sole authority to retain, compensate and terminate any consulting firm used to evaluate and advise on executive compensation matters.
• Considers independence standards required by the NYSE or applicable law prior to retaining compensation consultants, accountants, legal counsel or other advisors.
• Reviews annually the diversity of the company’s workforce, the company’s diversity programs, and the company’s process and analysis for assessing pay equity.
• Reviews succession and continuity plans for the CEO and each member of the executive leadership team that reports to the CEO.
• Meets annually with a senior risk officer to discuss and evaluate whether incentive compensation arrangements create material risks to the company.
• Responsible for compensation actions and decisions with respect to certain senior executives, as described in the Compensation Discussion and Analysis beginning on page 36.

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BOARD AND GOVERNANCE MATTERS

FINANCE, INVESTMENT AND RISK MANAGEMENT COMMITTEE
CURRENT MEMBERS: R. Allardice (Chair) L. De Shon C. Dominguez T. Fetter D. James K. Mikells M. Morris T. Roseborough V. Ruesterholz C. Swift M. Winter G. Woodring MEETINGS IN 2020: 5
“In 2020, FIRMCo devoted substantial time to reviewing the COVID-19 pandemic’s impact on the risk profile of the company’s businesses, including insurance coverages, as well as the impact on the economy and financial markets caused by the pandemic on the company’s investments. The Committee also focused its oversight on risks associated with the legal and regulatory environment shaped by the COVID-19 pandemic.”
Robert B. Allardice III, Committee Chair since 2016
ROLES AND RESPONSIBILITIES
• Reviews and recommends changes to enterprise policies governing management activities relating to major risk exposures such as market risk, liquidity and capital requirements, insurance risks and climate change.
• Reviews the company's overall risk appetite framework, which includes an enterprise risk appetite statement, risk preferences, risk tolerances, and an associated limit structure for each of the company's major risks.
• Reviews and recommends changes to financial, investment and risk management guidelines.
• Provides a forum for discussion among management and the entire Board of key financial, investment, and risk management matters.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: L. De Shon C. Dominguez M. Morris (Chair) T. Roseborough V. Ruesterholz MEETINGS IN 2020: 5
“In 2020, the Nominating Committee continued its focus on board composition and effectiveness. As a result of Committee recommendations, the Board appointed Donna James as a director, bringing extensive insurance-industry experience to the Board, while also increasing the representation of women and people of color.”
Michael G. Morris, Committee Chair since 2018
ROLES AND RESPONSIBILITIES
• Advises and makes recommendations to the Board on corporate governance matters.
• Considers potential nominees to the Board.
• Makes recommendations on the organization, size and composition of the Board and its committees.
• Considers the qualifications, compensation and retirement of directors.
• Reviews policies and reports on political contributions.
• Oversees the establishment, management and processes related to environmental, social and governance activities.

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BOARD AND GOVERNANCE MATTERS
THE BOARD’S ROLE AND RESPONSIBILITIES
BOARD RISK OVERSIGHT
The Board as a whole has ultimate responsibility for risk oversight. We have a formal enterprise Risk Appetite Framework that is reviewed by the Board at least annually and sets forth the company's risk preferences, tolerances, and limits. Throughout 2020 and into 2021, the Board has been focused on the risks arising from the COVID-19 pandemic. As discussed in the letter from our Chairman & CEO and Lead Director on pages 2-3, our leadership team provided weekly updates to the Board on the market, regulatory, underwriting and operational impacts of COVID on the business through the first crest of the pandemic, and the Board increased its regular meeting cadence in that same time period to stay current. The Board’s committees, too, were focused on the risks and challenges arising from the pandemic, including its impact on insurance coverages, investments, and the legal and regulatory environment (FIRMCo); operational and financial impacts (Audit); and impacts on employees (Compensation).
The Board exercises its oversight function through its standing committees, each of which has primary risk oversight responsibility for all matters within the scope of its charter. Annually, each committee reviews and reassesses the adequacy of its charter and the Nominating Committee reviews all charters and recommends any changes to the Board for approval. The chart below provides examples of each committee’s risk oversight responsibilities.

BOARD OF DIRECTORS

AUDIT COMMITTEE • Financial reporting • Operational risk • Cybersecurity • Legal and regulatory compliance	COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE • Compensation programs • Talent acquisition, retention and development • Succession planning	FINANCE, INVESTMENT AND RISK MANAGEMENT COMMITTEE • Insurance risk • Market risk • Liquidity and capital requirements • Climate risk	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE • Governance policies and procedures • Board organization and membership • Sustainability governance
The Audit Committee discusses with management risk assessment and risk management policies. FIRMCo oversees the investment, financial, and risk management activities of the company and has oversight of all risks that do not fall within the oversight responsibility of any other standing committee. FIRMCo is also briefed on our risk profile and risk management activities.
With respect to cybersecurity risk oversight, senior members of our Enterprise Risk Management, Information Protection and Internal Audit functions provided detailed, regular reports on cybersecurity matters in 2020 (including assessments conducted by, or in conjunction with, third parties) to the full Board; FIRMCo; and the Audit Committee, which oversees controls for the company's major risk exposures, and has principal responsibility for oversight of cybersecurity risk. The topics covered by these reports include The Hartford's activities, policies and procedures to prevent, detect and respond to cybersecurity incidents, as well as lessons learned from cybersecurity incidents and internal and external testing of our cyber defenses.

For a detailed discussion of management's day-to-day management of risks, including sources, impact and management of specific categories of risk, see Part II - Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our annual report on Form 10-K for the year ended December 31, 2020.
BOARD AND SHAREHOLDER MEETING ATTENDANCE
The Board met ten times during 2020 and each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which they served. We encourage our directors to attend the Annual Meeting of Shareholders, and all directors attended the virtual Annual Meeting of Shareholders held on May 20, 2020.
SHAREHOLDER ENGAGEMENT
Our Board and management value shareholder views and engage with shareholders in different ways throughout the year to solicit feedback. Management and our investor relations team routinely speak with analysts and investors at investor conferences and other formal events, as well as group and one-on-one meetings. In addition, management and our Lead Director engage with shareholders on governance, compensation and sustainability issues to understand their concerns and ensure alignment on our

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BOARD AND GOVERNANCE MATTERS
practices in these areas. In the fall of 2020, management reached out to shareholders representing approximately 57% of shares outstanding and had discussions with shareholders representing approximately 37% of shares outstanding.

What we heard from shareholders	Actions taken
Interest in additional transparency on diversity, equity and inclusion metrics and goals
• Released EEO-1 data at the end of the first quarter in 2021
• Adopted clear benchmarks for diverse representation in management
• Expanded existing Board diversity policy to require that candidates with a diversity of race, gender and ethnicity are included in the pool of candidates from which external CEO candidates are considered

Support for existing board composition, refreshment, and evaluation practices	Further enhanced Board evaluation processes to include triennial assessments of individual directors as part of third-party Board evaluation

TALENT DEVELOPMENT AND SUCCESSION PLANNING
Talent development and succession planning are important parts of the Board’s governance responsibilities. The CEO and independent directors conduct an annual review of succession and continuity plans for the CEO. Succession planning includes the identification and development of potential successors, policies and principles for CEO selection, and plans regarding succession in the case of an emergency or the retirement of the CEO. In 2019, we strengthened existing emergency succession plan processes for the CEO. In addition, each year, the Compensation Committee reviews succession and continuity plans for the CEO and each member of the executive leadership team that reports to the CEO. The Compensation Committee’s charter requires that it discuss the results of these reviews with the independent directors and/or the CEO. However, given the importance of the topic and the engagement of the full Board on the issue, all directors are invited to these sessions. The full Board routinely meets and interacts with employees who have been identified as potential future leaders of the company.
In recent years, the Board's robust talent development and succession planning efforts have resulted in the seamless and well-managed transition of internal candidates into the company’s most senior roles.
BUSINESS ETHICS AND CONDUCT

“Always act with integrity and honesty, and be accountable in everything you do.”
The Hartford's Code of Ethics and Business Conduct
Striving to do the right thing every day and in every situation is fundamental to our culture, and we are proud that we have been recognized twelve times, including in 2020, by The Ethisphere® Institute as one of the “World’s Most Ethical Companies.” We have adopted a Code of Ethics and Business Conduct, which applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. We have also adopted a Code of Ethics and Business Conduct for Members of the Board of Directors (the “Board Code of Ethics”). These codes require that all of our employees and directors engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest, and provide mechanisms to report unethical conduct. Directors certify compliance with the Board Code of Ethics annually.
We provide our employees with a comprehensive and ongoing educational program, including courses on our Code of Ethics and Business Conduct, potential conflicts of interest, privacy and information protection, marketplace conduct, and ethical decision-making. Hotlines and online portals have been established for employees, vendors, or others to raise ethical concerns and employees are encouraged to speak up whenever they have an ethics-oriented question or problem.
POLITICAL ACTIVITIES
The Nominating Committee reviews the company's political and lobbying policies and reports of political contributions annually. As part of our Code of Ethics and Business Conduct, we do not make corporate contributions to political candidates or parties, and we require that no portion of our dues paid to trade associations be used for political contributions. We do allow the use of corporate resources for non-partisan political activity, including voter education and registration. We have two political action committees (“PACs”), The Hartford Advocates Fund and The Hartford Advocates Federal Fund. The PACs are solely funded by voluntary contributions from eligible employees in management-level roles and directors. The PACs support candidates for federal and state office who are willing to listen to and understand our priorities, and promote practical, reasonable solutions to key public policy challenges. In light of events in early 2021, the PACs decided to pause political contributions to all federal candidates through the end of March. During this time we are reviewing our contribution criteria and processes, and considering potential changes and enhancements. Our website includes information on: (1) contributions made by The Hartford's PACs; (2) our policy on corporate contributions for political purposes; and (3) annual dues, assessments and contributions of $25,000 or more to trade associations and coalitions. To learn more, please access our 2020 Political Activities Report, at https://ir.thehartford.com/corporate-governance/political-engagement.

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BOARD AND GOVERNANCE MATTERS
SUSTAINABILITY PRACTICES
We believe that having a positive impact on the world is the right thing to do and a business imperative. Fostering and safeguarding human achievement has been our business for over two hundred years, and sustainability considerations are integral to our strategy. We recognize that people want to work for, invest in, and buy from an organization that shares their values. Our sustainability efforts address environmental, social and governance ("ESG") impacts as highlighted in four key areas:

ENVIRONMENT	SOCIAL	GOVERNANCE

As an insurance company, we understand the risks that environmental challenges present to people and communities. As stewards of the environment, we are committed to mitigating climate change and reducing our carbon footprint incrementally each year.

We help individuals and communities prevail by building safe, strong and successful neighborhoods through targeted philanthropic investments, by partnering with like-minded national and local organizations, and by harnessing the power of our more than 18,500 employees to engage in their communities.

We are committed to building an inclusive and engaging culture where people are respected for who they are, recognized for how they contribute and celebrated for growth and exceptional performance. We value the diversity of our employees' skills and life experiences and invest deeply in their development so they can deliver on our strategy and propel our company forward.
We believe that doing the right thing every day is core to our character, and we are proud of our reputation for being a company that places ethics and integrity above all else.
We have a proud history of uncompromising commitment to sustainability, delivering on an ESG strategy built around measurable goals and actions intended to both create long-term shareholder value and contribute positively to society at large. We continue to make progress on ESG matters, which in 2020 included the following highlights:
•Continuing to increase transparency in our sustainability-related disclosures by:
◦Publishing our first Task Force on Climate-related Financial Disclosures (TCFD) report, a global standard for helping investors understand the most material climate-related risks a company faces and how it manages those risks, and
◦Developing our first Sustainability Accounting Standards Board (SASB) report to be published in 2021, communicating financially-material sustainability information to stakeholders;
•Donating $1 million in support of organizations combating the COVID-19 crisis including the Centers for Disease Control and Prevention Foundation Emergency Response Fund, the Center for Disaster Philanthropy COVID-19 Response Fund, Hartford Foundation for Public Giving COVID-19 Community Fund, and Feeding America;
•Selecting two employees to participate in the CEO Action for Racial Equity Public Policy Fellowship to work on public policy issues in the areas of health care, education, economic empowerment and public safety, in support of social justice; and
•Achieving gender pay equity and driving toward our other published 2022 sustainability goals to achieve top quartile industry representation in leadership roles for women and people of color, reduce greenhouse gas emissions by at least 2.1% each year, and positively impact the lives of 10 million people through our philanthropic programs.
To learn more, please access our Sustainability Highlight Report, which presents our sustainability goals and provides data on our sustainability practices and achievements, and our Global Reporting Initiative (GRI) Standards Response, which offers greater detail on our sustainability activities at: https://www.thehartford.com/about-us/corporate-sustainability.

ESG Governance
Under our Corporate Governance Guidelines, the full Board has oversight responsibility for The Hartford's corporate reputation and ESG activities. The Board receives a "deep dive" report on at least one ESG topic annually. The 2020 briefing provided a progress report of the company's actions in three priority areas: climate change and environmental stewardship, pay equity and representation, and data protection and customer privacy.
In addition to the Board's oversight responsibility of substantive ESG topics, the Nominating Committee retains oversight of the governance framework and processes related to ESG activities. This includes oversight of the company's Sustainability Governance Committee, a management committee comprised of senior leaders from across the enterprise that sets and helps drive execution of the company's sustainability strategy. The Sustainability Governance Committee meets at least four times each year and reports to the full Board at least annually. In 2020, the Sustainability Governance Committee met four times.

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BOARD AND GOVERNANCE MATTERS
DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. Members of the Board who are employees of The Hartford or its subsidiaries are not compensated for service on the Board or any of its committees.
For the 2019-2020 Board service year, non-management directors received a $100,000 annual cash retainer and a $160,000 annual equity grant of restricted stock units (“RSUs”). In September 2019, following a market assessment, the Board increased the annual cash retainer to $110,000 and the annual equity grant to $180,000 for the 2020-2021 Board service year, the first such increase since 2014.
ANNUAL CASH FEES
Cash compensation for the 2020-2021 Board service year beginning on May 20, 2020, the date of the 2020 Annual Meeting of Shareholders, and ending on May 19, 2021, the date of the 2021 Annual Meeting, is set forth below. Directors may elect to defer all or part of the annual Board cash retainer and any Committee Chair or Lead Director cash retainer into RSUs, to be distributed as common stock following the end of the director’s Board service.

Annual Cash Compensation	Director Compensation Program
Annual Retainer	$110,000
Committee Chair Retainer	$35,000 – Audit $25,000 – FIRMCO, Compensation $20,000 – Nominating
Lead Director Retainer	$40,000
ANNUAL EQUITY GRANT
In 2020, directors received an annual equity grant of $180,000, payable solely in RSUs pursuant to The Hartford 2020 Stock Incentive Plan. Directors may not sell, exchange, transfer, pledge, or otherwise dispose of the RSUs.
The RSUs vest and are distributed as common stock at the end of the Board service year, unless the director has elected to defer distribution until the end of Board service. Resignation from the Board will result in a forfeiture of all unvested RSUs at the time of such resignation unless otherwise determined by the Compensation Committee. However, RSUs will automatically vest upon the occurrence of any of the following events: (a) retirement from service on the Board in accordance with our Corporate Governance Guidelines; (b) death of the director; (c) total disability of the director; (d) resignation by the director under special circumstances where the Compensation Committee, in its sole discretion, consents to waive the remaining vesting period; or (e) a “change of control,” as defined in the 2020 Stock Incentive Plan. Outstanding RSUs are credited with dividend equivalents equal to dividends paid to holders of our common stock.
OTHER
We provide each director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while they serve on the Board. We also reimburse directors for travel and related expenses they incur in connection with their Board and committee service.
STOCK OWNERSHIP GUIDELINES AND RESTRICTIONS ON TRADING
The Board has established stock ownership guidelines for each director to obtain, by the third anniversary of the director’s appointment to the Board, an ownership position in our common stock equal to five times the total annual cash retainer (including cash retainers paid for committee chair or Lead Director responsibilities). All directors with at least three years of Board service met the stock ownership guidelines as of December 31, 2020.
Our insider trading policy prohibits all hedging activities by directors, and permits directors to engage in transactions involving The Hartford's equity securities only through: (1) a pre-established trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934; or (2) during “trading windows” of limited duration following: (a) the filing with the SEC of our periodic reports on Forms 10-K and 10-Q, and (b) a determination by the company that the director is not in possession of material non-public information. Even if pre-clearance is granted, directors must make an independent determination that they do not possess material non-public information. In addition, our insider trading policy grants us the ability to suspend trading of our equity securities by directors.

2021 Proxy Statement	23

BOARD AND GOVERNANCE MATTERS
DIRECTOR SUMMARY COMPENSATION TABLE
We paid the following compensation to directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert Allardice	135,000	180,000	2,971	317,971
Larry D. De Shon(3)	135,000	220,000	1,184	356,184
Carlos Dominguez	110,000	180,000	1,291	291,291
Trevor Fetter	150,000	180,000	1,291	331,291
Kathryn A. Mikells	145,000	180,000	1,015	326,015
Michael G. Morris	130,000	180,000	2,971	312,971
Teresa W. Roseborough	110,000	180,000	1,291	291,291
Virginia P. Ruesterholz	135,000	180,000	1,015	316,015
Matthew E. Winter(3)	135,000	220,000	1,172	356,172
Greig Woodring	110,000	180,000	2,023	292,023
(1)Directors Fetter, Mikells and Morris each elected to receive vested RSUs in lieu of cash compensation. Mr. De Shon and Mr. Winter each received a pro-rated annual cash retainer of $25,000 upon their appointment to the Board on February 19, 2020 and February 24, 2020, respectively; Mr. Winter elected to receive this amount in vested RSUs in lieu of cash compensation. The vested RSUs will be distributed as common stock following the end of the director's Board service.
(2)These amounts reflect the aggregate grant date fair value of RSU awards granted during the fiscal year ended December 31, 2020.
(3)Mr. De Shon and Mr. Winter each received a pro-rated restricted stock unit award valued at $40,000 on February 25, 2020, the first day of the company’s scheduled trading window following the filing of the company’s 2019 annual report on Form 10-K. The number of RSUs subject to the award was determined by dividing the grant value of $40,000 by $55.27, the closing market price per share of The Hartford common stock on the grant date. These awards fully vested on May 20, 2020, the last day of the 2019-2020 Board year.
DIRECTOR COMPENSATION TABLE—OUTSTANDING EQUITY
The following table shows the number and value of unvested equity awards outstanding as of December 31, 2020. The value of these unvested awards is calculated using a market value of $48.98, the NYSE closing price per share of our common stock on December 31, 2020. The numbers have been rounded to the nearest whole dollar or share.

	Stock Awards(1)
Name	Stock Grant Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert Allardice	8/3/2020	4,352	213,161
Larry D. De Shon	8/3/2020	4,352	213,161
Carlos Dominguez	8/3/2020	4,352	213,161
Trevor Fetter	8/3/2020	4,352	213,161
Kathryn A. Mikells	8/3/2020	4,352	213,161
Michael G. Morris	8/3/2020	4,352	213,161
Teresa W. Roseborough	8/3/2020	4,352	213,161
Virginia P. Ruesterholz	8/3/2020	4,352	213,161
Matthew E. Winter	8/3/2020	4,352	213,161
Greig Woodring	8/3/2020	4,352	213,161
(1)Additional stock ownership information is set forth in the beneficial ownership table on page 69.
(2)The RSUs were granted on August 3, 2020, the first day of the scheduled trading window following the filing of our Form 10-Q for the quarter ended June 30, 2020.
(3)The number of RSUs for each award was determined by dividing $180,000 by $42.00, the closing price of our common stock as reported on the NYSE on the date of the award. The number shown also reflects dividend equivalents credited to outstanding RSUs. The RSUs will vest on May 19, 2021, and will be distributed at that time in shares of the company’s common stock unless the director had previously elected to defer distribution of all or a portion of their annual RSU award until the end of Board service.  Directors Fetter, Mikells, Morris and Winter have made elections to defer distribution of 100% of their RSU award.

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BOARD AND GOVERNANCE MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board has adopted a Policy for the Review, Approval or Ratification of Transactions with Related Persons. This policy requires our directors and Section 16 executive officers to promptly disclose any actual or potential material conflict of interest to the Chair of the Nominating Committee and the Chairman for evaluation and resolution. If the transaction involves a Section 16 executive officer or an immediate family member of a Section 16 executive officer, the matter must also be disclosed to our General Auditor or Director of Compliance for evaluation and resolution.
We did not have any transactions requiring review under this policy during 2020.
COMMUNICATING WITH THE BOARD
Shareholders and other interested parties may communicate with directors by contacting Donald C. Hunt, Corporate Secretary of The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. The Corporate Secretary will relay appropriate questions or messages to the directors. Only items related to the duties and responsibilities of the Board will be forwarded.
Anyone interested in raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee may do so anonymously and confidentially by contacting EthicsPoint:

By internet	By telephone	By mail

Visit 24/7 www.ethicspoint.com	1-866-737-6812 (U.S. and Canada) 1-866-737-6850 (all other countries)	The Hartford c/o EthicsPoint P.O. Box 230369 Portland, Oregon 97281

2021 Proxy Statement	25

BOARD AND GOVERNANCE MATTERS
DIRECTOR NOMINEES
Twelve individuals will be nominated for election as directors at the Annual Meeting. The terms of office for each elected director will run until the next annual meeting of shareholders and until their successor is elected and qualified, or until their earlier death, retirement, resignation or removal from office.
In accordance with our Corporate Governance Guidelines, each director has submitted a contingent, irrevocable resignation that the Board may accept if the director fails to receive more votes “for” than “against” in an uncontested election. In that situation, the Nominating Committee (or another committee comprised of at least three non-management directors) would make a recommendation to the Board about whether to accept or reject the resignation. The Board, not including the subject director, will act on this recommendation within 90 days from the date of the Annual Meeting, and we will publicly disclose the Board's decision promptly thereafter.
If for any reason a nominee should become unable to serve as a director, either the shares of common stock represented by valid proxies will be voted for the election of another individual nominated by the Board, or the Board will reduce the number of directors in order to eliminate the vacancy.
The Nominating Committee believes that each director nominee has an established record of accomplishment in areas relevant to our business and objectives, and possesses the characteristics identified in our Corporate Governance Guidelines as essential to a well-functioning and deliberative governing body, including integrity, independence and commitment. Other experience, qualifications and skills the Nominating Committee looks for include the following:

Experience / Qualification	Relevance to The Hartford
Leadership	Experience in significant leadership positions provides us with new insights, and demonstrates key management disciplines that are relevant to the oversight of our business.
Insurance and Financial Services Industries	Extensive experience in the insurance and financial services industries provides an understanding of the complex regulatory and financial environment in which we operate and is highly important to strategic planning and oversight of our business operations.
Digital/Technology	Digital and technology expertise is important in light of the speed of digital progress and the development of disruptive technologies both in the insurance industry and more broadly.
Corporate Governance	An understanding of organizations and governance supports management accountability, transparency and protection of shareholder interests.
Risk Management	Risk management experience is critical in overseeing the risks we face today and those emerging risks that could present in the future.
Finance and Accounting	Finance and accounting experience is important in understanding and reviewing our business operations, strategy and financial results.
Business Operations and Strategic Planning	An understanding of business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our operating plan and business strategy.
Regulatory	An understanding of laws and regulations is important because we operate in a highly regulated industry and we are directly affected by governmental actions.
Talent Management	We place great importance on attracting and retaining superior talent, and motivating employees to achieve desired enterprise and individual performance objectives.
The Nominating Committee believes that our current Board is a diverse group whose collective experiences and qualifications bring a variety of perspectives to the oversight of The Hartford. All of our directors hold, or have held, senior leadership positions in large, complex corporations and/or charitable and not-for-profit organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities on our Board. Their roles in these organizations also permit them to offer senior management a diverse range of perspectives about the issues facing a complex financial services company like The Hartford. Key qualifications, skills and experience our directors bring to the Board that are important to the oversight of The Hartford are identified and described below.

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BOARD AND GOVERNANCE MATTERS

ROBERT B. ALLARDICE, III INDEPENDENT
Professional highlights:
• Consultant to Chairman of Supervisory Board, Deutsche Bank (2002-2006)
• Regional Chief Executive Officer of North and South America, Advisory Director, Deutsche Bank Americas Holding Corp. (1994-1999)
• Consultant, Smith Barney (1993-1995)
• Founder of Merger Arbitrage Department, Chief Operating Officer of Equity Department, Founding member of Finance Committee, Morgan Stanley & Company (1974-1993)
Director since: 2008 Age: 74 Committees: • Audit • FIRMCo (Chair) Other public company directorships: • Ellington Residential Mortgage REIT (2013-present) • GasLog Partners LP (2014-Jan. 2021)
Skills and qualifications relevant to The Hartford:
Mr. Allardice has served as a senior leader for multiple large, complex financial institutions, including as regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America. He provides over 35 years of experience in the financial services industry, including at the senior executive officer level. His experience leading capital markets-based businesses is relevant to the oversight of our investment management company and corporate finance activities. In addition, Mr. Allardice has experience in a highly regulated industry, including interfacing with regulators and establishing governance frameworks relevant to the oversight of our business. He has extensive corporate governance experience from service as a director and audit committee member for several large companies, including seven years as Chairman of The Hartford's Audit Committee.

LARRY D. DE SHON INDEPENDENT
Professional highlights:
• Avis Budget Group, Inc.
–President (2017-2019)
–Chief Executive Officer and Chief Operating Officer (2016-2019)
–President and Chief Operating Officer (Oct. 2015-Dec. 2015)
–President, International (2011-Oct. 2015)
–Executive Vice President, Operations (2006-2011)
• UAL Corporation (parent of United Airlines)
–Positions of increasing responsibility, including Senior Vice President positions in marketing, on-board service and global airport operations (1978-2006)
Director since: 2020 Age: 61 Committees: • Audit • FIRMCo • Nominating Other public company directorships: • Avis Budget Group, Inc. (2015-2019)
Skills and qualifications relevant to The Hartford:
As a former chief executive officer and director of Avis Budget Group, Mr. De Shon provides extensive leadership and corporate governance experience, deep operating skills and international expertise. He has successfully led organizations through times of disruption and global transformations, developed innovative solutions to strengthen his companies’ positions in the marketplace and modernized systems for better customer and employee experiences. At Avis Budget Group Mr. De Shon created the first end-to-end digital car rental experience, migrated the platform to the cloud, and built one of the largest connected car fleets in the world. In addition, he oversaw businesses in Europe, the Middle East, Africa, Asia, Australia and New Zealand. Prior to joining Avis, Mr. De Shon had a 28-year career with United Airlines, most recently leading an organization of 23,000 employees in 29 countries.

2021 Proxy Statement	27

BOARD AND GOVERNANCE MATTERS

CARLOS DOMINGUEZ INDEPENDENT
Professional highlights:
• Sprinklr Inc.
–Vice Chairman of the Board and Lead Evangelist (2020-present)
–President (2015-2020)
– Chief Operating Officer (2015-2018)
• Cisco Systems, Inc.
–Senior Vice President, Office of the Chairman and Chief Executive Officer (2008-2015)
–Senior Vice President, Worldwide Service Provider Operations (2004-2008)
–Vice President, U.S. Network Services Provider Sales (1999-2004)
–Positions of increasing responsibility in operations and sales (1992-1999)
Director since: 2018 Age: 62 Committees: • Compensation • FIRMCo • Nominating Other public company directorships: • PROS Holdings, Inc. (2020-present) • Medidata Solutions, Inc. (2008-2019)
Skills and qualifications relevant to The Hartford:
Mr. Dominguez has more than 30 years of enterprise technology experience. He provides extensive and relevant digital expertise as The Hartford focuses on data analytics and digital capabilities to continuously improve the way it operates and delivers value to customers. As President of Sprinklr Inc., Mr. Dominguez guided strategic direction and led the marketing, sales, services, and partnerships teams for a leading social media management company. Prior to joining Sprinklr, he spent seven years as a technology representative for the Chairman and CEO of Cisco Systems, Inc. In this role, Mr. Dominguez engaged with senior executives in the Fortune 500 and government leaders worldwide, sharing insights on how to leverage technology to enhance and transform their businesses. In addition, he led the creation and implementation of Cisco's Innovation Academy, which delivered innovation content to Cisco employees globally.

TREVOR FETTER INDEPENDENT — LEAD DIRECTOR
Professional highlights:
• Senior Lecturer, Harvard Business School (Jan. 2019-present)
• Tenet Healthcare Corporation
–Chairman (2015-2017)
–Chief Executive Officer (2003-2017)
–President (2002-2017)
• Chairman and Chief Executive Officer, Broadlane, Inc. (2000-2002)
• Chief Financial Officer, Tenet Healthcare Corporation (1996-2000)
Director since: 2007 Age: 61 Committees: • Compensation • FIRMCo Other public company directorships: • Tenet Healthcare Corporation (2003-2017)
Skills and qualifications relevant to The Hartford:
Mr. Fetter has nearly two decades of experience as chief executive officer of multiple publicly traded companies. He has demonstrated his ability to lead the management, strategy and operations of complex organizations. As a Senior Lecturer at Harvard Business School, he teaches leadership and corporate accountability and financial reporting and control. He provides significant experience in corporate finance and financial reporting acquired through senior executive finance roles, including as a chief financial officer of a publicly traded company. He has experience navigating complex regulatory frameworks as the president and chief executive officer of a highly-regulated, publicly traded healthcare company. Since 2017, Mr. Fetter has served as The Hartford's lead director, providing strong independent Board leadership. He also has extensive corporate governance expertise from his service as director of large public companies, including four years as Chairman of the Board’s Nominating and Corporate Governance Committee.

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BOARD AND GOVERNANCE MATTERS

DONNA A. JAMES INDEPENDENT
Professional highlights:
• Lardon & Associates, LLC
–President and Chief Executive Officer (2006-present)
• Nationwide Mutual Insurance and Financial Services
–President, Nationwide Strategic Investments (2003-2006)
–Positions of increasing responsibility, including Executive Vice President – Chief Administrative Officer; Co-President Shared Services; Executive Vice President Human Resource; and Vice President Office of the Chief Executive Officer (1993-2003)

Director since: 2021
Age: 63
Committees:
• FIRMCo
Other public company directorships:
• Boston Scientific, Inc. (2015-present)
• L Brands, Inc. (2003-present)
• Marathon Petroleum (2011-2018)
• Time Warner Cable (2009-2016)

Skills and qualifications relevant to The Hartford:
Ms. James brings to the Board extensive insurance-industry experience in a range of functions, including accounting, investing, operations, treasury and human resources. She is president and CEO of Lardon & Associates, a business-advisory firm specializing in corporate governance, new business development, strategy, and financial and risk management. She had a 25-year career with Nationwide Mutual Insurance Company, culminating in the role of president of strategic investments. Before that, she held a variety of positions, including chief administrative officer, chief human resources officer, assistant to the CEO and director of operations and treasury services. Ms. James has significant corporate governance experience by virtue of her service on several major public company boards, including as audit committee chair.

KATHRYN A. MIKELLS INDEPENDENT
Professional highlights:
• Chief Financial Officer, Diageo plc (2015-present)*
• Chief Financial Officer, Xerox Corporation (2013-2015)
• Chief Financial Officer, ADT Security Services (2012-2013)
• Chief Financial Officer, Nalco Company (2010-2011)
• UAL Corporation (parent of United Airlines)
–Chief Financial Officer, Executive Vice President (2008-2010)
–Head of Investor Relations (2007-2008)
–Vice President, Financial Planning and Analysis (2006-2007)
–Treasurer (2005-2006)
Director since: 2010 Age: 55 Committees: • Audit (Chair) • FIRMCo Other public company directorships: • Diageo plc (2015-present)
Skills and qualifications relevant to The Hartford:
Ms. Mikells has extensive experience in a variety of executive management positions, with a focus on leading the finance function of global organizations. She has significant experience in corporate finance and financial reporting acquired through senior executive roles in finance, including as a chief financial officer of multiple publicly traded companies. Ms. Mikells provides strong management and transformational skills, demonstrated during ADT’s successful transition into an independent company, as well as significant mergers and acquisitions experience acquired through the sale of Nalco to Ecolab and the merger of United Airlines with Continental Airlines. She has demonstrated risk management skills as a leader responsible for financial and corporate planning for domestic and international organizations. In addition, Ms. Mikells has strong talent development skills acquired through years of leading global finance divisions.
*Ms. Mikells is expected to leave her role at Diageo at the end of June 2021.

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BOARD AND GOVERNANCE MATTERS

MICHAEL G. MORRIS INDEPENDENT
Professional highlights:
• American Electric Power Company, Inc.
–Non-Executive Chairman (2012-2014)
–Chairman, President and Chief Executive Officer (2004-2011)
• Chairman, President and Chief Executive Officer, Northeast Utilities (1997-2003)

Director since: 2004
Age: 74
Committees:
• Audit
• FIRMCo
• Nominating (Chair)
Other public company directorships:
• Alcoa Corporation (2002-present)
• American Electric Power Company, Inc. (2004-2014)
• L Brands, Inc. (2012-present)
• Spectra Energy Corp. (2013-2017)
• Spectra Energy Partners GP, LLC (2017-2018)

Skills and qualifications relevant to The Hartford:
Mr. Morris has over two decades of experience as chief executive officer and president of multiple publicly traded companies in the highly regulated energy industry. He brings to the Board significant experience as a senior leader responsible for the strategic direction and management of complex business operations. In addition, he has experience overseeing financial matters in his roles as chairman, president and CEO of AEP, and as chairman, president and CEO of Northeast Utilities. He has proven skills interacting with governmental and regulatory agencies acquired through years of leading various multi-national organizations in the energy and gas industries, serving on the U.S. Department of Energy’s Electricity Advisory Board, the National Governors Association Task Force on Electricity Infrastructure, the Institute of Nuclear Power Operations and as Chair of the Business Roundtable’s Energy Task Force. In addition, Mr. Morris has corporate governance expertise from service as a director and member of the audit, compensation, finance, risk management and nominating/governance committees of various publicly traded companies.

TERESA WYNN ROSEBOROUGH INDEPENDENT
Professional highlights:
• Executive Vice President, General Counsel and Corporate Secretary, The Home Depot (2011-present)
• Senior Chief Counsel Compliance & Litigation and Deputy General Counsel, MetLife, Inc. (2006-2011)
• Partner, Sutherland, Asbill & Brennan LLP (1996-2006)
• Deputy Assistant Attorney General, Office of Legal Counsel, U.S. Department of Justice (1994-1996)
Director since: 2015 Age: 62 Committees: • Compensation • FIRMCo • Nominating Other public company directorships: • None
Skills and qualifications relevant to The Hartford:
Ms. Roseborough has over two decades of experience as a senior legal advisor in government, law firm and corporate settings. She has experience as a senior leader responsible for corporate compliance matters at major publicly traded companies and as an attorney focused on complex litigation matters, including before the U.S. Supreme Court. She provides extensive regulatory experience acquired as a government attorney providing legal counsel to the White House and all executive branch agencies, as well as corporate governance expertise from service as General Counsel and Corporate Secretary of a publicly-traded company. Ms. Roseborough also has in-depth knowledge of the financial services industry gained through senior legal positions at MetLife, Inc., a major provider of insurance and employee benefits.

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BOARD AND GOVERNANCE MATTERS

VIRGINIA P. RUESTERHOLZ INDEPENDENT
Professional highlights:
• Verizon Communications, Inc.
–Executive Vice President (Jan. 2012-Jul. 2012)
–President, Verizon Services Operations (2009-2011)
–President, Verizon Telecom (2006-2008)
–President, Verizon Partner Solutions (2005-2006)
• Positions of increasing responsibility in operations, sales and customer service, New York Telephone (1984-2005)

Director since: 2013
Age: 59
Committees:
• Compensation (Chair)
• FIRMCo
• Nominating
Other public company directorships:
• Bed Bath & Beyond Inc. (2017-present)
• Frontier Communications Corporation (2013-2019)

Skills and qualifications relevant to The Hartford:
Ms. Ruesterholz has held a variety of senior executive positions, including as Executive Vice President at Verizon Communications and President of the former Verizon Services Operations. As a senior leader of a Fortune 100 company, she has held principal oversight responsibility for key strategic initiatives, navigated the regulatory landscape of large-scale operations, and led an organization with over 25,000 employees. Ms. Ruesterholz provides vast experience in large-scale operations, including sales and marketing, customer service, technology and risk management. Ms. Ruesterholz also brings to the Board substantial financial and strategic expertise acquired as president of various divisions within Verizon and is currently a Trustee of the Board of Stevens Institute of Technology where she served as Chairman of the Board from 2013-2018.

CHRISTOPHER J. SWIFT — CHAIRMAN
Professional highlights:
• The Hartford Financial Services Group, Inc.
–Chairman (2015-present)
–Chief Executive Officer (2014-present)
–Executive Vice President and Chief Financial Officer (2010-2014)
• Vice President and Chief Financial Officer, Life and Retirement Services, American International Group, Inc. (2003-2010)
• Partner, KPMG, LLP (1999-2003)
• Executive Vice President, Conning Asset Management, General American Life Insurance Company (1997-1999)
• KPMG, LLP
–Partner (1993-1997)
–Auditor (1983-1993)
Director since: 2014 Age: 60 Committees: • FIRMCo Other public company directorships: • Citizens Financial Group, Inc. (Feb. 2021-present)
Skills and qualifications relevant to The Hartford:
Mr. Swift has over 30 years of experience in the financial services industry, with a focus on insurance. As Chairman and CEO of The Hartford, he brings to the Board unique insight and knowledge into the complexities of our businesses, relationships, competitive and financial positions, senior leadership and strategic opportunities and challenges. Mr. Swift leads the execution of our strategy, directs capital management actions and strategic investments, and oversees the continuous strengthening of the company’s leadership pipeline. In his prior role as The Hartford's Chief Financial Officer, he led the team that developed the company’s go-forward strategy. He is a certified public accountant with experience working at a leading international accounting firm, including serving as head of its Global Insurance Industry Practice.

2021 Proxy Statement	31

BOARD AND GOVERNANCE MATTERS

MATTHEW E. WINTER INDEPENDENT
Professional highlights:
• The Allstate Corporation
–President (2015-2018)
–President, Allstate Personal Lines (2013-2015)
–President and Chief Executive Officer, Allstate Financial (2009-2012)
• American International Group, Inc.
–Vice Chairman (Apr. 2009-Oct. 2009)
–President and CEO, of AIG American General (2006-2009)
• Massachusetts Mutual Life Insurance Company
–Executive Vice President (2002-2006)
–Positions of increasing responsibility (1996-2002)
Director since: 2020 Age: 64 Committees: • Compensation • FIRMCo Other public company directorships: • ADT Inc. (2018-present) • H&R Block, Inc. (2017-present)
Skills and qualifications relevant to The Hartford:
As President of The Allstate Corporation, Mr. Winter oversaw the complete range of Allstate’s P&C and life insurance products and was responsible for business operations, including field offices located across the U.S. and in Canada, and distribution through Allstate and independent agencies. He brings to the Board significant expertise in areas relevant to our business, including operations, distribution and risk management, gained from over 25 years as a senior leader in the insurance industry. Before joining Allstate, Mr. Winter held numerous senior executive positions at large insurance providers, including as vice chairman of American International Group, where he was responsible for a number of business units with global reach; and executive vice president at Massachusetts Mutual Life Insurance Company, where he led the company's domestic insurance businesses.

GREIG WOODRING INDEPENDENT
Professional highlights:
• Reinsurance Group of America
–President and Chief Executive Officer (1993-2016)
• General American Life Insurance Company
–Executive Vice President (1992-1993)
–Head of Reinsurance (1986-1992)
–Positions of increasing responsibility (1979-1986)
Director since: 2017 Age: 69 Committees: • Audit • FIRMCo Other public company directorships: • Reinsurance Group of America, Incorporated (1993-2016) • Sun Life Financial Inc. (Jan. - April 2017)
Skills and qualifications relevant to The Hartford:
Mr. Woodring brings significant and valuable insurance industry and leadership experience to the Board, demonstrated by his more than two decades leading Reinsurance Group of America, Incorporated (RGA), a leading life reinsurer with global operations. During his tenure, RGA grew to become one of the world’s leading life reinsurers, with offices in 26 countries and annual revenues of more than $10 billion. Mr. Woodring has demonstrated skills in areas that are relevant to the oversight of the company, including risk management, finance, and operational expertise. Mr. Woodring serves as Chairman of the International Insurance Society, and is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

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AUDIT MATTERS

ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its Board-approved charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. D&T has been retained as the company’s independent registered public accounting firm since 2002. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

In selecting D&T for fiscal year 2021, the Audit Committee carefully considered, among other items:
• The professional qualifications of D&T, the lead audit partner and other key engagement partners;
• D&T’s depth of understanding of the company’s businesses, accounting policies and practices and internal control over financial reporting;
• D&T’s quality controls and its processes for maintaining independence;
• The appropriateness of D&T’s fees for audit and non-audit services; and
• D&T’s commitment to diversity & inclusion.

The Audit Committee oversees and is ultimately responsible for the outcome of audit fee negotiations associated with the company’s retention of D&T. In addition, when a rotation of the audit firm’s lead engagement partner is mandated, the Audit Committee and its chair are directly involved in the selection of D&T’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of D&T to serve as the company’s independent external auditor is in the best interests of the company and its investors.

Although shareholder ratification of the appointment of D&T is not required, the Board requests ratification of this appointment by shareholders. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain D&T.

Representatives of D&T will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

✓
The Board recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees for professional services provided by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2020 and 2019.

	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit fees	$11,151,000	$11,668,000
Audit-related fees(1)	$1,099,000	$1,620,000
Tax fees(2)	$102,000	$316,000
All other fees(3)	$35,000	$123,000
Total	$12,387,000	$13,727,000
(1)Fees for the years ended December 31, 2020 and 2019 principally consisted of procedures related to regulatory filings, acquisition or divestiture related services and internal control related services.
(2)Fees for the years ended December 31, 2020 and 2019 principally consisted of tax compliance services.
(3)Fees for the year ended December 31, 2020 and 2019 pertain to permissible services not related to financial reporting.
The Audit Committee reviewed the non-audit services provided by the Deloitte Entities during 2020 and 2019 and concluded that they were compatible with maintaining the Deloitte Entities’ independence.

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AUDIT MATTERS
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has established policies requiring pre-approval of audit and non-audit services provided by the independent registered public accounting firm. These policies require that the Audit Committee pre-approve specific categories of audit and audit-related services annually.
The Audit Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the SEC and the PCAOB on auditor independence. The independent registered public accounting firm and management report to the Audit Committee on a timely basis regarding the services rendered by, and actual fees paid to, the independent registered public accounting firm to ensure that such services are within the limits approved by the Audit Committee. The Audit Committee’s policies require specific pre-approval of all tax services, internal control-related services and all other permitted services on an individual project basis.
As provided by its policies, the Audit Committee has delegated to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, up to a maximum of $100,000. The Chair must report any pre-approvals to the full Audit Committee at its next scheduled meeting.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee currently consists of five independent directors, each of whom is “financially literate” within the meaning of the listing standards of the NYSE and an “audit committee financial expert” within the meaning of the SEC’s regulations. The Audit Committee oversees The Hartford's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP (“D&T”), our independent registered public accounting firm for 2020, is responsible for expressing opinions that (1) our consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles and (2) we maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020.
In this context, the Audit Committee has:
(1)    Reviewed and discussed the audited financial statements for the year ended December 31, 2020 with management;
(2)    Discussed with D&T the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
(3)    Received the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with D&T the independent accountant’s independence.
Based on the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements should be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Report Submitted: February 18, 2021
Members of the Audit Committee:
Kathryn A. Mikells, Chair
Robert B. Allardice, III
Larry De Shon
Michael G. Morris
Greig Woodring

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COMPENSATION MATTERS

ITEM 3 ADVISORY APPROVAL OF 2020 COMPENSATION OF NAMED EXECUTIVE OFFICERS
Section 14A of the Securities Exchange Act of 1934, as amended, provides our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the rules of the SEC. We currently intend to hold these votes on an annual basis.

As described in detail in the Compensation Discussion and Analysis beginning on page 36, our executive compensation program is designed to promote long-term shareholder value creation and support our strategy by: (1) encouraging profitable growth consistent with prudent risk management while maintaining a commitment to the company’s ethics and values, (2) providing market-competitive compensation opportunities designed to attract and retain talent needed for long-term success, and (3) appropriately aligning pay with short- and long-term performance. The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our NEOs, as well as the philosophy, policies and practices described in this proxy statement. You have the opportunity to vote for, against or abstain from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion contained in this proxy statement.

Because the required vote is advisory, it will not be binding upon the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

✓
The Board recommends that shareholders vote “FOR” the above resolution to approve our compensation of named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion contained in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS
This section explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the Named Executive Officers (“NEOs”) listed below. It also describes programs that apply to the CEO and all of his executive direct reports, other than senior executives directly supporting our Hartford Funds business who have an independent compensation program (collectively, “Senior Executives”).

Name	Title
Christopher Swift	Chairman and Chief Executive Officer
Beth Costello	Executive Vice President and Chief Financial Officer
Douglas Elliot	President
William Bloom	Executive Vice President, Claims, Operations, Technology and Data & Analytics
David Robinson	Executive Vice President and General Counsel
Brion Johnson	Former Executive Vice President and Chief Investment Officer; Former President of HIMCO

EXECUTIVE SUMMARY
STRATEGIC PRIORITIES
The Hartford’s strategy focuses on realizing the full potential of our product capabilities and underwriting expertise, becoming an easier company to do business with, and attracting, retaining and developing the talent needed for long-term success. The company endeavors to expand its insurance product offerings and distribution and capitalize on the strength of its brand. The company is also working to increase efficiencies through investments in technology.

In 2020, we were focused on increasing shareholder value through a number of initiatives and investments:
•Integrating the acquisition of Navigators Group successfully, and maximizing our combined potential by deepening our distribution relationships, capitalizing on a broader product portfolio and meeting a wider array of customer needs.
•Increasing the speed and ease of our interactions and business processes through data, digital technology and voice of customer, including expanded use of robotics and continued enhancements to underwriting and quoting platforms.
•Continuing investment in new products and business models such as Spectrum, our next-generation package offering for small businesses, which offers customers tailored coverage recommendations as well as the ability to customize their own coverage, including real-time quote pricing. We are investing to maintain market leadership in small commercial as existing competitors and new entrants increase their focus on this business. Through a planned roll out of new automobile and homeowners insurance products for AARP members, we are investing in our Personal Lines segment to return that business to top line growth.
•Improving the employee experience by investing in our workforce and striving to attract, retain and develop the best talent in the industry, enhance our industry-leading position in diversity and inclusion, and sustain our ethical culture. We see the benefits of this commitment in our sustained top-decile employee engagement scores.
•Becoming more cost efficient and competitive along with enhancing the experience we provide to agents and customers through an operational transformation and cost reduction plan we commenced in July 2020 called Hartford Next. Relative to 2019, we expect to achieve a reduction in annual insurance operating costs and other expenses of approximately $500 million by 2022, reducing the Property & Casualty ("P&C") expense ratio by 2.0 to 2.5 points, the Group Benefits expense ratio by 1.5 to 2.0 points and the claims expense ratio by approximately 0.5 points.

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COMPENSATION MATTERS

NAVIGATING THE CHALLENGES AND OPPORTUNITIES OF 2020

The COVID-19 pandemic and the increased focus on racial inequity in the U.S. greatly affected our employees, customers, communities and shareholders. In the face of these challenges, the company took the following actions to support all of our stakeholders:
Ensuring Business Resiliency and Employee Health, Safety & Well-being
•Previous technology investments enabled approximately 95% of in-office staff to immediately go remote
•Provided additional benefits and support services to employees (e.g., free COVID testing, telehealth visits, weekly self-care guidance and remote work transition support)
•Implemented appropriate safety measures (e.g., masks, distancing protocols, contact tracing and enhanced cleaning)
•Increased focus on mental health
Offering Customer Support
•Instituted a moratorium on cancellation of policies for non-payment of premium through May 31, 2020 and waived late fees
•Provided billing accommodations, including offering installment payment plans and deferred installment billing
•Facilitated mid-term endorsements to commercial policies to adjust for changes in risk, reflecting reductions in payroll, revenue, sales and miles driven
•Provided personal auto insurance customers a 15% refund on April, May and June premiums
•Provided leniency in enforcement of certain policy provisions (e.g., claim notice requirements and vacancy provisions)
Giving to Communities
•Donated $1 million to national and local organizations focused on the pandemic
•Donated $1.5 million to aid in the recovery efforts to support U.S. small businesses – 50% of funding benefited diverse-owned businesses
•Matched hospitals across the country with local restaurants to sponsor meals for their front-line workers
•Supported more than 2,500 of our small business customers across the country by making multiple holiday shopping guides and an internal shopping directory available to our 18,500 employees
•Live-streamed fire safety and prevention education to more than 51,000 students, educators and parents in 750 cities and towns across the country as part of The Hartford’s first-ever National Junior Fire Marshal Day
•Provided adaptive fitness kits to 750 individuals with physical disabilities to enable exercise and physical activity at home
Reinforcing our Support for Racial Equity
•Utilized established courageous conversation framework and brand messaging to show support for our Black colleagues, educate all employees, and demonstrate our commitment to fighting bias and racism
•Reaffirmed our ongoing support of vital Black institutions including the National Museum of African American History and Culture
•Intensified CEO leadership internally through all-employee panel discussions and externally through the CEO Action for Diversity & Inclusion, the CEO Action for Racial Equity, and the Corporate Call to Action convened by the Connecticut State Treasurer
•Fast tracked elements of our diversity and inclusion strategy, including adopting diversity and inclusion goals for each business and functional area, with progress considered as part of the leadership performance and compensation assessment processes
•Released EEO-1 data at the end of the first quarter of 2021

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COMPENSATION MATTERS
2020 FINANCIAL RESULTS
Like all companies, we faced unprecedented challenges in 2020, but through extraordinary team efforts, we persevered and delivered strong results. Full year 2020 net income available to common stockholders and core earnings* were $1.7 billion ($4.76 per diluted share) and $2.1 billion ($5.78 per diluted share), respectively. Net income and core earnings return on equity ("ROE")*† were 10.0% and 12.7%, respectively.

Highlighted below are year-over-year comparisons of our net income available to common stockholders and core earnings performance and our net income ROE and core earnings ROE results for each of the past three years. Core earnings is the primary determinant of our annual incentive plan ("AIP") funding, as described on page 42, and average annual core earnings ROE over a three-year performance period is the metric used for 50% of performance shares granted to Senior Executives, as described on page 45 (in each case, as adjusted for compensation purposes).

YEAR-OVER-YEAR PERFORMANCE

THREE-YEAR PERFORMANCE

2020 BUSINESS PERFORMANCE AND IMPACT OF COVID-19
In February 2020, the company provided outlooks for the key business metrics highlighted below. These outlooks were management's estimates for 2020 performance based on business, competitive, capital market, catastrophe and other assumptions, and supported the company's 2020 operating plan. When setting the 2020 operating plan, both the Board and management concluded that these key business metrics would only be achievable with strong business performance. Importantly, the 2020 operating plan and the related business metric outlooks were established before the start of the COVID-19 pandemic. Our 2020 financial results were negatively affected by COVID-19, including $278 million before tax of direct COVID-19 claims in P&C and $230 million before tax of COVID-19 impacts in Group Benefits. As described on page 42, performance relative to the outlooks is a major determinant of the formulaic AIP funding level. No adjustments to compensation targets were made to address the adverse impact of the pandemic on our business and financial results.
* Denotes a non-GAAP financial measure. For definitions and reconciliations to the most directly comparable GAAP measure, see Appendix A.
† Net income ROE represents net income available to common stockholders ROE.

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COMPENSATION MATTERS

Key business metrics for full year 2020 compared to outlooks provided in February 2020
Commercial Lines	Personal Lines	Group Benefits
Combined ratio(1) of 100.4 was above the outlook of 95.5 - 97.5 primarily due to $278 million, or 3.1 points, of COVID-19 incurred losses in property, workers’ compensation and financial and other lines, net of favorable frequency of non-COVID workers’ compensation claims. Higher than expected current accident year catastrophes was partly offset by lower than expected non-catastrophe property losses.

Underlying combined ratio* of 95.5, which excludes catastrophes and prior year development, was also above outlook of 92.0 - 94.0 because of the COVID-19 incurred losses, partly offset by lower than expected non-catastrophe property losses.

Combined ratio of 75.5 was better than outlook of 98.5 - 100.5 primarily due to reductions in prior accident year catastrophe reserves and lower than expected current accident year losses in automobile due to reduced driving as a result of the COVID-19 pandemic.

Underlying combined ratio of 83.1, which excludes catastrophes and prior year development, was also better than outlook of 91.5 - 93.5, primarily due to lower than expected current accident year losses in automobile due to reduced driving and, to a lesser extent, lower homeowners’ non-catastrophe weather claims.

Net income margin of 6.4% was within the target range of 6.25% - 7.25% due to favorable development on prior incurral year disability claims and net realized capital gains, largely offset by higher than expected mortality in group life due to the direct and indirect effects of the COVID-19 virus.

Core earnings margin* of 6.4% was lower than outlook of 6.5% - 7.5% primarily due to the higher than expected mortality in group life, partially offset by favorable development on prior incurral year disability claims, driven by higher than expected recoveries and lower than expected incidence on prior incurral year disability claims.

(1) The combined ratio measures the cost of claims and expenses for every $100 of earned premiums. If the combined ratio is less than 100, the company is making an underwriting profit.
* Denotes a non-GAAP financial measure. For definitions and reconciliations to the most directly comparable GAAP measure, see Appendix A.

TOTAL SHAREHOLDER RETURNS
The following chart shows The Hartford's total shareholder return ("TSR") relative to  the S&P 500, S&P 500 Insurance Composite and S&P P&C indices and our 2020 Corporate Peer Group (provided on page 52).
Includes reinvestment of dividends.
COMPONENTS OF COMPENSATION AND PAY MIX
NEO compensation is heavily weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from target amounts based on company and individual performance. Each NEO has a target total compensation opportunity that is reviewed annually by the Compensation Committee (in the case of the CEO, by the independent directors) to ensure alignment with our compensation objectives and market practice.

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COMPENSATION MATTERS

Compensation Component	Description
Base Salary	• Fixed level of cash compensation based on market data, internal pay equity, experience, responsibility, expertise and performance.
Annual Incentive Plan
• Variable cash award based primarily on annual company operating performance against a predetermined financial target and achievement of individual performance goals aligned with the company's strategic priorities.

Long-Term Incentive Plan
• Variable awards granted based on individual performance, potential and market data.
• Designed to drive long-term performance, align senior executive interests with shareholders, and foster retention.
• Award mix (50% performance shares and 50% stock options) reflects stock price performance, peer-relative shareholder returns (stock price and dividends) and operating performance.

Approximately 91% of CEO target annual compensation and approximately 84% of other NEO target annual compensation are variable based on performance, including stock price performance:

Target Pay Mix — CEO
Salary 9%	Annual Incentive 24%	Long-Term Incentive 67%

Variable with Performance: 91%

Target Pay Mix — Other NEOs
Salary 16%	Annual Incentive 30%	Long-Term Incentive 54%

Variable with Performance: 84%

2020 COMPENSATION DECISIONS

2020 Compensation Decisions	Rationale
The Compensation Committee updated the payout curves for 2020 AIP and 2020-2022 performance share awards.
As a result of shareholder feedback received in 2019, the Compensation Committee made the following changes for 2020 awards:
• Updated the AIP curve for 2020 awards to expand the range from +/- 15% to +/-20% of target, requiring greater outperformance to achieve above target awards. (page 42)
• Updated the TSR payout curve for performance share awards granted in 2020 to target the 55th percentile. (pages 45-46)

The Compensation Committee approved an AIP funding level of 80% of target.	Performance against the pre-established Compensation Core Earnings target produced a formulaic AIP funding level of 80% of target. The Compensation Committee undertook its qualitative review of performance and concluded that the formulaic AIP funding level appropriately reflected 2020 performance. Accordingly, no adjustments were made. (page 43)
The Compensation Committee certified a 2018-2020 performance share award payout at 75% of target.	The company's average annual Compensation Core ROE during the performance period was 12.8%, resulting in a payout of 151% of target for the ROE component (50% of the award). Because the company's TSR during the performance period was below threshold, there was no payout for the TSR component (50% of the award). (page 46)
The Compensation Committee (and, in the case of the CEO, the independent directors) approved the following compensation for each active NEO:

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COMPENSATION MATTERS

	Base Salary		AIP Award		LTI Award		Total Compensation
NEO	2020	Change from 2019	2020	Change from 2019	2020	Change from 2019	2020	Change from 2019
Christopher Swift	$1,150,000	0%	$2,400,000	(45.9)%	$8,500,000	3.0%	$12,050,000	(12.9)%
Beth Costello	$725,000	0%	$1,000,000	(45.9)%	$1,850,000	4.2%	$3,575,000	(17.8)%
Douglas Elliot	$950,000	0%	$1,520,000	(45.9)%	$5,310,000	3.1%	$7,780,000	(12.7)%
William Bloom	$625,000	0%	$800,000	(46.7)%	$1,300,000	4.0%	$2,725,000	(19.3)%
David Robinson	$600,000	NA*	$580,000	NA*	$1,300,000	NA*	$2,480,000	NA*
*Mr. Robinson was not previously an NEO.
This table provides a concise picture of compensation decisions made in 2020, and highlights changes from 2019. In each case, Total 2020 Compensation was lower than 2019 compensation due to the lower AIP awards for 2020. Another view of 2020 compensation for the NEOs is available in the Summary Compensation Table on page 55.
COMPENSATION BEST PRACTICES
Our current compensation best practices include the following:

WHAT WE DO
✓	Compensation heavily weighted toward variable pay
✓	Senior Executives generally receive the same benefits as other full-time employees
✓	Double-trigger requirement for cash severance and equity vesting upon a change of control*
✓	Cash severance upon a change of control limited to 2x base salary + bonus
✓	Independent compensation consultant
✓	Risk mitigation in plan design and annual review of compensation plans, policies and practices
✓	Claw-back provisions in compensation and severance plans
✓	Prohibition on hedging, monetization, derivative and similar transactions with company securities
✓	Prohibition on Senior Executives pledging company securities
✓	Stock ownership guidelines for directors and Senior Executives
✓	Periodic review of compensation peer groups
✓	Competitive burn rate and dilution for equity program
* Double-trigger vesting for equity awards applies if the awards are assumed or replaced with substantially equivalent awards.

WHAT WE DON'T DO
✗	No Senior Executive tax gross-ups for perquisites or excise taxes on severance payments
✗	No individual employment agreements
✗	No granting of stock options with an exercise price less than the fair market value of our common stock on the date of grant
✗	No re-pricing of stock options
✗	No buy-outs of underwater stock options
✗	No reload provisions in any stock option grant
✗	No payment of dividends or dividend equivalents on equity awards until vesting

SAY-ON-PAY RESULTS
At our 2020 annual meeting, we received 96% support on Say-on-Pay. The Compensation Committee considered the vote to be an endorsement of The Hartford’s executive compensation programs and policies, and recent program changes. They took this strong level of support into account in their ongoing review of those programs and policies. Management also discussed the vote, along with aspects of its executive compensation, diversity and inclusion and corporate governance practices, during our annual shareholder outreach program to gain a deeper understanding of shareholders’ perspectives. Feedback regarding the compensation program was generally positive, with many shareholders expressing support for the Compensation Committee's changes to the payout curves for 2020 AIP and 2020-2022 performance share awards. For further discussion of our shareholder outreach program, see pages 20-21.

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COMPENSATION MATTERS
COMPONENTS OF THE COMPENSATION PROGRAM
Each Senior Executive has a target total compensation opportunity comprised of both fixed (base salary) and variable (annual and long-term incentive) compensation. In addition, Senior Executives are eligible for benefits available to employees generally. This section describes the three main components of our compensation program for Senior Executives and lays out the framework in which compensation decisions are made. For a discussion of the 2020 compensation decisions made within this framework, see 2020 Named Executive Officers' Compensation and Performance on page 47.
1. BASE SALARY
Each Senior Executive’s base salary is reviewed by the Compensation Committee (in the case of the CEO, the independent directors) annually, upon promotion, or following a change in job responsibilities. Salary decisions are based on market data, internal pay equity and level of responsibility, experience, expertise and performance.
2. ANNUAL INCENTIVE PLAN AWARDS
Our employees, including the Senior Executives, are eligible to earn cash awards based on annual company and individual performance. Each employee has a target AIP opportunity. The Compensation Committee uses the following process to determine individual Senior Executive AIP awards.
Determination of AIP Funding Level
At the beginning of the year, the Compensation Committee set a “Compensation Core Earnings” target based on The Hartford’s operating plan, as well as the threshold performance level, below which no AIP awards are earned, and the maximum funding level of 200% for performance significantly exceeding target. The Compensation Committee updated this AIP curve for 2020 awards, requiring greater outperformance to achieve above target awards. For 2020, the maximum funding level of 200% for performance significantly exceeding target increased from 115% of target to 120% of target. Threshold performance, below which no AIP awards are earned, was reduced from 85% of target to 80% of target and funding for threshold performance was reduced from 50% to 35% of target.
The Compensation Committee selected core earnings because:
•It believes core earnings best reflects annual operating performance;
•Core earnings is a metric commonly used by investment analysts when evaluating annual performance;
•Core earnings is prevalent among peers; and
•All employees can impact core earnings.
Certain adjustments are made to core earnings for compensation purposes to ensure employees are held accountable for operating decisions made that year, and are neither advantaged nor disadvantaged by the effect of certain external items that do not reflect operating year performance. At the beginning of the year, the Compensation Committee approves a definition of "Compensation Core Earnings." The definition lists adjustments that will be made to core earnings at year-end in order to arrive at Compensation Core Earnings, such as non-recurring tax benefits or charges, catastrophe losses above or below budget, and unusual or non-recurring items. The 2020 definition and a reconciliation from GAAP net income to Compensation Core Earnings are provided in Appendix A.
The outlook for certain key business metrics within the operating plan are announced to investors at the beginning of each year, which helps align the interests of our Senior Executives with our shareholders, as performance relative to the outlook is a major determinant of the formulaic AIP funding level.
To ensure a holistic review of performance, the Compensation Committee also considers a number of qualitative factors, including: quality of earnings, risk and compliance, peer-relative performance, expense management, and non-financial and strategic objectives. Informed by this qualitative review, the Compensation Committee may then adjust the formulaic funding up or down to arrive at an AIP funding level more commensurate with the company’s performance.

The Compensation Committee believes retaining the flexibility to adjust the formulaic AIP funding is aligned with shareholders' interests because it allows the Compensation Committee to arrive at a final AIP funding level that best reflects holistic company performance and mitigates the risk inherent in a strictly formulaic approach. Using a strict formula may have unintended consequences due to events or market conditions unanticipated when goals are set, or may overemphasize short-term performance at the expense of long-term shareholder returns or undervalue achievements that are not yet evident in our financial performance. These factors are particularly relevant in the P&C insurance industry, where the “cost of goods sold” (that is, the amount of insured losses) is not known at the time of sale and develops over time — in some cases over many years. Because of this industry dynamic, a substantial majority of our 2020 Corporate Peer Group (listed on page 52) include discretion in their annual award design.

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COMPENSATION MATTERS

2020 AIP Funding Level: When setting the 2020 operating plan, which forms the basis for the Compensation Core Earnings target, management and the Board anticipated strong Commercial Lines results driven by the inclusion of a full year of Navigators Group, lower catastrophe losses and pricing increases, partially offset by not assuming the level of favorable prior accident year developments we had in 2019; lower margins in Group Benefits due to lower investment income and moderation in favorable incidence and recovery trends; deterioration in Personal Lines results due to higher catastrophe losses and a higher expense ratio, as well as not assuming the level of favorable prior accident year development we had in 2019; and lower limited partnership returns relative to the strong returns experienced in 2019. As noted above, the 2020 operating plan was established before the start of the COVID-19 pandemic and did not anticipate the pandemic's impact on financial results.
The 2020 AIP Compensation Core Earnings target was set at $1.88 billion, which was 5% higher than the 2019 Compensation Core Earnings target of $1.79 billion, but 3.6% lower than the 2019 Compensation Core Earnings result of $1.95 billion.
2020 Compensation Core Earnings

Actual Compensation Core Earnings for 2020 were $1.77 billion, which produced a formulaic AIP funding level of 80% of target, with below target performance primarily related to COVID-19.
In assessing overall performance and arriving at the 2020 AIP funding level, the Compensation Committee started with the formulaic AIP funding level and undertook a qualitative review focused on the factors described on the following page. While the Compensation Committee acknowledged the strong financial results and strategic accomplishments achieved during an extraordinarily difficult year, in light of the impact of COVID-19 on our businesses and customers, it concluded that no adjustment was necessary to the formulaic AIP funding level of 80% of target.

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COMPENSATION MATTERS

FORMULAIC RESULTS
COMPENSATION CORE EARNINGS PERFORMANCE AGAINST PRE-ESTABLISHED TARGET
• Total adjustments to arrive at Compensation Core Earnings reduced core earnings as reported by $319 million, primarily driven by adjustments for catastrophes below budget that was principally driven by a $289 million subrogation benefit from PG&E Corporation and Pacific Gas and Electric Company related to the 2017 and 2018 California wildfires (See Appendix A for a description of all adjustments)
• Compensation Core Earnings against the pre-established target resulted in a formulaic AIP funding of 80% of target

QUALITATIVE REVIEW

Quality of Earnings	Strategic
• Achieved or exceeded externally provided business metric targets across all businesses excluding the impacts of COVID-19
• Direct and indirect COVID-19 losses of $508 million, before tax, and premium refunds of $81 million, before tax, partially offset by favorable Personal Lines auto frequency of $218 million, before tax

Importance: Understanding trends that drove earnings informs how the Compensation Committee thinks about holistic company performance

• Renewed the auto and home insurance program for AARP members through 2032 and invested in a new technology platform to improve pricing accuracy, increase conversions and simplify and streamline the customer experience
• Continued investment in digital capabilities, with Small Commercial digital capabilities ranked No.1 in Keynova Group’s Small Commercial Insurance Scorecard

Importance: Strategic accomplishments position the company for long term-growth and often represent significant successes in a given year, but such accomplishments may not be reflected or may reflect negatively in the quantitative formula

Peer-Relative Performance	Ethics and Compliance
• Top quartile Core ROE and book value per share growth
• Above median core earnings per share growth
• Bottom quartile one-year TSR and below median three-year TSR

Importance: Performance against the public companies within our 2020 Corporate Peer Group on key financial metrics and TSR is not captured in the quantitative formula and informs how the Compensation Committee thinks about holistic company performance

• Named to a list of most ethical companies by Ethisphere Institute for the twelfth time
• Named to the Just 100 for the third consecutive year; highest ranking insurance company for the second straight year

Importance: Linked to strategy of attracting and retaining talent, as prospective employees are significantly more likely to work for a company that has a strong reputation of ethical conduct

Expense Management
• Total managed expenses below operating plan
• Implemented a multi-year expense initiative, Hartford Next, with net savings within core earnings of $57 million in the second half of 2020, higher than planned

Importance: Managing expenses is critical to maintaining competitive pricing and freeing up resources for investments in the business

2021 AIP Curve
The Compensation Committee updated the AIP curve for 2021 awards to reduce the slope for payouts in the range of +/- 5% of target, which increases predictability and reduces volatility of payouts for performance in that range. This change will be described in greater detail in our 2022 proxy statement.

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COMPENSATION MATTERS
Determination of Individual NEO Awards
The AIP funding level multiplied by an individual’s target AIP opportunity produces an initial AIP award, which the Committee may adjust based on individual performance. In light of his responsibility for overall company performance, the CEO's AIP award has equaled the AIP funding level, without further adjustment, every year since he assumed the position in 2014. For awards granted to the NEOs in February 2021 for 2020 performance under the AIP, see 2020 Named Executive Officer's Compensation and Performance beginning on page 47.
3. LONG-TERM INCENTIVE AWARDS
Long-term incentive ("LTI") awards are designed to drive long-term performance and encourage share ownership among Senior Executives, aligning their interests with those of shareholders. LTI awards are granted on an annual basis following an assessment of individual performance and market data. 2020 LTI awards for Senior Executives consist of performance shares (50% of the award value) and stock options (50% of the award value). This LTI mix rewards for stock price performance, peer-relative shareholder returns (stock price and dividends) and operating performance.
2020-2022 Performance Shares (50% of LTI Award)
Performance shares are designed to reward and retain Senior Executives by allowing them to earn shares of our common stock based on pre-determined performance criteria. Performance shares have a three-year performance period, and are settled in shares of common stock ranging from 0% to 200% of the number of performance shares granted depending upon the performance achieved on the following metrics:

Performance Metric	Rationale
Compensation Core ROE (50% weighting)	Strategic measure that drives shareholder value creation
Peer-relative TSR (50% weighting)	Measure of our performance against peers that are competing investment choices in the capital markets
Compensation Core ROE: For 50% of the performance share award, payouts at the end of the performance period, if any, will depend upon achieving a target average annual ROE over a three-year measurement period, as adjusted for compensation purposes. Because of the adjustments made for compensation purposes, Compensation Core ROE will differ from the ROE numbers provided in our financial statements. The Compensation Committee's definition of Compensation Core ROE for 2020 performance share awards is provided in Appendix A.

As illustrated in the graph at right, for 2020 performance share awards, the target level of performance is an average annual Compensation Core ROE for 2020, 2021, and 2022 of 11.3%, as reflected in the 2020-2022 operating plan.	2020-2022 Compensation Core ROE

Peer-Relative TSR: For 50% of the performance share award, payouts, if any, will be based on company TSR performance at the end of the three-year performance period relative to a Performance Peer Group. The current Performance Peer Group represents 16 industry specific public companies against which we benchmark performance for compensation purposes. While there is some overlap, the Performance Peer Group is distinct from the Corporate Peer Group described on page 52, which includes mutual companies where financial data is not publicly available, as well as companies that compete with us for talent. The Compensation Committee believes that the Performance Peer Group should be limited to companies that: (1) publish industry results against which to measure our performance; and (2) are competing investment choices in capital markets. The Compensation Committee reviews the composition of the Performance Peer Group annually and did not make any changes to this group for 2020 performance share awards.
For each company in the Performance Peer Group, TSR will be measured using a 20-day stock price average at the beginning and the end of the performance period in order to smooth out any volatility. In response to shareholder feedback, the Compensation

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Committee updated the TSR payout curve for performance share awards granted in 2020 to target above-median performance. There is no payout for performance below the 30th percentile; 35% payout for performance at the 30th percentile; target payout for performance at the 55th percentile; and 200% payout for performance at the 85th percentile.

2020 Performance Peer Group	Three-Year Relative TSR Ranking
Alleghany Corp.
Allstate Corp.
American Financial Group, Inc.
Berkley (W. R.) Corp.
Chubb Limited
Cincinnati Financial Corp.
CNA Financial Corp.
Everest Re Group, Ltd.
Hanover Insurance Group, Inc.
Markel Corporation
Mercury General Corp.
MetLife, Inc.
Old Republic International Corp.
Progressive Corp.
Travelers Companies, Inc.
Unum Group
Stock Options (50% of LTI Awards)
The use of stock options directly aligns the interests of our Senior Executives with those of shareholders because options only have value if the price of our common stock on the exercise date exceeds the stock price on the grant date. The stock options are granted at fair market value, vest in three equal installments over three years, and have a 10-year term. In 2020, to ensure that executives whose employment terminates due to retirement, death or disability have the opportunity to participate in the long-term impact of their actions on the company’s stock price, the Compensation Committee decided to extend the post-employment exercise period applicable in the event of any such termination for all outstanding stock options, including those granted in 2020, to the remainder of the option’s originally stated term.
Certification of 2018-2020 Performance Share Awards
On February 27, 2018, the Compensation Committee granted Senior Executives performance shares tied 50% to achievement of average annual Compensation Core ROE goals over a three-year measurement period, and 50% to TSR performance relative to a peer group of 16 companies.(1) For the Core ROE component of the award, achievement of average annual Compensation Core ROE of 9.3%, 11.6% and 13.9% during the measurement period would have resulted in payouts of 35%, 100% and 200% of target, respectively. For the TSR component of the award, there would be no payout for performance below the 30th percentile, 35% payout for performance at the 30th percentile, target payout for median performance, and 200% payout for performance at the 85th percentile.
These performance shares vested as of December 31, 2020, the end of the three-year performance period, and the Compensation Committee certified a payout at 75% of target on February 17, 2021 based on the following results:
•The average of the company's Compensation Core ROE for each year of the measurement period was 12.8%, resulting in a payout of 151% of target for the Compensation Core ROE component of the awards.
•Because the company’s TSR during the performance period was below threshold, there was no payout for the TSR component of the awards.
Details of the 2018 performance shares are given on pages 41-43 of our 2019 Proxy Statement filed with the Securities and Exchange Commission on April 4, 2019.
Diversity Modifier for 2021-2023 Performance Shares
The Compensation Committee updated the 2021 LTI program to include a performance share modifier tied to the company's diversity and workforce representation goals. The modifier will determine whether an increase or decrease of 10% on performance share awards is warranted based upon performance against predetermined year-end 2023 representation goals for women and people of color. This change will be described in greater detail in our 2022 proxy statement. Representation goals for women and people of color will be described in our forthcoming Sustainability Highlight Report.

(1) While the peer group at the time of the grant consisted of 17 companies, AXA subsequently acquired XL Group plc, resulting in a performance peer group of 16 companies for measuring TSR performance.

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EXECUTIVE BENEFITS AND PERQUISITES
Senior Executives are eligible for the same benefits as full-time employees generally, including health, life insurance, disability and retirement benefits. Non-qualified savings and retirement plans provide benefits that would otherwise be provided but for the Internal Revenue Code limits that apply to tax-qualified benefit plans.
We provide certain additional perquisites to Senior Executives, including reimbursement of costs for annual physicals and associated travel, relocation benefits when a move is required, and occasional use of tickets for sporting and special events previously acquired by the company when no other business use has been arranged and there is no incremental cost to the company. The CEO also has the use of a company car and driver to allow for greater efficiency while commuting.
We own a fractional interest in a corporate aircraft to allow Senior Executives to safely and efficiently travel for business purposes. The corporate aircraft enables Senior Executives to use travel time productively by providing a confidential environment in which to conduct business and eliminating the schedule constraints imposed by commercial airline service. The CEO and President are permitted limited personal use of corporate aircraft to minimize their time spent on personal travel and to increase the time they are available for business purposes. Corporate aircraft also enables them to work more productively while traveling for time-sensitive personal matters. The CEO and President's use of corporate aircraft for personal travel is subject to an annual limit of $160,000 and $90,000, respectively, in aggregate incremental costs to the company. Fixed costs, which do not change based on usage, are excluded. Our aircraft usage policy otherwise prohibits personal travel via corporate aircraft by Senior Executives except in extraordinary circumstances. There was no personal use by Senior Executives due to extraordinary circumstances in 2020.
From time to time, a Senior Executive’s expenses for a purpose deemed important to the business may not be considered “directly and integrally related” to the performance of the Senior Executive’s duties as required by applicable SEC rules. These expenses are considered perquisites for disclosure purposes. Examples of such expenses may include attendance at conferences, seminars or award ceremonies, as well as attendance of a Senior Executive’s spouse or guest at business events or dinners where spousal or guest attendance is expected.
Whenever required to do so under Internal Revenue Service regulations, we attribute income to Senior Executives for perquisites and the Senior Executive is responsible for the associated tax obligation.
2020 NAMED EXECUTIVE OFFICERS' COMPENSATION AND PERFORMANCE
In evaluating individual performance, the Compensation Committee considered each NEO's achievements to advance the company's position in our strategic priorities of realizing the full potential of our product capabilities and underwriting expertise, becoming an easier company to do business with, and attracting, retaining and developing the talent needed for long-term success.
CHRISTOPHER SWIFT
Chairman and Chief Executive Officer
Mr. Swift has served as CEO since July 1, 2014; he was also appointed Chairman on January 5, 2015. As CEO, he is responsible for the company’s strategy and growth, capital allocation, performance, culture and leadership.
2020 Performance
In reviewing Mr. Swift’s performance, the independent directors took into account that Mr. Swift led the company’s response to the COVID-19 pandemic and racial inequity including: additional benefits and support for employees (e.g., free COVID-19 testing and remote work support); enhanced community giving; all-employee panel discussions on racial equity; support for CEO Action for Diversity & Inclusion, the CEO Action for Racial Equity and the Corporate Call to Action convened by the Connecticut State Treasurer; and adoption of diversity and inclusion goals for each business and functional area. In addition, under Mr. Swift’s leadership, the company:
•Achieved strong underlying financial results, despite unprecedented challenges of 2020, delivering core earnings of $2.086 billion.
•Executed key strategic priorities including the Navigators Group integration, the launch of our next-generation Spectrum package offering for small businesses and the extension of our AARP relationship through 2032.
•Maintained top decile employee engagement and performance enablement scores as measured by Qualtrics Experience Management (XM) survey through continued focus on talent management and diversity and inclusion.

2020 Compensation Decisions

• Salary. $1,150,000, unchanged from 2019.

• AIP Award. Target of $3,000,000, unchanged from 2019. In recognition of the fact that Mr. Swift is responsible for overall company performance and progress toward achievement of the company's strategic priorities, the Compensation Committee approved a 2020 AIP award of $2,400,000 (80% of target), which was equal to the company AIP funding level of 80% for 2020.

• LTI Award. In February 2020, based on its assessment of Mr. Swift's responsibilities and performance and Corporate Peer Group compensation, the Compensation Committee granted him an LTI award of $8,500,000, an increase of 3.0% from the previous year, in the form of 50% stock options and 50% performance shares.

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BETH COSTELLO
Executive Vice President and Chief Financial Officer
Ms. Costello has served as CFO since July 1, 2014. As the company’s CFO, Ms. Costello is responsible for finance, treasury, capital, accounting, investor relations and procurement.
2020 Performance
In reviewing Ms. Costello’s performance, the Compensation Committee took into account that she:
•Delivered a capital management plan that included a $1.5 billion equity repurchase authorization through 2022 and an 8% increase in our common stock dividend.
•Launched a multi-year strategic cost management initiative, “Hartford Next” with run-rate savings on target and 2020 core earnings impact ahead of plan.
•Strengthened organizational talent through key internal moves while maintaining top decile employee engagement and enablement scores as measured by Qualtrics Experience Management (XM) survey.
In addition, the Compensation Committee noted that under her financial leadership the company received the highest evaluation score of “Superior” in S&P’s enterprise risk management evaluation framework and A.M. Best raised its financial strength rating on Hartford Life and Accident Insurance Company to A+ from A.

2020 Compensation Decisions

• Salary. $725,000, unchanged from 2019.

• AIP Award. Target of $1,250,000, unchanged from 2019. For 2020, the Compensation Committee approved an AIP award of $1,000,000 (80% of target), which was equal to the company AIP funding level of 80% for 2020 to reflect her responsibility for overall company performance.

• LTI Award. In February 2020, based on its assessment of Ms. Costello's responsibilities and performance and Corporate Peer Group compensation, the Compensation Committee granted her an LTI award of $1,850,000, an increase of 4.2% from the previous year, in the form of 50% stock options and 50% performance shares.

DOUGLAS ELLIOT
President
Mr. Elliot has served as President of The Hartford since July 1, 2014. He leads the company’s Property & Casualty business lines (Small Commercial, Middle & Large Commercial, Personal Lines and Global Specialty) as well as Underwriting.
2020 Performance
In reviewing Mr. Elliot’s performance, the Compensation Committee took into account that he:
•Delivered strong P&C core earnings, despite unprecedented challenges in 2020, highlighted by a strong P&C combined ratio excluding catastrophes and prior year development.
•Continued to lead the Navigators Group integration, with excellent results on re-underwriting the Middle & Large Commercial and Global Specialty books of business, cross-sell initiatives and pricing.
•Oversaw the extension of our AARP relationship through 2032 and led execution of Personal Lines' investment in a new technology platform to improve pricing accuracy, increase conversions and simplify and streamline the customer experience.
•Continued focus on talent management and maintained top decile employee engagement and enablement scores as measured by Qualtrics Experience Management (XM) survey.

2020 Compensation Decisions

• Salary. $950,000, unchanged from 2019.

• AIP Award. Target of $1,900,000, unchanged from 2019. For 2020, the Compensation Committee approved an AIP award of $1,520,000 (80% of target), taking into account strong P&C underlying combined ratio and continued progress in realizing the full potential of our product capabilities, one of our key long-term strategic goals.

• LTI Award. In February 2020, based on its assessment of Mr. Elliot's responsibilities and performance and Corporate Peer Group compensation, the Compensation Committee granted him an LTI award of $5,310,000, an increase of 3.1% from the previous year, in the form of 50% stock options and 50% performance shares.

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WILLIAM BLOOM
Executive Vice President, Claims, Operations, Technology, and Data & Analytics
Mr. Bloom has served as Executive Vice President since July 1, 2014. He is responsible for The Hartford's s technology and service operations, as well as oversight of data and analytics initiatives. In 2020, he also assumed leadership of the company's claims organization.
2020 Performance
In reviewing Mr. Bloom’s performance, the Compensation Committee took into account that he:
•Led initiatives that enabled the company to transition its workforce to nearly all-remote status in light of the COVID-19 pandemic, implemented COVID-related billing holds and other customer accommodations, and redeployed talent to meet changing customer needs.
•Delivered on digital investments that allowed for improved digital adoption in both Small Commercial and Personal Lines, leading to higher net promoter scores.
•Renegotiated several large vendor contracts resulting in significant annual savings and improved vendor capabilities.
•Strengthened organizational talent through key internal moves while maintaining top decile employee engagement and enablement scores as measured by Qualtrics Experience Management (XM) survey.

2020 Compensation Decisions

• Salary. $625,000, unchanged from 2019.

• AIP Award. Mr. Bloom's AIP target was increased from $950,000 in 2019 to $1,000,000 in 2020 based on an evaluation of his performance, level of responsibility, experience and target compensation as compared to the Corporate Peer Group. For 2020, the Compensation Committee approved an AIP award of $800,000 (80% of target), taking into account his critical work in enabling a remote operating environment and supporting our strategy of becoming an easier company to do business with.

• LTI Award. In February 2020, based on its assessment of Mr. Bloom's responsibilities and performance and Corporate Peer Group compensation, the Compensation Committee granted him an LTI award of $1,300,000, an increase of 4.0% from the previous year, in the form of 50% stock options and 50% performance shares.

DAVID ROBINSON
Executive Vice President and General Counsel
Mr. Robinson has served as Executive Vice President and General Counsel since June 1, 2015. He is responsible for The Hartford's law department, government affairs and compliance.
2020 Performance
In reviewing Mr. Robinson’s performance, the Compensation Committee took into account that he:
•Led law, compliance and government affairs' COVID-19 response, including responding to an unprecedented level of legislative and regulatory activity and advising on numerous novel business and coverage challenges.
•Led the successful transition to a virtual Board environment, including increased engagement between management and the Board, an increase in the Board's regular meeting cadence, the onboarding of two new directors and the company's first virtual annual meeting of shareholders.
•Led the enhancement of the law department's operating model in support of the claims organization, yielding savings on outside counsel expense.
•Strengthened organizational talent through key internal moves while maintaining top decile employee engagement and enablement scores as measured by Qualtrics Experience Management (XM) survey.

2020 Compensation Decisions

• Salary. $600,000

• AIP Award. Target of $725,000. For 2020, the Compensation Committee approved an AIP award of $580,000 (80% of target), taking into account comprehensive support for the company's COVID-19 response and the related legislative, regulatory business and coverage challenges.

• LTI Award. In February 2020, based on its assessment of Mr. Robinson's responsibilities and performance and Corporate Peer Group compensation, the Compensation Committee granted him an LTI award of $1,300,000 in the form of 50% stock options and 50% performance shares.

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BRION JOHNSON
Former Executive Vice President and Chief Investment Officer; Former President of HIMCO
Mr. Johnson served as Chief Investment Officer and President of Hartford Investment Management Company ("HIMCO") from May 16, 2012 until August 1, 2020, and continued as an employee of the company in an advisory capacity until his retirement on December 31, 2020.

2020 Compensation Decisions

• Salary. $600,000, unchanged from 2019.

• AIP Award. Target of $1,400,000, unchanged from 2019. For 2020, the Compensation Committee approved an AIP award of $1,000,000 (71% of target) based upon the time Mr. Johnson served as Chief Investment Officer and President of HIMCO and the successful transition of his responsibilities to his successor.

• LTI Award. In February 2020, based on its assessment of Mr. Johnson's performance and Corporate Peer Group compensation, the Compensation Committee granted him an LTI award of $1,750,000, unchanged from the previous year, in the form of 50% stock options and 50% performance shares.

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PROCESS FOR DETERMINING SENIOR EXECUTIVE COMPENSATION (INCLUDING NEOs)
COMPENSATION COMMITTEE
The Compensation Committee is responsible for reviewing the performance of and approving compensation awarded to those executives who either report to the CEO or who are subject to the filing requirements of Section 16 of the Securities Exchange Act of 1934 (other than the CEO). The Compensation Committee also evaluates the CEO’s performance and recommends his compensation for approval by the independent directors. With this input from the Compensation Committee, the independent directors review the CEO’s performance and determine his compensation level in the context of the established goals and objectives for the enterprise and his individual performance. The Compensation Committee and the independent directors typically review performance and approve annual incentive awards for the prior fiscal year at their February meeting, along with annual LTI awards and any changes to base salary and target bonus. To assist in this process, the Compensation Committee reviews market and historical compensation information for each NEO to understand how each element of compensation relates to other elements and to the compensation package as a whole, including outstanding equity.

Annual Compensation Design, Payout and Performance Goal-Setting Process

December to January
• Review feedback from fall shareholder engagement
• Approve design of AIP and LTI programs for the upcoming year, including updates to Performance and Corporate Peer Groups
• Determine enterprise AIP funding based on the previous year's actual performance against the pre-established Compensation Core Earnings target and a review of qualitative factors
• Review Senior Executive stock ownership

February
• Review Senior Executive performance for previous year and determine individual AIP awards
• Establish AIP and LTI performance targets based on the company's three-year operating plan
• Review and approve current year total compensation recommendations for Senior Executives, including salary, AIP targets and LTI awards
• Establish Senior Executive leadership goals and objectives for the current year

May to July
• Review Say-on-Pay voting results and recommendations of proxy advisory firms
• Review company pay equity status
• Review talent succession planning, workforce diversity and the company’s diversity programs

September
• Review Enterprise Risk Management's annual compensation risk assessment
• Review AIP and LTI program design for the coming year

Ongoing
• Monitor the company's year-to-date performance in relation to targets
• Review and consider compensation plans, policies and practices in light of company performance, strategy, shareholder feedback and best practices
COMPENSATION CONSULTANT
Meridian Compensation Partners, LLP ("Meridian") is the Compensation Committee’s independent compensation consultant and has regularly attended Compensation Committee meetings since its engagement. Pursuant to the Compensation Committee's charter, Meridian has not provided services to the company other than consulting services provided to the Compensation Committee and, with respect to CEO and director compensation, the Board.
In 2020, following a review of its records and practice guidelines, Meridian provided the Compensation Committee a letter that confirmed its conformity with independence factors under applicable SEC rules and the listing standards of the NYSE.
ROLE OF MANAGEMENT
Our Human Resources team supports the Compensation Committee in the execution of its responsibilities. Our Executive Vice President and Chief Human Resources Officer oversees the development of the materials for each Compensation Committee meeting, including market data, historical compensation and outstanding equity, individual and company performance metrics and

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compensation recommendations for consideration by the Compensation Committee (in the case of the CEO, by the independent directors). No member of our management team, including the CEO, has a role in determining their own compensation.
BENCHMARKING
On an annual basis, the Compensation Committee reviews and considers a number of factors in establishing or recommending a target total compensation opportunity for each individual including, but not limited to, market data, tenure in position, experience, sustained performance, and internal pay equity. Although the Compensation Committee considers competitive market data, it does not target a specific market position. The various sources of compensation information the Compensation Committee uses to determine the competitive market for our executive officers are described in more detail below.
2020 Corporate Peer Group
The Compensation Committee reviews the peer group used for compensation benchmarking (the "Corporate Peer Group") periodically or upon a significant change in business conditions for the company or its peers. As part of its review, the Compensation Committee considers many factors, including market capitalization, revenues, assets, lines of business and sources and destinations of talent. For this reason, the Corporate Peer Group differs from the Performance Peer Group described earlier for purposes of the TSR performance measure applicable to performance shares. For 2020, the Compensation Committee did not make any changes to the Corporate Peer Group.
Data in millions – as of 12/31/2020(1)

Company Name(2)	Revenues	Assets	Market Cap
Allstate Corp.	$44,791	$125,987	$33,426
American International Group, Inc.	$43,337	$586,481	$32,617
Berkley (W. R.) Corp.	$8,099	$28,607	$11,837
Chubb Ltd.	$36,052	$190,774	$69,467
Cigna Corp.	$160,550	$155,451	$75,209
Cincinnati Financial Corp.	$7,536	$27,542	$14,058
CNA Financial Corp.	$10,808	$64,026	$10,573
Hanover Insurance Group, Inc.	$4,827	$13,444	$4,257
Lincoln National Corp.	$17,439	$365,948	$9,723
MetLife Inc.	$67,842	$795,146	$42,253
Principal Financial Group Inc.	$14,742	$296,628	$13,629
Progressive Corp.	$42,638	$64,098	$57,874
Travelers Companies Inc.	$31,981	$116,764	$35,557
Unum Group	$13,162	$70,626	$4,672
Voya Financial Inc.	$7,649	$180,312	$7,426
25TH PERCENTILE	$9,453	$64,062	$10,148
MEDIAN	$17,439	$125,987	$14,058
75TH PERCENTILE	$42,988	$243,701	$38,905
THE HARTFORD	$20,494	$74,111	$17,551
PERCENT RANK	52%	36%	51%
(1)Data provided by S&P Global Market Intelligence. The amounts shown in the “Revenues” column reflect adjustments to facilitate comparability across companies.
(2)An additional four non-public companies are included in the Corporate Peer Group as they submit data to relevant compensation surveys utilized in determining appropriate pay levels for Senior Executives: Liberty Mutual, MassMutual, Nationwide Financial, and State Farm.
Use of Corporate Peer Group Compensation Data
When evaluating and determining individual pay levels, the Compensation Committee reviews compensation data prepared annually by Aon showing the 25th, 50th and 75th percentiles of various pay elements for the companies listed above. As noted previously, the Compensation Committee does not target a specific market position in pay.
The Compensation Committee also reviews general industry survey data published by third parties as a general indicator of relevant market conditions and pay practices, including perquisites. Neither the Compensation Committee nor management has any input into companies included in these general industry or financial services company surveys.

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COMPENSATION POLICIES AND PRACTICES
STOCK OWNERSHIP AND RETENTION GUIDELINES
Senior Executives are expected to meet or exceed certain levels of stock ownership to align their interests with those of shareholders. The Compensation Committee has established the following ownership guidelines for the CEO and other NEOs

Level	(As a Multiple of Base Salary)
CEO	6x
Other NEOs	4x
The Compensation Committee reviews ownership levels annually. NEOs are generally expected to meet these ownership guidelines within five years of appointment to position. As of March 22, 2021, the CEO and each of the other NEOs met their respective guideline.
TIMING OF EQUITY GRANTS
Equity grants may be awarded four times per year, on the first day of a quarterly trading window following the filing of our Form 10-Q or 10-K for the prior period. Our practice is to grant annual equity awards during the first quarterly trading window of the year. This timing ensures that grants are made at a time when the stock price reflects the most current public data regarding our performance and financial condition.
RECOUPMENT POLICY
We have a recoupment policy that allows for the recoupment of any incentive compensation (cash or equity) paid or payable at any time to the extent such recoupment either (i) is required by applicable law or listing standards, or (ii) is determined to be necessary or appropriate in light of business circumstances or employee misconduct.
RISK MITIGATION IN PLAN DESIGN
Management has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. Our Enterprise Risk Management function performs a risk review of any new incentive compensation plans or any material changes to existing plans annually and engages an independent third party to complete a comprehensive review of all incentive compensation plans every five years. In 2020, Enterprise Risk Management conducted its annual review and discussed the results of that review with the Compensation Committee. Enterprise Risk Management concluded that current incentive plans do not promote inappropriate risk-taking or encourage the manipulation of reported earnings.
The following features of our executive compensation program guard against excessive risk-taking:

Feature	Rationale
Pay Mix
•A mix of fixed and variable, annual and long-term, and cash and equity compensation encourages strategies and actions that are in the company’s long-term best interests.
•Long-term compensation awards and overlapping vesting periods encourage executives to focus on sustained company results and stock price appreciation.

Performance Metrics	•Incentive awards based on a variety of performance metrics diversify the risk associated with any single indicator of performance
Equity Incentives
•Stock ownership guidelines align executive and shareholder interests
•Equity grants are made only during a trading window following the release of financial results
•No reload provisions are included in any stock option awards

Plan Design
•Incentive plans are not overly leveraged, cap the maximum payout, and include design features intended to balance pay for performance with an appropriate level of risk-taking.
•Our equity incentive plans do not allow:
◦Stock options with an exercise price less than the fair market value of our common stock on the grant date;
◦Re-pricing (reduction in exercise price) of stock options without shareholder approval; or
◦Single trigger vesting of awards upon a Change of Control if awards are assumed or replaced with substantially equivalent awards.

Recoupment	•We have a broad incentive compensation recoupment policy in addition to claw-back provisions under our equity incentive plans.
HEDGING AND PLEDGING COMPANY SECURITIES
We prohibit our employees and directors from engaging in hedging, monetization, derivative and similar transactions involving company securities. In addition, Senior Executives are prohibited from pledging company securities.

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POTENTIAL SEVERANCE AND CHANGE OF CONTROL PAYMENTS
The company does not have individual employment agreements. NEOs are covered under a severance pay plan that provides severance in a lump sum equal to two times the sum of annual base salary plus target bonus, whether severance occurs before or after a change of control (no gross-up is provided for any change of control excise taxes that might apply). As a condition to receiving severance, Senior Executives must agree to restrictive covenants covering such items as non-competition, non-solicitation of business and employees, non-disclosure and non-disparagement.
The company maintains change of control benefits to ensure continuity of management and to permit executives to focus on their responsibilities without undue distraction related to concerns about personal financial security if the company is confronted with a contest for control. These benefits are also designed to ensure that in any such contest, management is not influenced by events that could occur following a change of control.
The 2014 Incentive Stock Plan provides for “double trigger” vesting on a change of control. If an NEO terminates employment for “Good Reason” or their employment is terminated without “Cause” (see definitions on page 67) within 2 years following a Change of Control (as defined in the plan), then any awards that were assumed or replaced with substantially equivalent awards vest. If the awards were not assumed or replaced with substantially equivalent awards, the awards vest immediately upon the Change of Control.
EFFECT OF TAX AND ACCOUNTING CONSIDERATIONS ON COMPENSATION DESIGN
In designing our compensation programs, we consider the tax and accounting impact of our decisions. In doing so, we strive to strike a balance between designing appropriate and competitive compensation programs for our executives, maximizing the deductibility of such compensation, and, to the extent reasonably possible, avoiding adverse accounting effects and ensuring that any accounting consequences are appropriately reflected in our financial statements.
Tax considerations are factored into the design of our compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As of the date of this proxy statement, the Compensation and Management Development Committee consists of directors Ruesterholz (Chair), Dominguez, Fetter, Roseborough and Winter, all of whom are independent non-management directors. No Compensation and Management Development Committee member has served as an officer or employee of The Hartford and no Hartford executive officer has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of The Hartford’s Board.
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Report submitted as of March 26, 2021 by:
Members of the Compensation and Management Development Committee:

Virginia P. Ruesterholz, Chair
Carlos Dominguez
Trevor Fetter
Teresa W. Roseborough
Matthew E. Winter

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COMPENSATION MATTERS
EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The table below reflects total compensation paid to or earned by each NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Christopher Swift Chairman and Chief Executive Officer	2020	1,150,000	—	3,740,850	4,250,000	2,400,000	33,824	231,521	11,806,195
	2019	1,150,000	—	4,551,525	4,125,000	4,440,000	48,198	246,025	14,560,748
	2018	1,137,500	—	3,736,000	4,000,000	4,800,000	—	210,115	13,883,615
Beth Costello Executive Vice President and Chief Financial Officer	2020	725,000	—	814,185	925,000	1,000,000	42,587	65,700	3,572,472
	2019	725,000	—	979,268	887,500	1,850,000	56,823	68,800	4,567,391
	2018	718,750	—	828,925	887,500	1,925,000	—	65,500	4,425,675
Douglas Elliot President	2020	950,000	—	2,336,931	2,655,000	1,520,000	14,901	65,700	7,542,532
	2019	950,000	—	2,841,255	2,575,000	2,812,000	21,419	133,175	9,332,849
	2018	943,750	—	2,335,000	2,500,000	3,050,000	—	170,363	8,999,113
William Bloom Executive Vice President, Claims, Operations, Technology & Data	2020	625,000	—	572,130	650,000	800,000	21,488	65,700	2,734,318
	2019	612,500	—	689,625	625,000	1,500,000	27,131	65,600	3,519,856
	2018	568,750	—	513,700	550,000	1,550,000	—	68,281	3,250,731
David Robinson Executive Vice President and General Counsel*	2020	593,750	—	572,130	650,000	580,000	25,565	54,350	2,475,795
	2019	NA	NA	NA	NA	NA	NA	NA	NA
	2018	NA	NA	NA	NA	NA	NA	NA	NA
Brion Johnson Former Executive Vice President and Chief Investment Officer; Former President of HIMCO	2020	600,000	—	770,175	875,000	1,000,000	3,388	65,700	3,314,263
	2019	593,750	—	965,475	875,000	1,890,000	8,346	65,600	4,398,171
	2018	562,500	—	747,200	800,000	2,250,000	—	65,500	4,425,200
*Mr. Robinson was not previously an NEO.
(1)This column reflects the aggregate grant date fair value of performance shares calculated in accordance with FASB ASC Topic 718 for the fiscal years ended December 31, 2020, 2019 and 2018. Detail on the 2020 grants is provided in the Grants of Plan Based Awards Table on page 57. The amounts in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. Other assumptions used in the calculation of these amounts are included in footnote 20 of the company's Annual Report on Form 10-K for 2020 and footnote 19 of the company's Annual Reports on Form 10-K for 2019 and 2018.
    To determine the fair value of the 2020 performance share award under FASB ASC Topic 718, the market value on the grant date is adjusted to reflect the probable outcome of the performance condition(s) consistent with the estimated aggregate compensation cost to be recognized over the service period, determined as of the grant date. These adjustments result in a value under FASB ASC Topic 718 that is 88.02% of the market value on the grant date.
The number of shares payable under these awards will be based on the actual results as compared to pre-established performance conditions and can range from 0-200% of the target award. The value of performance shares assuming the highest possible outcome of the performance conditions determined at the time of grant (200% of the target award), and including an adjustment for no payment of dividends on 2019 and 2018 unvested performance shares, would in total be:

NEO	2020 Performance Shares ($) (February 25, 2020 grant date)	2019 Performance Shares ($) (February 26, 2019 grant date)	2018 Performance Shares ($) (February 27, 2018 grant date)
C. Swift	8,500,000	7,664,156	7,567,405
B. Costello	1,850,000	1,649,006	1,678,987
D. Elliot	5,310,000	4,784,292	4,729,628
W. Bloom	1,300,000	1,161,197	1,040,498
D. Robinson	1,300,000	NA	NA
B. Johnson	1,750,000	1,625,694	1,513,461
Under the 2014 Incentive Stock Plan, no more than 500,000 shares in the aggregate can be earned by an individual employee with respect to RSUs and performance share awards made in a single calendar year. As a result, the number of shares ultimately distributed to an employee (or former employee) with respect to awards made in the same year will be reduced, if necessary, so that the number does not exceed this limit.

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COMPENSATION MATTERS
(2)This column reflects the full aggregate grant date fair value for the fiscal years ended December 31, 2020, 2019 and 2018 calculated in accordance with FASB ASC Topic 718. The amounts in this column are not reduced for estimated forfeitures during the applicable vesting periods. Other assumptions used in the calculation of these amounts are included in footnote 20 of the company's Annual Report on Form 10-K for 2020 and footnote 19 of the company's Annual Reports on Form 10-K for 2019 and 2018.
(3)This column reflects cash AIP awards paid for the respective years.
(4)This column reflects the actuarial increase, if any, in the present value of the accumulated benefits of the NEOs under all pension plans established by the company. The amounts were calculated using discount rate and form of payment assumptions consistent with those used in the company’s GAAP financial statements. Actuarial assumptions for 2020 are described in further detail in footnote 2 of the Pension Benefits Table on page 60.
(5)This column reflects amounts described in the Summary Compensation Table—All Other Compensation.

Summary Compensation Table - All Other Compensation
This table provides more details on the amounts presented in the “All Other Compensation” column in the Summary Compensation Table on page 55 for the NEOs.

Name	Year	Perquisites ($)(1)	Contributions or Other Allocations to Defined Contribution Plans ($)(2)	Total ($)
Christopher Swift	2020	165,821	65,700	231,521
Beth Costello	2020	—	65,700	65,700
Douglas Elliot	2020	—	65,700	65,700
William Bloom	2020	—	65,700	65,700
David Robinson	2020	—	54,350	54,350
Brion Johnson	2020	—	65,700	65,700
(1)As permitted by SEC rules, we have included the perquisites and other personal benefits that we provided in 2020 where the aggregate amount of such compensation to an NEO exceeds $10,000. Perquisite amounts for Mr. Swift include personal use of corporate aircraft not requiring reimbursement to the company ($160,000), commuting costs, and expenses associated with the attendance of his spouse at a business function.
(2)This column represents company contributions under the company’s tax-qualified 401(k) plan (The Hartford Investment and Savings Plan) and The Hartford Excess Savings Plan (the “Excess Savings Plan”), a non-qualified plan established to “mirror” the qualified plan to facilitate deferral of amounts that cannot be deferred under the 401(k) plan due to Internal Revenue Code limits. Additional information can be found under the “Excess Savings Plan” section of the Non-Qualified Deferred Compensation Table beginning on page 62.

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GRANTS OF PLAN BASED AWARDS TABLE
This table discloses information about equity awards granted to the NEOs in 2020 pursuant to the 2014 Incentive Stock Plan. The table also discloses potential payouts under the AIP and performance share awards. Actual AIP payouts are reported in the Summary Compensation Table on page 55 under the heading “Non-Equity Incentive Plan Compensation.” Equity awards have been rounded to the nearest whole share or option.

Name	Plan	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Swift	2020 AIP		1,050,000	3,000,000	9,000,000
	Stock Options	2/25/2020								327,679	55.27	4,250,000
	Performance Shares	2/25/2020				13,457	76,895	153,790				3,740,850
B. Costello	2020 AIP		437,500	1,250,000	3,750,000
	Stock Options	2/25/2020								71,318	55.27	925,000
	Performance Shares	2/25/2020				2,929	16,736	33,472				814,185
D. Elliot	2020 AIP		665,000	1,900,000	5,700,000
	Stock Options	2/25/2020								204,703	55.27	2,655,000
	Performance Shares	2/25/2020				8,406	48,037	96,074				2,336,931
W. Bloom	2020 AIP		350,000	1,000,000	3,000,000
	Stock Options	2/25/2020								50,116	55.27	650,000
	Performance Shares	2/25/2020				2,058	11,760	23,521				572,130
D. Robinson	2020 AIP		253,750	725,000	2,175,000
	Stock Options	2/25/2020								50,116	55.27	650,000
	Performance Shares	2/25/2020				2,058	11,760	23,521				572,130
B. Johnson	2020 AIP		490,000	1,400,000	4,200,000
	Stock Options	2/25/2020								67,463	55.27	875,000
	Performance Shares	2/25/2020				2,770	15,831	31,663				770,175
(1)The “Threshold” column shows the payout amount for achieving the minimum level of performance for which an amount is payable under the AIP at 35% of target (no amount is payable if this level of performance is not reached). The “Maximum” column shows the maximum amount payable at 300% of target (the maximum amount payable for an individual AIP award). The actual 2020 AIP award for each NEO is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(2)The performance shares granted to the NEOs on February 25, 2020 vest on December 31, 2022, the end of the three year performance period. The vesting percentage is based on the company’s TSR performance relative to a peer group established by the Compensation Committee, and performance based on pre-established ROE targets. These two measures are weighted equally (50/50), as described on page 45. The “Threshold” column for this grant represents 17.5% of target which is the payout for achieving the minimum level of performance under either of the two applicable performance measures for which an amount is payable under the program (no amount is payable if this level of performance is not reached). The “Maximum” column for this grant represents 200% of target and is the maximum amount payable.
(3)The options granted in 2020 to purchase shares of the company's common stock vest 1/3 per year on each anniversary of the grant date and each option has an exercise price equal to the fair market value of one share of common stock on the grant date. The value of each stock option award is $12.97 and was determined by using a lattice/Monte-Carlo based option valuation model; this value was not reduced to reflect estimated forfeitures during the vesting period.
(4)The NYSE closing price per share of the company’s common stock on February 25, 2020, the date of the 2020 LTI grants for the NEOs, was $55.27. To determine the fair value of the performance share award under FASB ASC Topic 718, the market value on the grant date is adjusted by a factor of 0.8802 to reflect the probable outcome of the performance condition(s) consistent with the estimated aggregate compensation cost to be recognized over the service period, determined as of the grant date.

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COMPENSATION MATTERS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
This table shows outstanding stock option awards classified as exercisable and unexercisable and the number and market value of any unvested or unearned equity awards outstanding as of December 31, 2020 and valued using $48.98, the NYSE closing price per share of the company’s common stock on December 31, 2020.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Chris Swift	2/28/2012	148,448	—	20.63	2/28/2022
	3/5/2013	141,388	—	24.15	3/5/2023
	3/4/2014	103,872	—	35.83	3/4/2024
	3/3/2015	301,887	—	41.25	3/3/2025
	3/1/2016	294,481	—	43.59	3/1/2026
	2/28/2017	302,908	—	48.89	2/28/2027
	2/27/2018	189,879	94,940	53.81	2/27/2028
	2/26/2019	117,421	234,842	49.01	2/26/2029			168,332	8,244,901
	2/25/2020	—	327,679	55.27	2/25/2030			78,997	3,869,274
Beth Costello	3/4/2014	47,214	—	35.83	3/4/2024
	3/3/2015	77,830	—	41.25	3/3/2025
	3/1/2016	72,076	—	43.59	3/1/2026
	2/28/2017	70,679	—	48.89	2/28/2027
	2/27/2018	42,129	21,065	53.81	2/27/2028
	2/26/2019	25,263	50,527	49.01	2/26/2029			36,218	1,773,958
	2/25/2020	—	71,318	55.27	2/25/2030			17,193	842,136
Douglas Elliot	3/4/2014	94,429	—	35.83	3/4/2024
	3/3/2015	207,547	—	41.25	3/3/2025
	3/1/2016	190,486	—	43.59	3/1/2026
	2/28/2017	201,939	—	48.89	2/28/2027
	2/27/2018	118,674	59,338	53.81	2/27/2028
	2/26/2019	73,299	146,599	49.01	2/26/2029			105,080	5,146,818
	2/25/2020	—	204,703	55.27	2/25/2030			49,350	2,417,158
William Bloom	3/3/2015	33,019	—	41.25	3/3/2025
	3/1/2016	32,949	—	43.59	3/1/2026
	2/28/2017	40,388	—	48.89	2/28/2027
	2/27/2018	26,108	13,055	53.81	2/27/2028
	2/26/2019	17,791	35,582	49.01	2/26/2029			25,504	1,249,186
	2/25/2020	—	50,116	55.27	2/25/2030			12,082	591,771
David Robinson	3/1/2016	37,068	—	43.59	3/1/2026
	2/28/2017	40,388	—	48.89	2/28/2027
	2/27/2018	26,108	13,055	53.81	2/27/2028
	2/26/2019	17,791	35,582	49.01	2/26/2029			25,504	1,249,186
	2/25/2020	—	50,116	55.27	2/25/2030			12,082	591,771
Brion Johnson	3/3/2015	56,604	—	41.25	3/3/2025
	3/1/2016	55,601	—	43.59	3/1/2026
	2/28/2017	60,582	—	48.89	2/28/2027
	2/27/2018	56,964	—	53.81	2/27/2028
	2/26/2019	74,722	—	49.01	2/26/2029			35,706	1,748,880
	2/25/2020	67,463	—	55.27	2/25/2030			16,264	796,615
(1) Stock options granted to the NEOs vest and become exercisable 1/3 per year on each anniversary of the grant date and generally expire on the tenth anniversary of the grant date. See “(2) Accelerated Stock Option Vesting” on page 65 following the Payments upon Termination or Change of Control table for a description of the circumstances in which vesting is accelerated.
(2) This column represents unvested performance share awards at (i) 200% of target (the maximum amount payable) assuming that the company has achieved the highest performance level with respect to awards granted on February 26, 2019 and (ii) 100% of target with respect to awards granted on February 25, 2020. Dividends are not credited on performance shares awarded prior to February 25, 2020; however, dividend equivalents are credited on performance shares awarded on February 25, 2020, which remain subject to the same terms and conditions as the underlying performance shares to which they relate

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and are paid only if, and to the extent that, the underlying performance shares vest and are paid. See “(3) Accelerated Vesting of Performance Shares and Other LTI Awards” on page 65 following the Payments upon Termination or Change of Control table for a description of the circumstances in which vesting is accelerated for performance shares.
•Performance shares granted on February 26, 2019 vest on December 31, 2021, the end of the three year performance period, based on the company’s TSR performance relative to the peer group established by the Compensation Committee and performance against pre-established ROE targets, with the two measures weighted equally (50/50), as described on page 46 of the 2020 proxy statement.
•Performance shares granted on February 25, 2020 vest on December 31, 2022, the end of the three year performance period, based on the company’s TSR performance relative to the peer group established by the Compensation Committee and performance against pre-established ROE targets, with the two measures weighted equally (50/50), as described on page 45 of this proxy statement.
(3) This column reflects the market value of performance shares granted on February 26, 2019 at 200% of target and February 25, 2020 at 100% of target, plus the value of dividend equivalents credited on performance shares granted on February 25, 2020 as of December 31, 2020.
OPTION EXERCISES AND STOCK VESTED TABLE
This table provides information regarding option awards exercised and stock awards that vested during 2020. The numbers have been rounded to the nearest whole dollar or share.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Christopher Swift	—	—	55,752	2,793,175
Beth Costello	—	—	12,370	619,724
Douglas Elliot	128,535	3,194,095	34,845	1,745,735
William Bloom	—	—	7,666	384,054
David Robinson	—	—	12,060	602,828
Brion Johnson	—	—	11,150	558,628
(1)The amounts in this column reflect the value realized upon the exercise of vested stock options during 2020. The value realized is the difference between the fair market value of common stock on the date of exercise and the exercise price of the option. All options were exercised pursuant to pre-planned trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
(2)The numbers in this column reflect the total shares of common stock that vested in 2020. RSUs were granted on February 28, 2017 to Mr. Robinson and settled in shares of common stock on March 5, 2020 (4,352) and April 13, 2020 (43), respectively. For all NEOs, performance shares were granted on February 27, 2018, vested on December 31, 2020 and paid out at 75% of target following the Compensation Committee’s February 17, 2021 certification of company performance against two equally weighted measures:
•at 151% performance for pre-established ROE targets, and
•below threshold performance against the relative TSR performance objective for the three-year performance period January 1, 2018 – December 31, 2020.
(3) The aggregate value of the RSU award granted to Mr. Robinson (including accumulated dividend equivalents) is based on the NYSE closing price per share of the company's common stock on February 28, 2020 ($49.95) and April 2, 2020 ($33.27) for his RSU and dividend equivalents, respectively. The value of performance share awards is based on the NYSE closing price per share of the company's common stock on February 17, 2021 ($50.10), the date the Compensation Committee certified the vesting percentage.

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COMPENSATION MATTERS
PENSION BENEFITS TABLE
The table below shows the number of years of credited service, the actuarial present value of the accumulated pension benefit, and the actual cash balance account as of December 31, 2020 under the company’s tax-qualified pension plan (The Hartford Retirement Plan for U.S. Employees, or the “Retirement Plan”) and the non-qualified pension plan (The Hartford Excess Pension Plan II, or the “Excess Pension Plan”) for each of the NEOs, except Mr. Bloom. Mr. Bloom had accrued a benefit in respect of a prior period of employment when a final average pay formula was applicable. He was rehired after the cash balance account formula accruals ceased as of December 31, 2012. Therefore, the columns below illustrate Mr. Bloom's accrued final average pay formula benefit for his earlier period of employment.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Actual Cash Balance Account or Accrued Benefit ($)	Payments During Last Fiscal Year ($)
Christopher Swift	Retirement Plan	2.83	79,679	77,083	—
	Excess Pension Plan	2.83	443,146	428,711	—
Beth Costello	Retirement Plan	8.67	182,566	169,411	—
	Excess Pension Plan	8.67	226,965	210,612	—
Douglas Elliot	Retirement Plan	1.74	54,958	53,424	—
	Excess Pension Plan	1.74	193,181	187,788	—
William Bloom	Retirement Plan	3.50	163,552	—	—
	Excess Pension Plan	3.50	1,711	—	—
David Robinson	Retirement Plan	6.08	146,651	138,209	—
	Excess Pension Plan	6.08	138,755	130,768	—
Brion Johnson	Retirement Plan	1.24	32,932	32,932	—
	Excess Pension Plan	1.24	63,631	63,424	—
(1)Benefit accruals ceased as of December 31, 2012 under each Plan, but service continues to be credited for purposes of determining whether employees have reached early or normal retirement milestones. As of December 31, 2020, each of the NEOs was vested at 100% in their Final Average Earnings benefit or cash balance account.
(2)The present value of accumulated benefits under each Plan is calculated assuming that benefits commence at age 65, no pre-retirement mortality, a lump sum form of payment and the same actuarial assumptions used by the company for GAAP financial reporting purposes. Because the cash balance amounts are projected to age 65 using an assumed interest crediting rate of 3.3% (the actual rate in effect for 2020), and the present value as of December 31, 2020 is determined using a discount rate of 2.64%, the present value amounts are similar to the actual December 31, 2020 cash balance accounts.
(3)The present value of the final average pay benefit portion of Mr. Bloom's benefit assumes commencement at the date he would receive an unreduced benefit under the plan (age 62 plus one month) and an annuity form of payment. Mr. Bloom has no accrued benefit under the cash balance formula.
Cash Balance Formula
Employees hired prior to January 1, 2001 accrued benefits under a final average pay formula through December 31, 2008 and accrued benefits under the cash balance formula from January 1, 2009 to December 31, 2012.
For employees hired on or after January 1, 2001, retirement benefits accrued under the cash balance formula until December 31, 2012. Effective December 31, 2012, the cash balance formula under the Retirement Plan and the Excess Pension Plan was frozen for all Plan participants, including the NEOs. Interest continues to be credited on previously accrued amounts, at a rate of 3.3% or based on the 10 year Treasury rate, whichever is greater. All Plan participants are currently vested in their account balances, which they may elect to receive following termination of employment in the form of a single lump sum payment or an actuarially-equivalent form of annuity.
In the event of a Change of Control, each NEO would automatically receive a lump sum of the value of their Excess Pension Plan cash balance benefit as of the date of the Change of Control, provided that the Change of Control also constitutes a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code.
Final Average Pay Formula
Because Mr. Bloom was previously employed by The Hartford from 1996-1999, he earned benefits under the final average pay formula in effect for employees hired prior to January 1, 2001. This final average pay formula provides an annual pension payable in the form of an annuity commencing as of normal retirement age (age 65) for the participant's lifetime, equal to 2% of the employee's average final pay for each of the first 30 years of credited service prior to January 1, 2009, reduced by 1.67% of the employee's primary Social Security benefit for each of the first 30 years of credited service prior to January 1, 2009. An employee's average

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final pay is calculated as the sum of (i) average annual base salary for the 60 calendar months of the last 120 calendar months of service prior to 2009 affording the highest average, plus (ii) average annual bonus payments in the five calendar years of the employee's last ten calendar years of service prior to 2009 affording the highest average. Benefits are payable as a single life annuity or reduced actuarially-equivalent amount in order to provide for payments to a contingent annuitant.
In the event of a Change of Control, Mr. Bloom would automatically receive a lump sum of the value of his Excess Pension Plan benefit as of the date of the Change of Control, provided that the Change of Control also constitutes a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code.
NON-QUALIFIED DEFERRED COMPENSATION TABLE
Excess Savings Plan
NEOs, as well as other employees, may contribute to the company’s Excess Savings Plan, a non-qualified plan established as a “mirror” to the company’s tax-qualified 401(k) plan (The Hartford Investment and Savings Plan). The Excess Savings Plan is intended to facilitate deferral of amounts that cannot be deferred under the 401(k) plan for employees whose compensation exceeds the Internal Revenue Code limit for the 401(k) plan ($285,000 in 2020). When an eligible employee’s annual compensation reaches that Internal Revenue Code limit, the eligible employee can contribute up to six percent (6%) of compensation in excess of that limit to the Excess Savings Plan, up to a combined $1 million annual limit on compensation for both plans. The company makes a matching contribution to the Excess Savings Plan in an amount equal to 100% of the employee’s contribution. Company contributions to the Excess Savings Plan are fully vested and plan balances are payable in a lump sum following termination of employment.
The table below shows the notional investment options available under the Excess Savings Plan during 2020 and their annual rates of return for the calendar year ended December 31, 2020, as reported by the administrator of the Excess Savings Plan. The notional investment options available under the Excess Savings Plan correspond to the investment options available to participants in the 401(k) plan.
Excess Savings Plan Notional Investment Options

Name of Fund	Rate of Return (for the year ended December 31, 2020)	Name of Fund	Rate of Return (for the year ended December 31, 2020)
The Hartford Stock Fund	-16.21%	Vanguard Target Retirement 2015 Trust	10.44%
ISP International Equity Fund(1)	13.67%	Vanguard Target Retirement 2020 Trust	12.13%
ISP Active Large Cap Equity Fund(2)	20.11%	Vanguard Target Retirement 2025 Trust	13.42%
ISP Small/Mid Cap Equity Fund(3)	12.78%	Vanguard Target Retirement 2030 Trust	14.19%
State Street S&P 500 Index Fund	18.36%	Vanguard Target Retirement 2035 Trust	14.92%
Hartford Stable Value Fund	2.35%	Vanguard Target Retirement 2040 Trust	15.60%
Hartford Total Return Bond HLS Fund	9.03%	Vanguard Target Retirement 2045 Trust	16.30%
SSgA Real Asset Fund	3.20%	Vanguard Target Retirement 2050 Trust	16.47%
Vanguard Federal Money Market Fund	0.45%	Vanguard Target Retirement 2055 Trust	16.44%
State Street Global All Cap Equity Ex-U.S. Index Non-Lending Series Fund	11.29%	Vanguard Target Retirement 2060 Trust	16.51%
State Street Russell Small/Mid Cap® Index Non-Lending Series Fund	32.62%	Vanguard Target Retirement 2065 Trust	16.46%
Vanguard Target Retirement Income Trust	10.10%
(1)The ISP International Equity Fund is a multi-fund portfolio made up of two underlying mutual funds that provides a blended rate of return. The underlying funds are the Hartford International Opportunities HLS Fund (50%) and Sprucegrove All Country World ex USA CIT Fund (50%).
(2)The ISP Active Large Cap Equity Fund is a multi-fund portfolio made up of two underlying funds that provides a blended rate of return. The underlying funds are the Hartford Dividend and Growth HLS Fund (50%) and the Loomis Sayles Growth Fund (50%).
(3)The ISP Small/Mid Cap Equity Fund is a multi-fund portfolio made up of four underlying funds (one mutual fund and three managed separate accounts) that provides a blended rate of return. The underlying funds are the T. Rowe Price QM U.S. Small-Cap Growth Fund (20%), Chartwell Investment Partners Small Cap Value Fund (20%), Hartford MidCap HLS Fund (30%) and LMCG Investments Mid Cap Value Fund (30%).

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COMPENSATION MATTERS
Non-Qualified Deferred Compensation - Excess Savings Plan
The table below shows the NEO and company contributions, the aggregate earnings credited, and the total balance of each NEO’s account under the Excess Savings Plan as of December 31, 2020.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Christopher Swift	42,900	42,900	163,718	—	1,282,381
Beth Costello	42,900	42,900	17,638	—	786,162
Douglas Elliot	42,900	42,900	18,988	—	844,862
William Bloom	42,900	42,900	102,382	—	632,158
David Robinson	42,900	42,900	42,598	—	713,236
Brion Johnson	42,900	42,900	13,493	—	899,557
(1)The amounts shown reflect executive contributions into the Excess Savings Plan during 2020 with respect to Annual Incentive Plan cash awards paid in 2020 in respect of performance during 2019. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in the 2020 proxy statement.
(2)The amounts shown reflect the company’s matching contributions into the Excess Savings Plan in respect of each NEO’s service in 2020. These amounts are also included with the company's contributions to the 401(k) plan in the “All Other Compensation” column of the Summary Compensation Table on page 55.
(3)The amounts shown represent investment gains (or losses) during 2020 on notional investment funds available under the Excess Savings Plan (which mirror investment options available under the 401(k) plan). No portion of these amounts is included in the Summary Compensation Table on page 55 as the company does not provide above-market rates of return.
(4)The amounts shown represent the cumulative amount that has been credited to each NEO’s account under the applicable plan as of December 31, 2020. The amounts reflect the sum of the contributions made by each NEO and the company since the NEO first began participating in the Excess Savings Plan (including executive and company contributions reported in the Summary Compensation Tables in previous years), adjusted for any earnings or losses as a result of the performance of the notional investments. The reported balances are not based solely on 2020 service.

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COMPENSATION MATTERS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following section provides information concerning the value of potential payments and benefits as of December 31, 2020 that would be payable to NEOs following termination of employment under various circumstances or in the event of a Change of Control (as defined on page 67). Benefit eligibility and values as of December 31, 2020 vary based on the reason for termination.
Senior Executive Severance Pay Plan
The NEOs participate in The Hartford Senior Executive Officer Severance Pay Plan (the “Senior Executive Plan”), which provides specified payments and benefits to participants upon termination of employment as a result of severance eligible events. The Senior Executive Plan applies to the NEOs and other executives that the Executive Vice President and Chief Human Resources Officer (the “Plan Administrator”) approves for participation. As a condition to participate in the Senior Executive Plan, the NEOs must agree to such restrictive covenants as are required by the Plan Administrator. In addition to confidentiality and non-disparagement provisions that continue after termination of employment, the NEOs have agreed that, while employed and for a one-year period following a termination of employment, they are subject to non-competition and non-solicitation provisions.
If an NEO is involuntarily terminated, other than for Cause (as defined on page 67), the NEO would receive a lump sum severance amount equal to two times the sum of their annual base salary and the target AIP award, both determined as of the involuntary termination date, payable within 60 days of termination. Treatment of the AIP award for the year in which the termination occurs, outstanding and unvested LTI awards and other benefits as of the termination date if an NEO is involuntarily terminated other than for Cause (including if the NEO is, or is not, retirement eligible) are described in Footnotes 1, 2, 3 and 5 to the table below.
Treatment upon a Change of Control
If, within the two year period following a Change of Control (as defined on page 67), (1) the NEO is involuntarily terminated by the company other than for Cause, or (2) the NEO voluntarily terminates employment with the company for Good Reason (as defined on page 67), then the NEO would receive the same severance pay under the Senior Executive Plan as the NEO would have received in the event of involuntary termination before a Change of Control, and would be eligible for a pro rata AIP award as set forth above, except that the pro rata AIP award payable would be at least the same percentage of the target level of payout as is generally applicable to executives whose employment did not terminate. LTI awards would not vest automatically upon a Change of Control so long as the Compensation Committee determines that, upon the Change of Control, the awards would either continue to be honored or be replaced with substantially equivalent alternative awards. If the awards were so honored or replaced, then those awards would fully vest if, within the two year period following the Change of Control, (1) the NEO was involuntarily terminated by the company other than for Cause, or (2) the NEO voluntarily terminated employment with the company for Good Reason.
In the event of a Change of Control, the NEO would receive a lump sum equal to the present value of their benefit under the Excess Pension Plan and their Excess Savings Plan balance, provided that the Change of Control also constituted a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code. (See (6) Additional Pension Benefits below for a description of Mr. Bloom's Excess Pension Plan benefit upon a Change in Control.)
No gross-up would be provided for any excise taxes that apply to an NEO upon a Change of Control.
Other Benefits in the Event of Death or Disability
In the event of death, an NEO would receive a company-paid life insurance benefit in addition to whatever voluntary group term life insurance coverage is in effect. The company paid benefit would equal one times salary with a cap of $100,000, unless the employee had elected a flat amount of $50,000.
In the event of disability, the NEO would be entitled to short and long term disability benefits if they were disabled in accordance with the terms of the applicable plan. Upon the commencement of long term disability benefits and while in receipt of long term disability benefits, each NEO would be eligible to participate in company health benefit and life insurance plans for up to a maximum of three years.
Eligibility for Retirement Treatment
For AIP awards, an NEO will receive retirement treatment if they meet one of the following retirement definitions as of the last date paid: (i) the NEO is at least age 55 with at least 5 years of service, and age plus service equals or exceeds 65 (the "Rule of 65") or (ii) the NEO is at least age 50, has at least 10 years of service and the sum of the NEO’s age and service is equal to at least 70, or the NEO is at least age 65 with at least 5 years of service (the "Rule of 70"). All of the NEOs were eligible to receive retirement treatment for their AIP awards as of December 31, 2020.
For the 2018, 2019 and 2020 LTI awards, an NEO will receive retirement treatment if they provide written notice three months in advance of their planned retirement date, continues to perform their job responsibilities satisfactorily, and meets one of the following retirement definitions as of the last date paid: (i) the NEO is at least age 55 with at least 5 years of service, and age plus service equals or exceeds 65 (the "Rule of 65"), or (ii) as of the 2016 annual grant date of March 1, 2016, the NEO was at least age 50 with at least 10 years of service and the sum of the NEO's age and service was equal to at least 70 , and the NEO had an outstanding LTI grant as of December 31, 2015. Messrs. Swift, Elliot, Bloom, and Robinson were eligible to receive retirement treatment for their 2018, 2019 and 2020 LTI awards under the Rule of 65, as described below.

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COMPENSATION MATTERS
Payments upon Termination or Change of Control
The table and further discussion below (including the section titled Treatment of Former NEO) address benefits that would be payable to the NEOs as of December 31, 2020 assuming their termination of employment on December 31, 2020 under various circumstances or in the event of a Change of Control effective December 31, 2020 (and, in the case of Mr. Johnson, that were actually payable upon his retirement on December 31, 2020). The benefits discussed below are in addition to:
•The vested stock options set forth in the Outstanding Equity Awards at Fiscal Year-End Table on page 58,
•The vested performance shares set forth in the Option Exercises and Stock Vested Table on page 59,
•The vested pension benefits set forth in the Pension Benefits Table on page 60, and
•The vested benefits set forth in the Non-Qualified Deferred Compensation Table on page 62 (benefits payable from the Excess Savings Plan).
The amounts shown for accelerated stock option and other LTI vesting are calculated using the NYSE closing price per share of the company’s common stock on December 31, 2020 of $48.98.

Payment Type	Christopher Swift	Beth Costello	Douglas Elliot	William Bloom	David Robinson

VOLUNTARY TERMINATION OR RETIREMENT
2020 AIP Award ($)(1)	2,400,000	1,000,000	1,520,000	800,000	580,000
Accelerated Stock Option Vesting ($)(2)	—	—	—	—	—
Accelerated Performance Share Vesting ($)(3)	7,991,725	—	4,990,567	1,216,364	1,216,364
Accelerated Other LTI Vesting ($)(3)	—	—	—	—	—
Benefits Continuation and Outplacement ($)(5)	—	—	—	—	—
TOTAL TERMINATION BENEFITS ($)	10,391,725	1,000,000	6,510,567	2,016,364	1,796,364

INVOLUNTARY TERMINATION – NOT FOR CAUSE
2020 AIP Award ($)(1)	2,400,000	1,000,000	1,520,000	800,000	580,000
Cash Severance ($)(4)	8,300,000	3,950,000	5,700,000	3,250,000	2,650,000
Accelerated Stock Option Vesting ($)(2)	—	—	—	—	—
Accelerated Performance Share Vesting ($)(3)	7,991,725	872,031	4,990,567	1,216,364	1,216,364
Accelerated Other LTI Vesting ($)(3)	—	—	—	—	—
Benefits Continuation and Outplacement ($)(5)	41,904	42,275	36,151	35,925	41,904
TOTAL TERMINATION BENEFITS ($)	18,733,629	5,864,306	12,246,718	5,302,289	4,488,268

CHANGE OF CONTROL/ INVOLUNTARY TERMINATION NOT FOR CAUSE OR TERMINATION FOR GOOD REASON
2020 AIP Award ($)(1)	2,400,000	1,000,000	1,520,000	800,000	580,000
Cash Severance ($)(4)	8,300,000	3,950,000	5,700,000	3,250,000	2,650,000
Accelerated Stock Option Vesting ($)(2)	—	—	—	—	—
Accelerated Performance Share Vesting ($)(3)	7,991,725	1,729,115	4,990,567	1,216,364	1,216,364
Accelerated Other LTI ($)(3)	—	—	—	—	—
Benefits Continuation and Outplacement ($)(5)	41,904	42,275	36,151	35,925	41,904
Additional Pension Benefits ($)	—	—	—	163	—
TOTAL TERMINATION BENEFITS ($)	18,733,629	6,721,390	12,246,718	5,302,452	4,488,268

INVOLUNTARY TERMINATION – DEATH OR DISABILITY
2020 AIP Award ($)(1)	2,400,000	1,000,000	1,520,000	800,000	580,000
Accelerated Stock Option Vesting ($)(2)	—	—	—	—	—
Accelerated Performance Share Vesting ($)(3)	7,991,725	1,729,115	4,990,567	1,216,364	1,216,364
Accelerated Other LTI Vesting ($)(3)	—	—	—	—	—
Benefits Continuation ($)(5)	51,210	52,323	33,948	33,272	51,210
TOTAL TERMINATION BENEFITS ($)	10,442,935	2,781,438	6,544,515	2,049,636	1,847,574

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COMPENSATION MATTERS
(1) 2020 AIP Award
Voluntary Termination or Retirement. Generally, upon a voluntary termination of employment during 2020, the NEO would not be eligible to receive an AIP award for 2020 unless the Compensation Committee determined otherwise. However, an NEO who is eligible for retirement treatment for an AIP award would be entitled to receive a pro rata award for 2020 based on the portion of the year served, payable no later than March 15 following the calendar year of termination. All of the NEOs were eligible for retirement treatment as of December 31, 2020 under the AIP. The amounts shown represent the actual award payable for 2020, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 55.
Involuntary Termination – Not For Cause. Each NEO would be eligible for a pro rata portion of their 2020 AIP award. The amounts shown represent the actual award payable for 2020, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 55.
Involuntary Termination – Not For Cause, or a Termination For Good Reason, Within Two Years Following a Change of Control. Each NEO would be eligible for a pro rata portion of their 2020 AIP award, commensurate with amounts received by the executives who did not terminate employment. The amounts shown represent the actual award payable for 2020, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 55.
Involuntary Termination For Cause. No AIP award would be payable.
Death or Disability. Each NEO would receive a 2020 AIP award comparable to the award that would have been paid had they been subject to an involuntary termination (not for Cause).
(2) Accelerated Stock Option Vesting
Voluntary Termination or Retirement. For a voluntary termination, all unvested options would be canceled, unless the Compensation Committee determined otherwise. Each NEO would be entitled to exercise stock options vested as of the date of their termination of employment within the four month period following termination of employment but not beyond the scheduled expiration date.
If the NEO is retirement eligible, unvested stock options would immediately vest. Vested options would need to be exercised no later than the scheduled expiration date. All of the NEOs, except for Ms. Costello, were eligible for retirement treatment as of December 31, 2020 on their 2018, 2019 and 2020 option awards.
Involuntary Termination – Not For Cause. Each NEO would be entitled to pro rata vesting of unvested stock options as long as the options had been outstanding for at least one year from the date of grant. Stock options vested as of the date of termination of employment would need to be exercised within the four month period following termination of employment but not beyond the scheduled expiration date.
If the NEO is retirement eligible, unvested stock options would immediately vest. Vested options would need to be exercised no later than the scheduled expiration date. All of the NEOs, except for Ms. Costello, were eligible for retirement treatment as of December 31, 2020 on their 2018, 2019 and 2020 option awards.
Change of Control. Stock options would not automatically vest upon a Change of Control so long as the Compensation Committee determined that, upon the Change of Control, the awards would either be honored or replaced with substantially equivalent alternative awards. If the stock option awards were so honored or replaced, then vesting of those awards would only be accelerated if the NEO’s employment were to be terminated within two years following the Change of Control without Cause or by the NEO for Good Reason. Stock options, if vested upon the Change of Control, would be exercisable for the remainder of their original term. The amounts shown in the Change of Control section of the table provide the value of accelerated stock option vesting presuming that all options were to vest upon a Change of Control on December 31, 2020 (i.e., that the stock option awards were not honored or replaced, or that the NEOs were terminated at the time of the Change of Control without Cause) or quit for Good Reason.
Involuntary Termination For Cause. All unvested stock options would be canceled.
Death or Disability. All unvested stock options would fully vest and would need to be exercised no later than the scheduled expiration date.
(3) Accelerated Vesting of Performance Shares and Other LTI Awards
Voluntary Termination or Retirement. For a voluntary termination, unvested performance shares and RSUs would be canceled as of the termination of employment date, unless the Compensation Committee determined otherwise. For retirement eligible employees, performance share awards granted on February 26, 2019 and February 25, 2020 would fully vest, subject to compliance with a non-competition provision. As of December 31, 2020, all of the NEOs, except for Ms. Costello, were eligible to receive retirement treatment on their outstanding performance share awards, subject to compliance with the non-competition provision. The amounts shown included dividend equivalents accrued as of December 31, 2020 on February 25, 2020 performance awards.
Involuntary Termination – Not For Cause. All of the NEOs, except for Ms. Costello, would receive full vesting for their 2019 and 2020 performance share awards due to eligibility for retirement treatment, subject to compliance with the non-competition provision. Ms. Costello, who is not retirement eligible, would be entitled to pro rata treatment of 2019 and 2020 performance share awards at the end of the applicable performance period. The amount shown is the value the NEO would be

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COMPENSATION MATTERS
entitled to at the end of the respective performance period for these awards to which pro rata or full payment applies, based on $48.98, the closing stock price on December 31, 2020, and payout at target. The amounts shown include dividend equivalents accrued as of December 31, 2020 on February 25, 2020 performance awards.
Change Of Control. RSU and performance share awards would not automatically vest upon a Change of Control so long as the Compensation Committee determined that, upon the Change of Control, the awards would either be honored or replaced with substantially equivalent alternative awards. If the RSU awards and the performance share awards were so honored or replaced, then vesting of those awards would only be accelerated if the NEO’s employment were to be terminated within two years following the Change of Control without Cause or by the NEO for Good Reason. The amounts shown in the Change of Control section of the table indicate the value of accelerated vesting presuming that all awards were to vest upon the Change of Control (i.e., the performance share awards were not honored or replaced, or that the NEOs were terminated at the time of the Change of Control without Cause or quit for Good Reason), based on $48.98, the closing stock price on December 31, 2020, and, in the case of performance shares, a payout at target. The Compensation Committee could determine that performance share awards would pay out at greater than the target amount. The amounts shown include dividend equivalents accrued as of December 31, 2020 on February 25, 2020 performance awards.
Involuntary Termination For Cause. All unvested awards would be canceled.
Death or Disability. Performance share awards granted in 2019 and 2020 would vest in full at target and be payable within 60 days of the termination date. The amounts shown include dividend equivalents accrued as of December 31, 2020 on February 25, 2020 performance awards.
(4) Cash Severance Payments
Voluntary Termination or Retirement, Involuntary Termination For Cause, Death or Disability. No benefits would be payable.
Involuntary Termination - Not For Cause Before or After a Change of Control, or Termination For Good Reason Within Two Years Following a Change of Control. Each NEO would receive a severance payment calculated as a lump sum equal to two times the sum of base salary and the target AIP award at the time of termination (assumed to be December 31, 2020 for this purpose).
In the event of termination after a Change of Control, if the aggregate present value of payments contingent on the Change of Control would result in payment by the NEO of an excise tax on “excess parachute payments,” as described in regulations under Sections 280G and 4999 of the Internal Revenue Code, then the severance amounts shown would be reduced if, as a result, the NEO would thereby receive more on an after-tax basis than they would receive if the reduction in the severance amount was not made. The amounts shown assume that such reduction does not occur.
(5) Benefits Continuation and Outplacement
Voluntary Termination or Retirement. No benefits would be payable. NEOs who terminate employment after attaining age 55 and completing 10 years of service can elect coverage under a company high deductible health plan until age 65 at their own expense.
Involuntary Termination - Not For Cause Before or After A Change of Control, or Termination For Good Reason Within Two Years Following a Change of Control. Each NEO would be provided up to one-year of health benefits at the employee cost and up to one-year of executive outplacement services. The amounts shown represent the estimated employer cost of health coverage continuation and outplacement for one year.
Involuntary Termination - Death or Disability. Each NEO would be provided 36 months of life and health benefits continuation from the date of termination due to long term disability. The amounts shown represent the estimated employer cost of life and health coverage continuation for three years.
(6) Additional Pension Benefits Upon a Change in Control
In the event of a Change in Control, all participants in the Excess Pension Plan automatically receive, in a single lump sum, the present value of the benefit accrued as of the date of the Change in Control, provided that the Change of Control also constitutes a "change of control" as defined in regulations issued under Section 409A of the Internal Revenue Code. In such event, the provisions of the Excess Pension Plan regarding the calculation of the lump sum payments due under that Plan's final average pay formula provide for different assumptions to be used, including lower discount rates, than have historically been assumed by the company for GAAP financial reporting purposes. In the event of a Change of Control, the hypothetical lump sum payout from the Excess Pension Plan to Mr. Bloom would thus be greater by $163 than the accumulated benefit present value set forth in the Pension Benefits Table on page 60.
TREATMENT OF FORMER NEO
In June 2020, the company announced Brion Johnson's decision to retire. As part of his transition, he continued as an employee of the company in an advisory capacity until his retirement on December 31, 2020. No adjustments were made to Mr. Johnson’s salary or benefits during this transition period. Upon Mr. Johnson's retirement on December 31, 2020, his outstanding, unvested equity awards received the following treatment:
•Stock options granted on February 27, 2018 accelerated so that the final tranche of 18,988 options became vested on December 31, 2020, which are included in the Outstanding Equity table on page 58.

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COMPENSATION MATTERS
•Stock options granted on February 26, 2019 accelerated so that the final two tranches of 49,815 options became vested on December 31, 2020, which are included in the Outstanding Equity table on page 58.
•Stock options granted February 25, 2020 accelerated so that all 67,463 options became vested on December 31, 2020, which are included in the Outstanding Equity table on page 58.
•Performance shares granted in 2019 and 2020 will vest based on actual performance following the end of their respective performance periods, subject to Mr. Johnson's compliance with the non-competition provision applicable to such awards during the remainder of their respective performance periods. Such awards remain subject to the achievement of the applicable performance criteria and will be paid in 2022 and 2023, respectively, following certification of performance at the end of the applicable performance periods. The value of these awards at the end of their respective performance periods, based on the closing stock price on December 31, 2020 ($48.98) and payout at target performance, and including dividend equivalents accrued as of December 31, 2020 on Mr. Johnson's 2020 performance award, would be $1,671,055.

Mr. Johnson also received a cash AIP award of $1,000,000 as shown in the Summary Compensation Table on page 55.

DEFINITIONS
“Cause” as used above is defined differently, depending upon whether an event occurs before or after a Change of Control.
•    Prior to a Change of Control, “Cause” is generally defined as termination for misconduct or other disciplinary action.
•    Upon the occurrence of a Change of Control, “Cause” is generally defined as the termination of the executive’s employment due to: (i) a felony conviction; (ii) an act or acts of dishonesty or gross misconduct which result or are intended to result in damage to the company’s business or reputation; or (iii) repeated violations by the executive of the obligations of their position, which violations are demonstrably willful and deliberate and which result in damage to the company’s business or reputation.
“Change of Control” is generally defined as:
•     The filing of a report with the SEC disclosing that a person is the beneficial owner of 40% or more of the outstanding stock of the company entitled to vote in the election of directors of the company;
•     A person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the company (or securities convertible into stock), provided that after consummation of the offer, the person is the beneficial owner of 20% or more of the outstanding stock of the company entitled to vote in the election of directors of the company;
•     The consummation of a merger, consolidation, recapitalization or reorganization of the company approved by the stockholders of the company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the company entitled to vote in the election of directors of the company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the company entitled to vote in the election of directors of the company immediately prior to such transaction;
•     The consummation of a sale, lease, exchange or other transfer of all or substantially all the assets of the company approved by the stockholders of the company; or
•     Within any 24 month period, the persons who were directors of the company immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause, and (B) was not designated by a person who has entered into an agreement with the company to effect a merger or sale transaction described above.
“Good Reason” is generally defined as:
•    The assignment of duties inconsistent in any material adverse respect with the executive’s position, duties, authority or responsibilities, or any other material adverse change in position, including titles, authority or responsibilities;
•     A material reduction in base pay or target AIP award;
•     Being based at any office or location more than 50 miles from the location at which services were performed immediately prior to the Change of Control (provided that such change of office or location also entails a substantially longer commute);
•     A failure by the company to obtain the assumption and agreement to perform the provisions of the Senior Executive Plan by a successor; or
•     A termination asserted by the company to be for cause that is subsequently determined not to constitute a termination for Cause.

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COMPENSATION MATTERS
CEO Pay Ratio
For 2020, Mr. Swift had total compensation, as reported in the Summary Compensation Table on page 55, of $11,806,195, while our median employee had total compensation of $92,639, yielding a CEO pay ratio of 127 times the median. Annual base salary at year-end 2020 was used to determine the median employee; no statistical sampling was used. The median employee's total compensation was calculated in the same manner as for the CEO in the Summary Compensation Table. All non-U.S. employees were excluded using the 5% de minimis rule (159 employees were based in the U.K., 59 in Belgium, 7 in Canada, 6 in Hong Kong, 4 in Switzerland and 1 in the Netherlands).

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INFORMATION ON STOCK OWNERSHIP
DIRECTORS AND EXECUTIVE OFFICERS
The following table shows, as of March 22, 2021: (1) the number of shares of our common stock beneficially owned by each director and NEO, and (2) the aggregate number of shares of common stock and common stock-based equity (including RSUs, performance shares granted at target and stock options that will not vest or become exercisable within 60 days, as applicable) held by all directors, NEOs and Section 16 executive officers as a group.

As of March 22, 2021, no individual director, NEO or Section 16 executive officer beneficially owned 1% or more of the total outstanding shares of our common stock. The directors, NEOs and Section 16 executive officers as a group beneficially owned approximately 1.55% of the total outstanding shares of our common stock as of March 22, 2021.

Name of Beneficial Owner	Common Stock(1)	Total(2)
Robert B. Allardice, III	19,921	19,921
William A. Bloom	235,159	380,463
Beth Costello(3)	465,587	660,299
Larry De Shon	5,083	5,083
Carlos Dominguez	12,997	12,997
Douglas Elliot	1,294,115	1,841,775
Trevor Fetter(4)	114,582	114,582
Donna James	891	891
Brion Johnson	208,342	242,569
Kathryn A. Mikells(5)	89,940	89,940
Michael G. Morris	91,242	91,242
David Robinson	199,587	338,405
Teresa W. Roseborough	23,094	23,094
Virginia P. Ruesterholz	36,932	36,932
Christopher J. Swift(6)	2,254,878	3,154,435
Matthew Winter	5,568	5,568
Greig Woodring(7)	11,663	11,663
All directors, NEOs and Section 16 executive officers as a group (23 persons)	5,543,240	7,845,897
(1)All shares of common stock are owned directly except as otherwise indicated below. Pursuant to SEC regulations, shares of common stock beneficially owned include shares of common stock that, as of March 22, 2021: (i) may be acquired by directors, NEOs and Section 16 executive officers upon the vesting or distribution of stock-settled RSUs or the exercise of stock options exercisable within 60 days after March 22, 2021, (ii) are allocated to the accounts of Section 16 executive officers under the company’s tax-qualified 401(k) plan, (iii) are held by Section 16 executive officers under The Hartford Employee Stock Purchase Plan or (iv) are owned by a director’s, NEO's or a Section 16 executive officer’s spouse or minor child. Of the number of shares of common stock shown above, the following shares may be acquired upon exercise of stock options as of March 22, 2021 or within 60 days thereafter by: Mr. Bloom, 197,806 shares; Ms. Costello, 405,291 shares; Mr. Elliot, 1,087,245 shares; Mr. Johnson, 192,268 shares; Mr. Robinson, 168,906 shares; Mr. Swift, 1,921,871 shares; and all NEOs and Section 16 executive officers as a group, 4,309,178 shares.
(2)This column shows the individual’s total stock-based holdings in the company, including the securities shown in the “Common Stock” column (as described in footnote 1), plus RSUs that vest and stock options that become exercisable more than 60 days after March 22, 2021, and all outstanding performance shares (at target).
(3)The amount shown includes 11 shares of common stock held by Ms. Costello’s spouse.
(4)The amount shown includes 10,188 shares of common stock held by a trust for which Mr. Fetter serves as trustee.
(5)The amount shown includes 11,800 shares of common stock held by a limited liability company of which Ms. Mikells is a member.
(6)The amount shown includes 43,179 shares of common stock held by Mr. Swift’s spouse and 151,905 held in two trusts for which Mr. Swift or his spouse serves as trustee.
(7)The amount shown includes 84 shares of common stock held by a trust for which Mr. Woodring serves as trustee.

2021 Proxy Statement	69

INFORMATION ON STOCK OWNERSHIP
CERTAIN SHAREHOLDERS
The following table shows those persons known to the company as of February 16, 2021 to be the beneficial owners of more than 5% of our common stock. In furnishing the information below, we have relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	38,908,481(2)	10.86%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	24,677,290(3)	6.9%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	20,413,518(4)	5.6%
State Street Corporation One Lincoln Street Boston, MA 02111	19,738,870(5)	5.51%
(1)The percentages contained in this column are based solely on information provided in Schedules 13G or 13G/A filed with the SEC by each of the beneficial owners listed above regarding their respective holdings of our common stock as of December 31, 2020.
(2)This information is based solely on information contained in a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group to report that it was the beneficial owner of 38,908,481 shares of our common stock as of December 31, 2020. Vanguard has (i) sole power to vote or to direct the vote with respect to none of such shares; (ii) shared power to vote or to direct the vote with respect to 578,011 of such shares, (iii) sole power to dispose or direct the disposition with respect to 37,323,787 of such shares and (iv) the shared power to dispose or direct the disposition of 1,584,694 of such shares.
(3)This information is based solely on information contained in a Schedule 13G/A filed on January 29, 2021 by BlackRock, Inc. to report that it was the beneficial owner of 24,677,290 shares of our common stock as of December 31, 2020. BlackRock has (i) sole power to vote or to direct the vote with respect to 21,087,803 of such shares; (ii) shared power to vote or to direct the vote with respect to none of such shares; (iii) sole power to dispose or direct the disposition of 24,677,290 of such shares; and (iv) shared power to dispose or direct the disposition of none of such shares.
(4)This information is based solely on information contained in a Schedule 13G/A filed on January 25, 2021 by JPMorgan Chase & Co. to report that it was the beneficial owner of 20,413,518 shares of our common stock as of December 31, 2020. JPMorgan has (i) sole power to vote or to direct the vote with respect to 19,432,505 of such shares; (ii) shared power to vote or to direct the vote of 40,120 of such shares; (iii) sole power to dispose or to direct the disposition of 20,374,674 of such shares; and (iv) shared power to dispose or to direct the disposition of 26,751 of such shares.
(5)This information is based solely on information contained in a Schedule 13G filed on February 12, 2021 by State Street Corporation to report that it was the beneficial owner of 19,738,870 shares of our common stock as of December 31, 2020. State Street has (i) sole power to vote or to direct the vote with respect to none of such shares; (ii) shared power to vote or to direct the vote with respect to 18,014,795 of such shares and (iii) sole power to dispose or to direct the disposition of none of such shares; and (iv) shared power to dispose or direct the disposition of 19,698,477 of such shares.

70	www.thehartford.com

INFORMATION ABOUT THE HARTFORD’S ANNUAL MEETING OF SHAREHOLDERS
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of copies of the Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and 2020 Annual Report by writing to Donald C. Hunt, Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.
FREQUENTLY ASKED QUESTIONS
The Board of Directors of The Hartford is soliciting shareholders’ proxies in connection with the 2021 Annual Meeting of Shareholders, and at any adjournment or postponement thereof. The mailing to shareholders of the notice of Internet availability of proxy materials took place on or about March 29, 2021.
Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:     Instead of mailing a printed copy of our proxy materials to each shareholder of record, the SEC permits us to furnish proxy materials by providing access to those documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. The notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the notice for requesting them.
Q: How are shares voted if additional matters are presented at the Annual Meeting?
A:     Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, David C. Robinson, Executive Vice President and General Counsel, and Donald C. Hunt, Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.
Q: Who may vote at the Annual Meeting?
A:     Holders of our common stock at the close of business on March 22, 2021 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, we had 357,287,856 shares of common stock outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock you hold on all matters presented at the Annual Meeting.
Participants in The Hartford Investment and Savings Plan (“ISP”) and The Hartford Deferred Restricted Stock Unit Plan (“Bonus Swap Plan”) may instruct plan trustees as to how to vote their shares using the methods described on page 72. The trustees of the ISP and the Bonus Swap Plan will vote shares for which they have not received direction in accordance with the terms of the ISP and the Bonus Swap Plan, respectively.
Participants in The Hartford's Employee Stock Purchase Plan (“ESPP”) may vote their shares as described on page 72.
Q: What vote is required to approve each proposal?

A: Proposal		Voting Standard
1	Election of Directors	A director will be elected if the number of shares voted “for” that director exceeds the number of votes “against” that director.
2	To ratify the appointment of our independent registered public accounting firm	An affirmative vote requires the majority of those shares present in person or represented by proxy and entitled to vote.
3	To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement	An affirmative vote requires the majority of those shares present in person or represented by proxy and entitled to vote.

2021 Proxy Statement	71

INFORMATION ABOUT THE MEETING
Q: What is the difference between a “shareholder of record” and a “street name” holder?
A:     These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare, our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.
Q: How do I vote my shares?
A:     Subject to the limitations described below, you may vote by proxy:

By internet	By telephone

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903

By mailing your Proxy Card	At the annual meeting

Cast your ballot, sign your proxy card and send by mail	Follow the instructions on the virtual meeting site
When voting on any proposal you may vote “for” or “against” the item or you may abstain from voting.
Voting Through the Internet or by Telephone Prior to the Annual Meeting. Whether you hold your shares directly as the shareholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy using the Internet or a telephone by following the instructions provided in the notice you received.
Voting by Proxy Card or Voting Instruction Form. Each shareholder, including any employee of The Hartford who owns common stock through the ISP, the Bonus Swap Plan or the ESPP, may vote by using the proxy card(s) or voting instruction form(s) provided to them. When you return a proxy card or voting instruction form that is properly completed and signed, the shares of common stock represented by that card will be voted as you specified.

Q: Can I vote my shares at the virtual Annual Meeting?
A:     You may vote online during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/HIG2021, entering the 16-digit control number provided on your proxy card, voting instruction form or notice, and following the on-screen instructions.
Q: Can my shares be voted even if I abstain or don’t vote by proxy or attend the Annual Meeting?
A:     If you cast a vote of “abstention” on a proposal, your shares cannot be voted otherwise unless you change your vote (see below). Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote against Proposal #2 and Proposal #3. Note, however, that abstentions will have no effect on Proposal #1, since only votes “for” or “against” a director nominee will be considered in determining the outcome.
Abstentions are included in the determination of shares present for quorum purposes.
If you don’t vote your shares held in “street name,” your broker can vote your shares in its discretion on matters that the NYSE has ruled discretionary. The ratification of Deloitte & Touche LLP as independent registered public accounting firm is a discretionary item under the NYSE rules. If no contrary direction is given, your shares will be voted on this matter by your broker in its discretion. The NYSE deems the election of directors and matters relating to executive compensation as non-discretionary matters in which brokers may not vote shares held by a beneficial owner without instructions from such beneficial owner. Accordingly, brokers will not be able to vote your shares for the election of directors or the advisory vote on compensation of our named executive officers if you fail to provide specific instructions. If you do not provide instructions, a “broker non-vote” results, and the underlying shares will not be considered voting power present at the Annual Meeting. Therefore, these shares will not be counted in the vote on those matters.
If you do not vote shares for which you are the shareholder of record, your shares will not be voted.

72	www.thehartford.com

INFORMATION ABOUT THE MEETING
Q: What constitutes a quorum, and why is a quorum required?
A:     A quorum is required for our shareholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and proxies submitted by brokers (even with limited voting power such as for discretionary matters only) will be considered “present” at the Annual Meeting and counted in determining whether there is a quorum present.
Q: Can I change my vote after I have delivered my proxy?
A:     Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:
1.Entering a new vote prior to the Annual Meeting at www.proxyvote.com or via telephone;
2.Giving written notice of revocation to our Corporate Secretary;
3.Submitting a subsequently dated and properly completed proxy card; or
4.Entering a new vote during the Annual Meeting at www.virtualshareholdermeeting.com/HIG2021 (your attendance at the Annual Meeting will not by itself revoke your proxy).
If you hold shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy by voting online during the virtual Annual Meeting.
Q: Where can I find voting results of the Annual Meeting?
A:     We will announce preliminary voting results at the Annual Meeting and publish the results in a Form 8-K filed with the SEC within four business days after the date of the Annual Meeting.

Q: How can I submit a proposal for inclusion in the 2022 proxy statement?
A:     We must receive proposals submitted by shareholders for inclusion in the 2022 proxy statement relating to the 2022 Annual Meeting no later than the close of business on November 29, 2021. Any proposal received after that date will not be included in our proxy materials for 2022. In addition, all proposals for inclusion in the 2022 proxy statement must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2022 Annual Meeting unless we receive notice of the proposal by Friday, February 18, 2022. Proposals should be addressed to Donald C. Hunt, Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. All proposals must comply with the requirements set forth in our By-laws, a copy of which may be obtained from our Corporate Secretary or on the Corporate Governance page of the investor relations section of our website at http://ir.thehartford.com.
Q: How may I obtain other information about The Hartford?
A:     General information about The Hartford is available on our website at www.thehartford.com. You may view the Corporate Governance page of the investor relations section of our website at http://ir.thehartford.com for the following information, which is also available in print without charge to any shareholder who requests it in writing:

SEC Filings	• Copies of this proxy statement • Annual Report on Form 10-K for the fiscal year ended December 31, 2020 • Other filings we have made with the SEC
Governance Documents
 • Articles of Incorporation
 • By-laws
 • Corporate Governance Guidelines (including guidelines for determining director independence and qualifications)
 • Charters of the Board’s committees
 • Code of Ethics and Business Conduct
 • Code of Ethics and Business Conduct for Members of the Board of Directors

Written requests for print copies of any of the above-listed documents should be addressed to Donald C. Hunt, Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.
For further information, you may also contact our Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

2021 Proxy Statement	73

INFORMATION ABOUT THE MEETING
OTHER INFORMATION
As of the date of this proxy statement, the Board of Directors has no knowledge of any business that will be properly presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.
Present and former directors and present and former officers and other employees of the company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The company has engaged Morrow Sodali LLC to solicit proxies for the Annual Meeting for a fee of $13,000, plus the payment of Morrow’s out-of-pocket expenses. The company will bear all expenses relating to the solicitation of proxies.
The proxy materials are available to you via the Internet. Shareholders who access the company’s materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts. The notice of Internet availability contains instructions as to how to access and review these materials. You may also refer to the notice for instructions regarding how to request paper copies of these materials.
We hereby incorporate by reference into this proxy statement “Item 10: Directors, Executive Officers and Corporate Governance of The Hartford” and “Item 12: Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
By order of the Board of Directors,
Donald C. Hunt
Corporate Secretary
Dated: March 29, 2021
SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING. A SHAREHOLDER MAY REVOKE THEIR PROXY AND VOTE AT THE VIRTUAL ANNUAL MEETING (STREET HOLDERS MUST OBTAIN A LEGAL PROXY FROM THEIR BROKER, BANKER OR TRUSTEE TO VOTE AT THE VIRTUAL ANNUAL MEETING).

74	www.thehartford.com

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The Hartford uses non-GAAP financial measures in this proxy statement to assist investors in analyzing the company's operating performance for the periods presented herein. Because The Hartford's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing The Hartford's non-GAAP financial measures to those of other companies. Definitions and calculations of non-GAAP and other financial measures used in this proxy statement can be found below and in The Hartford's Investor Financial Supplement for fourth quarter 2020, which is available on The Hartford's website, https:// ir.thehartford.com.
Core Earnings: The Hartford uses the non-GAAP measure core earnings as an important measure of the Company’s operating performance. The Hartford believes that core earnings provides investors with a valuable measure of the performance of the Company’s ongoing businesses because it reveals trends in our insurance and financial services businesses that may be obscured by including the net effect of certain items. Therefore, the following items are excluded from core earnings:
•Certain realized capital gains and losses - Some realized capital gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting aspects of our business. Accordingly, core earnings excludes the effect of all realized gains and losses that tend to be highly variable from period to period based on capital market conditions. The Hartford believes, however, that some realized capital gains and losses are integrally related to our insurance operations, so core earnings includes net realized gains and losses such as net periodic settlements on credit derivatives. These net realized gains and losses are directly related to an offsetting item included in the income statement such as net investment income.
•Restructuring and other costs - Costs incurred as part of a restructuring plan are not a recurring operating expense of the business.
•Loss on extinguishment of debt - Largely consisting of make-whole payments or tender premiums upon paying debt off before maturity, these losses are not a recurring operating expense of the business.
•Gains and losses on reinsurance transactions - Gains or losses on reinsurance, such as those entered into upon sale of a business or to reinsure loss reserves, are not a recurring operating expense of the business.
•Integration and transaction costs in connection with an acquired business - As transaction costs are incurred upon acquisition of a business and integration costs are completed within a short period after an acquisition, they do not represent ongoing costs of the business.
•Change in loss reserves upon acquisition of a business - These changes in loss reserves are excluded from core earnings because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition.
•Deferred gain resulting from retroactive reinsurance and subsequent changes in the deferred gain - Retroactive reinsurance agreements economically transfer risk to the reinsurers and including the full benefit from retroactive reinsurance in core earnings provides greater insight into the economics of the business.
•Change in valuation allowance on deferred taxes related to non-core components of pre-tax income - These changes in valuation allowances are excluded from core earnings because they relate to non-core components of pre-tax income, such as tax attributes like capital loss carryforwards.
•Results of discontinued operations - These results are excluded from core earnings for businesses sold or held for sale because such results could obscure the ability to compare period over period results for our ongoing businesses.
In addition to the above components of net income available to common stockholders that are excluded from core earnings, preferred stock dividends declared, which are excluded from net income available to common stockholders, are included in the determination of core earnings. Preferred stock dividends are a cost of financing more akin to interest expense on debt and are expected to be a recurring expense as long as the preferred stock is outstanding.
Net income (loss) and net income (loss) available to common stockholders are the most directly comparable U.S. GAAP measures to core earnings. Core earnings should not be considered as a substitute for net income (loss) or net income (loss) available to common stockholders and does not reflect the overall profitability of the Company’s business. Therefore, The Hartford believes that it is useful for investors to evaluate net income (loss), net income (loss) available to common stockholders, and core earnings when reviewing the Company’s performance. Below is a reconciliation of net income (loss) available to common stockholders to core earnings for the years ended Dec. 31, 2020 and 2019.

2021 Proxy Statement	75

APPENDIX A

($ in millions)	Year Ended Dec. 31, 2020	Year Ended Dec. 31, 2019
Net income available to common stockholders	$1,716	$2,064
Adjustments to reconcile net income available to common stockholders to core earnings:
Net realized capital losses (gains), excluded from core earnings, before tax	18	(389)
Restructuring and other costs, before tax	104	—
Loss on extinguishment of debt, before tax	—	90
Loss on reinsurance transaction, before tax	—	91
Integration and transaction costs associated with acquired business, before tax	51	91
Change in loss reserves upon acquisition of a business, before tax	—	97
Change in deferred gain on retroactive reinsurance, before tax	312	16
Income tax expense (benefit)(1)	(115)	2
Core Earnings	$2,086	$2,062
(1) Primarily represents federal income tax expense (benefit) related to before tax items not included in core earnings. The year ended December 31, 2020 included a tax benefit of $18 related to the loss on sale of Continental Europe Operations.

Compensation Core Earnings: As discussed under “Annual Incentive Plan Awards” on page 42, at the beginning of each year, the Compensation Committee approves a definition of “Compensation Core Earnings,” a non-GAAP financial measure. Compensation Core Earnings is used to set AIP award targets and threshold levels below which no AIP award is earned. Below is the Compensation Committee’s 2020 definition of “Compensation Core Earnings” and a reconciliation of core earnings to this non-GAAP financial measure.

($ in millions)
2020 Core Earnings as reported	$2,086
Adjusted for, after tax:
Income (losses) associated with the cumulative effect of accounting changes and accounting extraordinary items	—
Total catastrophe losses, including reinstatement premiums, state catastrophe fund assessments and terrorism losses, that are (below) or above the annual catastrophe budget	(319)
Prior accident year reserve development associated with asbestos and environmental reserves, net of reinsurance recoveries, included in core earnings	—
Entire amount of a (gain) or loss (or such percentage of a gain or loss as determined by the Compensation Committee) associated with any other unusual or non-recurring item, including but not limited to reserve development, litigation and regulatory settlement charges and/or prior/current year non-recurring tax benefits or charges	18
Total equity method earnings that are below or (above) the 2020 operating budget from the limited partnership that owns Talcott Resolution	(21)
Total Hartford Funds earnings that are below or (above) the 2020 operating budget	3
Compensation Core Earnings	$1,767

76	www.thehartford.com

APPENDIX A
Core Earnings Margin: The Hartford uses the non-GAAP measure core earnings margin to evaluate, and believes it is an important measure of, the Group Benefits segment's operating performance. Core earnings margin is calculated by dividing core earnings by revenues, excluding buyouts and realized gains (losses). Net income margin, calculated by dividing net income by revenues, is the most directly comparable U.S. GAAP measure. The Company believes that core earnings margin provides investors with a valuable measure of the performance of Group Benefits because it reveals trends in the business that may be obscured by the effect of buyouts and realized gains (losses) as well as other items excluded in the calculation of core earnings. Core earnings margin should not be considered as a substitute for net income margin and does not reflect the overall profitability of Group Benefits. Therefore, the Company believes it is important for investors to evaluate both core earnings margin and net income margin when reviewing performance. Below is a reconciliation of net income margin to core earnings margin for the year ended Dec. 31, 2020.

Margin	Year Ended Dec. 31, 2020
Net income margin	6.4%
Adjustments to reconcile net income margin to core earnings margin:
Net realized capital losses (gains) excluded from core earnings, before tax	(0.4)%
Integration and transaction costs associated with acquired business, before tax	0.3%
Income tax benefit	—%
Impact of excluding buyouts from denominator of core earnings margin	0.1%
Core earnings margin	6.4%

Core Earnings Return on Equity: The Company provides different measures of the return on stockholders' equity (ROE). Core earnings ROE is calculated based on non-GAAP financial measures. Core earnings ROE is calculated by dividing (a) the non-GAAP measure core earnings for the prior four fiscal quarters by (b) the non-GAAP measure average common stockholders' equity, excluding AOCI. Net income ROE is the most directly comparable U.S. GAAP measure. The Company excludes AOCI in the calculation of core earnings ROE to provide investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to the Company's business operations. The Company provides to investors return on equity measures based on its non-GAAP core earnings financial measure for the reasons set forth in the core earnings definition. A reconciliation of consolidated net income (loss) ROE to Consolidated Core earnings ROE is set forth below.

	Last Twelve Months Ended Dec. 31, 2020	Last Twelve Months Ended Dec. 31, 2019	Last Twelve Months Ended Dec. 31, 2018
Net Income (loss) available to common stockholders ROE	10.0%	14.4%	13.7%
Adjustments to reconcile net income (loss) available to common stockholders ROE to core earnings ROE:
Net realized capital losses (gains), excluded from core earnings, before tax	0.1	(2.7)	0.9
Restructuring and other costs, before tax	0.6	—	—
Loss on extinguishment of debt, before tax	—	0.6	—
Loss on reinsurance transaction, before tax	—	0.6	—
Integration and transaction costs associated with an acquired business, before tax	0.3	0.6	0.4
Changes in loss reserves upon acquisition of a business, before tax	—	0.7	—
Change in deferred gain on retroactive reinsurance, before tax	1.8	0.1	—
Income tax expense (benefit) on items not included in core earnings	(0.7)	—	(0.6)
Loss (income) from discontinued operations, after tax	—	—	(2.5)
Impact of AOCI, excluded from denominator of Core Earnings ROE	0.6	(0.7)	(0.3)
= Core earnings ROE	12.7%	13.6%	11.6%

2021 Proxy Statement	77

APPENDIX A
Compensation Core ROE: As discussed under "Long-Term Incentive Awards" on page 45, Compensation Core ROE is used to set performance share targets and threshold levels below which there is no payout. The adjustments described in the left hand column of the table below constitute the Compensation Committee’s 2020 definition of “Compensation Core ROE.” A reconciliation of GAAP net income to Compensation Core ROE for the 2020 performance share awards will not be available until the end of the performance period in 2022. Reconciliations for each year covered by the 2018 performance share awards are provided in the table below, with any variations from the 2020 performance share award definition explained in the notes below the table.

	2020	2019	2018
GAAP net income	$1,737	$2,085	$1,807
Preferred stock dividends	(21)	(21)	(6)
Net income (loss) available to common shareholders	1,716	2,064	1,801
Adjustments to reconcile net income available to common stockholders to core earnings:
Net realized capital losses (gains) excluded from core earnings, before tax	18	(389)	118
Restructuring and other costs, before tax	104	—	—
Loss on extinguishment of debt, before tax	—	90	6
Loss on reinsurance transaction, before tax	—	91	—
Change in loss reserves upon acquisition of a business, before tax	—	97	—
Integration and transaction costs associated with acquired business, before tax	51	91	47
Change in deferred gain on retroactive reinsurance, before tax	312	16	—
Income tax expense (benefit)	(115)	2	(75)
Loss (income) from discontinued operations, after tax	—	—	(322)
Core Earnings as reported	2,086	2,062	1,575
Adjusted for after tax:
Total catastrophe losses, including reinstatement premiums, state catastrophe fund assessments and terrorism losses that are (below) or above the catastrophe budget.(1)	(272)	25	257
Prior accident year reserve development associated with asbestos and environmental reserves recorded in core earnings	—	—	—
Entire amount of a loss (gain) associated with litigation and regulatory settlement charges and/or with prior/current year non-recurring tax benefits or charges	—	—	—
Core Earnings as adjusted	1,814	2,087	1,832
Prior year ending common stockholders' equity, excluding accumulated other comprehensive income (AOCI)	15,884	14,346	12,831
Current year ending common stockholders' equity, excluding AOCI	17,052	15,884	14,346
Average common stockholders' equity, excluding AOCI	16,468	15,115	13,589
Compensation Core ROE	11.0%	13.8%	13.5%
Average of 2018, 2019 and 2020 Compensation Core ROE = 12.8%
(1)The catastrophe budget for each year will be based on the multi-year outlook finalized in the first quarter of the year of grant.  The catastrophe budget will be adjusted only for changes in exposures between what is assumed in the multi-year outlook versus exposures as the book is actually constituted in each respective year.

78	www.thehartford.com

APPENDIX A
Underlying Combined Ratio: This non-GAAP financial measure of underwriting results represents the combined ratio before catastrophes, prior accident year development and current accident year change in loss reserves upon acquisition of a business. Combined ratio is the most directly comparable GAAP measure. The underlying combined ratio represents the combined ratio for the current accident year, excluding the impact of current accident year catastrophes and current accident year change in loss reserves upon acquisition of a business. The Company believes this ratio is an important measure of the trend in profitability since it removes the impact of volatile and unpredictable catastrophe losses and prior accident year loss and loss adjustment expense reserve development. The changes to loss reserves upon acquisition of a business are excluded from underlying combined ratio because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition as such trends are valuable to our investors' ability to assess the Company's financial performance. Below is a reconciliation of combined ratio to the underlying combined ratio for individual reporting segments for the year-ended December 31, 2020.

	Commercial Lines	Personal Lines
Combined Ratio	100.4	75.5
Impact of current accident year catastrophes and PYD on combined ratio	(5.0)	7.7
Current accident year change in loss reserves upon acquisition of a business	—	—
= Underlying Combined Ratio	95.5	83.1

2021 Proxy Statement	79

VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/HIG2021
You may attend the meeting via the Internet and vote during the meeting. Have your 16-digit control number to access the above meeting web site and follow the instructions.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. ONE HARTFORD PLAZA MAILSTOP# H0-1-09 HARTFORD PLAZA HARTFORD, CT 06155

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D08224-P36527-Z76824	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
The Board of Directors recommends you vote "FOR" all nominees for election as directors:

1. Election of Directors		For	Against	Abstain

1a.	Robert B. Allardice, III	o	o	o	The Board of Directors recommends you vote "FOR" proposals 2 and 3.		For	Against	Abstain

1b.	Larry D. De Shon	o	o	o	2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021	o	o	o

1c.	Carlos Dominguez	o	o	o	3.	Management proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement	o	o	o

1d.	Trevor Fetter	o	o	o

1e.	Donna James	o	o	o

1f.	Kathryn A. Mikells	o	o	o

1g.	Michael G. Morris	o	o	o

1h.	Teresa W. Roseborough	o	o	o
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1i.	Virginia P. Ruesterholz	o	o	o

1j.	Christopher J. Swift	o	o	o

1k.	Matthew E. Winter	o	o	o

1l.	Greig Woodring	o	o	o

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

The Hartford Financial Services Group, Inc.
2021 Annual Meeting of Shareholders

May 19, 2021 at 12:30 P.M.

Our Annual Meeting can be accessed virtually* at:
www.virtualshareholdermeeting.com/HIG2021

*In light of the ongoing COVID-19 pandemic, to support the health and well-being of our shareholders, employees, partners and communities, the Annual Meeting will be held in a virtual meeting format via audio webcast only, and will not be held at a physical location.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D08225-P36527-Z76824

THE HARTFORD FINANCIAL SERVICES GROUP, INC. Annual Meeting of Shareholders May 19, 2021 12:30 P.M.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David C. Robinson, Executive Vice President and General Counsel, and Donald C. Hunt, Corporate Secretary, and each of them, as proxies of the undersigned, each with power to appoint their substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company") held of record, and all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Hartford Investment and Savings Plan ("ISP") and the Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan"), which the undersigned is entitled to vote if personally present at the virtual Annual Meeting of Shareholders of the Company to at 12:30 P.M. E.D.T. at www.virtualshareholdermeeting.com/HIG2021, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

If you own additional shares of common stock in a "street name" capacity (i.e. through a broker, nominee or some other agency that holds common stock for your account), including shares held in the Company's Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee.

Shares of common stock for the accounts of Company employees who participate in the ISP and the Stock Unit Plan are held of record and are voted by the respective trustees of these plans. This card provides instructions to plan trustees for voting plan shares. To allow sufficient time for the trustees to tabulate the vote of plan shares, you must vote by telephone or online or return this proxy so that it is received by 5:00 p.m. E.D.T. on May 17, 2021.

Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. IF NO DESIGNATION IS MADE, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS: "FOR" THE ELECTION OF DIRECTOR NOMINEES NAMED IN ITEM 1, AND "FOR" ITEMS 2 AND 3. Please sign, date, and return this Proxy, or vote by telephone or through the Internet.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 19, 2021.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.	Meeting Information*
	Meeting Type:	Annual Meeting
	For holders as of:	March 22, 2021
	Date: May 19, 2021	Time: 12:30 PM EDT
	Location:	Meeting live via the Internet-please visit ww.virtualshareholdermeeting.com/HIG2021
The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/HIG2021. Have your 16-digit control number available (printed in the box marked by the arrow located on the following page).
THE HARTFORD FINANCIAL SERVICES GROUP, INC. ONE HARTFORD PLAZA MAILSTOP# H0-1-09 HARTFORD PLAZA HARTFORD, CT 06155	* In light of the ongoing COVID-19 pandemic, to support the health and well-being of our shareholders, employees, partners and communities, the Annual Meeting will be held in a virtual meeting format via audio webcast only, and will not be held at a physical location.
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and 2020 Annual Report

How to View Online:
Have the information that is printed in the box marked by the arrow ➔		XXXX XXXX XXXX XXXX	(located on the following
page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked
by the arrow ➔	XXXX XXXX XXXX XXXX	(located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make requests for paper or e-mail copies using any of the methods above on or before May 5, 2021 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote By Internet:
Before the Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked
by the arrow ➔	XXXX XXXX XXXX XXXX	(located on the following page) available and follow the instructions

During the Meeting:
Go to www.virtualshareholdermeeting.com/HIG2021. Have the information that is printed in the box marked
by the arrow ➔	XXXX XXXX XXXX XXXX	(located on the following page) available and follow the instructions

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote
FOR all nominees for election as directors:

1.	Election of Directors		The Board of Directors recommends you vote FOR proposals 2 and 3.

	1a.	Robert B. Allardice, III	2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021

	1b.	Larry D. De Shon	3.	Management proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement

	1c.	Carlos Dominguez

	1d.	Trevor Fetter	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1e.	Donna James

	1f.	Kathryn A. Mikells

	1g.	Michael G. Morris

	1h.	Teresa W. Roseborough

	1i.	Virginia P. Ruesterholz

	1j.	Christopher J. Swift

	1k.	Matthew E. Winter

	1l.	Greig Woodring